EXHIBIT 10.2

LEASE AGREEMENT

7501 FANNIN HOUSTON, TEXAS

BY AND BETWEEN

CAMBRIDGE PROPERTIES,

a sole proprietorship of Dr. Timothy L. Sharma

(“LANDLORD”)

AND

UNIVERSITY HOSPITAL SYSTEMS, LLP,

a Delaware limited liability partnership

(“TENANT”)

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TABLE OF CONTENTS

(CONTINUED)

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TABLE OF CONTENTS

(CONTINUED)

		Page

SEC. 47.	EXHIBITS	36

SEC. 48.	DTPA INAPPLICABLE	36

SEC. 49.	WAIVER OF TENANT RIGHTS AND BENEFITS UNDER SECTION 93.012, TEXAS PROPERTY CODE	36

SEC. 50.	SPECIAL DAMAGES	36

SEC. 51.	RIGHT OF FIRST OFFER	36

SEC. 52.	TEXAS DEPARTMENT OF HEALTH APPROVAL	37

SEC. 53.	APPROVAL BY LANDLORD’S MORTGAGEE	38

SEC. 54.	BUILDING PLANS	38

SEC. 55.	[RIGHTS OF EXISTING TENANTS	38

EXHIBITS:

EXHIBIT A	-	FLOOR PLAN OF THE LEASED PREMISES
EXHIBIT B	-	LEGAL DESCRIPTION OF THE LAND
EXHIBIT C	-	EXTENSION OPTION RIDER
EXHIBIT D	-	RULES AND REGULATIONS
EXHIBIT E	-	ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT F	-	TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT G	-	TENANT’S WORK LETTER
EXHIBIT H	-	LETTER AGREEMENT
EXHIBIT I	-	RESTRICTIONS AND EXCLUSIVE USES APPLICABLE TO LEASED PREMISES
EXHIBIT J	-	PARKING RULES AND REGULATIONS

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LEASE AGREEMENT

This Lease Agreement (this “Lease Agreement”) is made and entered into as of the Effective Date set forth on the signature page between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma, hereinafter referred to as “Landlord”, and UNIVERSITY HOSPITAL SYSTEMS, LLP, a Delaware limited liability partnership, hereinafter referred to as “Tenant”.

WITNESSETH:

SEC. 1. LEASED PREMISES: In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:

A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately 69,050 square feet of Net Rentable Area consisting of approximately 10,532 square feet of Net Rentable Area on the first floor and approximately 19,506 square feet of Net Rentable Area on each of the second, third and fourth floors as indicated on the floor plans attached hereto as Exhibit “A” (the “Leased Premises”) in the office building (the “Building”) located on that certain tract or parcel of land more particularly described by metes and bounds on Exhibit “B” attached hereto and made a part hereof for all purposes (the “Land”), which Building is located at 7501 Fannin Street, Houston, Texas. Facilities and areas of the Building that are intended and designated by Landlord from time to time for the common, general and non-exclusive use of all tenants of the Building are called “Common Areas.” Landlord has the exclusive control over and right to manage the Common Areas. In addition, Landlord shall have the exclusive use and control over all other areas of the Building not designated as Common Areas nor leased exclusively to tenants of the Building, which include, but are not limited to, all risers, horizontal and vertical shafts and telephone closets in the Building.

B. The term “Net Rentable Area” shall mean the net rentable area measured according to standards similar to the standards published by the Building Owners and Managers Association International, Publication ANSI Z 65.1-1996, as amended from time to time. Upon delivery of the Leased Premises, Landlord shall cause Page Southerland Page to calculate the Net Rentable Area of the Building and the Leased Premises. If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the Net Rentable Area of the Building shall be adjusted and recalculated by using the foregoing method of determining Net Rentable Area.

C. The Leased Premises shall be constructed in accordance with the terms of Exhibit “G” attached hereto and made a part hereof.

SEC. 2. PARKING:

A. Landlord hereby agrees to make available to Tenant and Tenant shall lease from Landlord during the full Term of this Lease Agreement parking permits (hereinafter collectively referred to as the “Parking Permits”) for twenty (20) parking spaces (hereinafter collectively referred to as Tenant’s “Building Basement Spaces”) in the basement of the Building (hereinafter referred to as the “Building Basement”), upon the following terms and conditions:

(1)	All of Tenant’s Building Basement Spaces will be reserved parking spaces;

(2)	Five (5) of the Parking Permits shall be without charge to Tenant for the first five (5) years of the term of this Lease Agreement (the “Free Parking Permits”). Thereafter, Tenant shall pay for the Free Parking Permits at the then prevailing market rental rate for Building Basement Spaces, as determined by Landlord in its good faith discretion;

(3)	Tenant shall pay for the remaining Parking Permits at a rate equal to $100 per month per Parking Permit plus all applicable taxes thereon;

(4)	Landlord will issue to Tenant parking tags, stickers or access cards for the Parking Permits, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the Building Basement; and

(5)	If for any reason Landlord fails or is unable to provide any of Tenant’s Building Basement Spaces covered by the Parking Permits to Tenant at any time during the Term or any renewals or extensions hereof, and such failure continues for five (5) business days after Tenant gives Landlord written notice thereof, then, in addition to all other rights and remedies available to Tenant, Tenant’s obligation to pay rental for any of Tenant’s Building Basement Spaces covered by the Parking Permits which is not provided by Landlord shall be abated for so long as Tenant does not have the use thereof space and Landlord shall use its diligent good faith efforts to provide alternative parking arrangements for the number of vehicles equal to the number of parking spaces covered by the Parking Permits not provided by Landlord. This abatement and offer of alternative parking arrangements shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord’s failure or inability to provide Tenant with such parking spaces.

B. Landlord hereby agrees to make available to Tenant during the full Term of this Lease Agreement one hundred eighty-seven (187) parking spaces (the “Garage Parking Spaces”) in the garage owned by Landlord located south of the Building (the “Garage”), sixty (60) of which shall be on a “take and pay” basis (the “Employee Contract Spaces” and the remaining one hundred twenty-seven (127) spaces being hereinafter referred to as the “Allocated Spaces”). Twenty (20) of the Employee Contract Spaces shall be reserved parking spaces. The Garage Parking Spaces shall be leased on the following terms and conditions:

(1)	Except as set forth above, the Garage Parking Spaces shall be unreserved parking spaces; provided that Landlord reserves the right to designate the location of such Garage Parking Spaces.

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(2)	Tenant shall pay for the reserved Garage Parking Spaces at a rate equal to $100 per month per Garage Parking Space plus all applicable taxes thereon and for unreserved Garage Parking Spaces at a rate equal to $100 per month per Garage Parking Space plus all applicable taxes thereon. To the extent Tenant elects to take and pay for any additional Allocated Spaces, Tenant shall pay for such Allocated Spaces at a rate equal to $100 per month per Allocated Space plus all applicable taxes thereon.

(3)	If for any reason Landlord fails or is unable to provide any of Tenant’s Garage Parking Spaces to Tenant at any time during the Term or any renewals or extensions hereof, and such failure continues for five (5) business days after Tenant gives Landlord written notice thereof, then, in addition to all other rights and remedies available to Tenant, Tenant’s obligation to pay rental for any of Tenant’s Garage Parking Spaces which are not provided by Landlord shall be abated for so long as Tenant does not have the use thereof space and Landlord shall use its diligent good faith efforts to provide alternative parking arrangements for the number of vehicles equal to the number of parking spaces covered by the Garage Parking Spaces not provided by Landlord. This abatement and offer of alternative parking arrangements shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord’s failure or inability to provide Tenant with such parking spaces.

(4)	Notwithstanding anything in this Lease to the contrary, if Tenant fails to provide Landlord with written notice of its desire to use any Allocated Spaces on or prior to the first anniversary of the Commencement Date or for any period thereafter, any such unused space shall be forfeited and Landlord’s obligation to provide any such unused space(s) shall terminate. Except as provided in the following sentence, Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any forfeited space(s). If Tenant requests the return of any previously forfeited space(s), Landlord shall reissue such forfeited space(s) only if such permits are available and for so long as such space(s) remain available, as determined by Landlord in its sole, but reasonable, discretion.

(5)	Subject to paragraph (4) above, Landlord shall make the Allocated Spaces available to Tenant on an unreserved basis upon receipt of thirty (30) days written notice.

C. All parking rentals shall be due and payable to Landlord or its parking manager, as designated in writing by Landlord at the address specified in Section 32 of this Lease (or such other address as may be designated by Landlord in writing from time to time), as additional rent on the first day of each calendar month during the Term.

D. Tenant shall comply with such reasonable, non-discriminatory rules and regulations regarding parking as Landlord may, from time to time, establish, including those rules set forth on Exhibit “J”. A condition of any parking shall be compliance by the parker with

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Garage rules and regulations, including any sticker or other identification system established by Landlord. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

E. Tenant shall defend, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys’ fees) resulting directly or indirectly from the use of the Parking Permits. “Landlord Parties” means (a) Landlord, (b) any lender whose loan is secured by a lien against the Building, (c) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (d) any directors, officers, employee, agents, or contractor of such persons or entities.

F. Landlord shall provide parking in the Garage or in surface lots for visitors to the Building in an area designated by Landlord and in a capacity determined by Landlord to be appropriate for the Building. Landlord reserves the right to charge and collect a fee for parking in the Garage or in the surface lots in an amount determined by the operator of the Garage to be appropriate. Provided that Tenant has not defaulted under this Lease Agreement, Landlord agrees to allow Tenant to validate the parking ticket of Tenant’s visitors with a stamp or other means approved in advance by Landlord, and to bill Tenant for the parking charges so validated by Tenant on a monthly basis. Said visitor parking charges shall be due and payable to Landlord as additional rent within ten (10) days after Tenant’s receipt of such statement. Alternatively, Landlord may establish a parking validation program whereby tenants may, at their option, purchase prepaid parking validation stickers or other means of identification for specific increments of visitor parking charges, which the tenants may then distribute to their visitors and invitees to be submitted to the Garage attendant as payment for the applicable increment of visitor parking charge.

G. Upon the occurrence of an Event of Default under the Lease Agreement, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to terminate the Parking Permits upon three (3) days written notice to Tenant; provided, however if such Event of Default is cured, then the terminated Parking Permits shall be fully restored to Tenant.

H. In the event Landlord intends to construct improvements on the Complex which affect the use of the Garage, Landlord shall have the right to relocate the Garage Parking Spaces on a temporary basis only to any future parking facilities Landlord may construct on the Land or on other land within a reasonable proximity thereto; provided that such relocation is in a manner which does not have a material adverse affect on the operation of Tenant’s business.

SEC. 3. TERM:

A. The term of this Lease Agreement (the “Term”) shall commence on the earlier to occur of (i) the date upon which Tenant opens for business within the Leased Premises, or (ii) twelve (12) months after the Effective Date (such earlier date being herein referred to as the “Commencement Date”) and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on the one hundred twentieth (120th) monthly anniversary of the Commencement Date (the “Expiration Date”).

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B. This Lease Agreement shall be effective as of the Effective Date and in the event Tenant or its agents, employees or contractors enter the Leased Premises prior to the Commencement Date, such entry shall be subject to the terms and conditions of this Lease Agreement, except that the Rent (as hereinafter defined) shall not commence to accrue as a result of such entry until the date specified in Section 6 below.

C. Tenant shall have the option and right to extend the Lease Term under the terms and conditions of Exhibit “C” attached hereto.

SEC. 4. USE:

A. Subject to Sections 51 and 52, the Leased Premises shall be used and occupied by Tenant solely for the operation of (i) a general care hospital and related medical and medical/professional uses, (ii) a pharmacy, (iii) a medical diagnostic laboratory, (iv) a MRI/radiology facility, (v) a physical therapy facility and/or (vi) a rehabilitation services facility and no other purpose (the “Permitted Use”). The Leased Premises shall not be used for any purpose which would tend to lower the character of the Building, or otherwise interfere with standard Building operation.

B. Tenant shall have the exclusive right to operate in the Building a general care facility as a primary and principal use.

SEC. 5. SECURITY DEPOSIT: $115,083.33 payable on the Effective Date (the “Security Deposit”). Upon the occurrence of any Event of Default (as hereinafter defined) by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of Rent (as hereinafter defined) and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount thereof existing prior to such application. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination of this Lease Agreement; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all rentals or other sums due hereunder that have not been paid in full by Tenant and/or (b) reasonable costs for cleaning and repairing the Leased Premises if Tenant shall fail to deliver same at the termination of this Lease in a broom clean condition and otherwise in accordance with the terms and conditions of this Lease Agreement. Tenant shall not be entitled to any interest on the security deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of an Event of Default by Tenant.

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SEC. 6. BASE RENT:

A. As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay as base rent according to the following schedule (the “Base Rent”):

Months after Commencement Date	Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Base Rent
1-60	$20.00	$1,381,000.00	$115,083.33
61-120	$21.50	$1,484,575.00	$123,714.58

Base Rent shall be payable to Landlord at the address specified in Section 32 below (or such other address as may be designated by Landlord in writing from time to time) in legal tender of the United States of America, in advance, without demand, set-off or counterclaim, on the first day of each calendar month during the term hereof and any extensions or renewals hereof; provided, however, the first monthly payment of Base Rent shall be made on the Commencement Date. In the event the final determination of Net Rentable Area within the Leased Premises is not the same as the approximate total square footage of the Leased Premises set forth in Section 1 of this Lease Agreement, then all terms and provisions of this Lease Agreement that are dependent upon the size of the Leased Premises, including, without limitation, Base Rent and Tenant’s pro rata share, will automatically be altered without the need for any further documentation; provided that Tenant agrees to execute an amendment to this Lease Agreement reflecting such changes within ten (10) days after Landlord delivers to Tenant a written lease amendment reflecting such changes.

B. All Rent (as hereinafter defined) shall bear interest from the date due until paid at the greater of (i) two percent (2%) above the “prime rate” per annum of JPMorgan Chase Bank, a New York banking corporation or its successor (“Chase”) in effect on said due date (or if the “prime rate” be discontinued, the base reference rate then being used by Chase to define the rate of interest charged to commercial borrowers) or (ii) twelve percent (12%) per annum (the “Interest Rate”); provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the “Maximum Rate”) permitted by the applicable laws of the State of Texas or the United States of America, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the weekly ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect.

C. If the Term of this Lease as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month.

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SEC. 7. ADDITIONAL RENT:

A. As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each calendar year beginning on the first (1st) day of the fifth (5th) month after the Effective Date, as additional rent (the “Additional Rent”), Tenant’s pro rata share of the Operating Expenses (as hereinafter defined) for that year. Tenant’s pro rata share shall be a fraction, the numerator of which is the Net Rentable Area in the Leased Premises and the denominator of which is the Net Rentable Area in the Building.

B. All Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term “Operating Expenses” as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities (including the Building Basement and the Garage) (the Building, the Land and said additional facilities being hereinafter sometimes referred to as the “Complex”), including but not limited to the following:

(1)	Wages and salaries of the dedicated on-site personnel of any management company engaged to manage the Complex and of all employees engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto.

(2)	All supplies, tools, equipment and materials used in operation and maintenance of the Complex.

(3)	Cost of all utilities for the Complex, including but not limited to the costs of water and power, heating, lighting, air conditioning and ventilation.

(4)	Cost of all janitorial service, maintenance and service agreements for the Complex and the equipment therein, including alarm service, security service, window cleaning, janitorial service and elevator maintenance.

(5)	Cost of all insurance relating to the Complex which Landlord may elect to obtain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord’s personal property used in connection therewith; provided that such insurance is comparable to insurance maintained by landlords of comparable buildings or is otherwise required by Landlord’s Mortgagee.

(6)

All taxes and assessments and other governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others

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subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Complex or its operation excluding, however, federal and state taxes on income; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance.

(7)	Amortization of the cost of installation of capital investment items that are hereafter installed for the purpose of reducing Operating Expenses to the extent of any such reduction or which may be required by any laws, ordinances, orders, rules, regulations and requirements hereafter enacted which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

(8)	The property management fees incurred by Landlord and the office expenses for Landlord’s on site office not to exceed three percent (3%) of gross rentals receipts from the Building.

(9)	Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex.

C. Notwithstanding anything to the contrary set forth in this Lease, in no event, however, shall Operating Expenses include any of the following:

(1)	all costs and expenses of leasing space in the Complex, including advertising, promotion, other marketing, commissions, legal fees, allowances, and all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any leasable space made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing;

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(2)	all costs and expenses of providing any above-standard service to any tenant or occupant of, or to any leasable space in, the Building or the Complex, e.g. overtime HVAC, supplemental chilled or condenser water, extra-cleaning, or overtime elevator service, or any other service (or level or amount of any such service) in excess of that required by this Lease to be provided to Tenant free of separate or additional charge;

(3)	any electricity that is above-standard and/or separately metered for any leasable space in the Building (unless electricity is required to be furnished to Tenant free of separate or additional charge);

(4)	all costs and expenses in excess of any commercially reasonable deductible amount maintained by Landlord arising from any fire or other casualty or which could have been covered by an “all-risk” insurance policy; all costs and expenses arising from negligence or other tortious conduct or which could have been covered by a commercial general liability insurance policy required to be maintained pursuant to Section 30 hereunder;

(5)	all costs and expenses arising out of (i) any violation of any law or legal requirement, (ii) any violation or breach of any lease of space in the Building or the Complex, or (iii) other breach of contract;

(6)	ground lease rents;

(7)	except as expressly permitted in Section 7(B) above, depreciation, amortization and debt service and other financing expenses;

(8)	labor costs for personnel above the grade of building manager; all labor costs allocable to any part of an employee’s time during which such employee is not engaged in the operation and maintenance of the Building;

(9)	any amount paid or incurred to any affiliate of Landlord or of any of its agents, in excess of the amount which would have been paid or incurred on an open market basis in the absence of such affiliation;

(10)	general corporate overhead of Landlord or of any of its agents;

(11)	any management fee in excess of that which would have been charged by a reputable unaffiliated management company; and any costs and expenses which, if the Building or the Complex had been managed by such a company being paid such a fee, would have been customarily borne by such company without separate reimbursement;

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(12)	costs and expenses of any special events (e.g. receptions, concerts) for which Landlord charges a fee or receives income;

(13)	legal, architectural, engineering, accounting and other professional fees;

(14)	costs and expenses attributable to any hazardous wastes, substances, or materials or any testing, investigation, management, maintenance, remediation, or removal thereof;

(15)	charitable or political contributions;

(16)	costs and expenses arising out of any latent defects in the Building, or the correction thereof;

(17)	the costs of acquisition of all sculptures, paintings, and other works of art;

(18)	any other cost or expense not attributable to the operation, maintenance, replacement, repair and management of the Complex.

D. If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant’s Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and such calculation shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

E. On or about January 1 of each calendar year during the Term, Landlord shall deliver to Tenant Landlord’s good faith estimate (the “Estimated Additional Rent”) of Tenant’s Additional Rent for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year’s estimate. From time to time during any calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.

F. Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent (the “Year-End Statement”). If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option,

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by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to as “Rent”.

G. Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety-five percent (95%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than ninety-five percent (95%) of the Net Rentable Area of the Building is not provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utility costs, management fees and janitorial costs) so that the total Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building standard services during that year.

H. Notwithstanding any other provision herein to the contrary, beginning after the expiration of the first Lease year, Operating Expenses (other than Uncontrollable Expenses) will not increase in any Lease year thereafter by more than five percent (5%) of Tenant’s pro rata share of Operating Expenses for the previous full Lease year on a cumulative basis for any two (2) consecutive lease year period (otherwise such cap shall be on a non-cumulative basis). “Uncontrollable Expenses” shall mean personal property taxes, general and special assessments levied by any governmental authority, insurance premiums, utility costs, costs incurred in complying with any law enacted after the Commencement Date, wages and salaries affected by the minimum wage and other costs beyond the reasonable control of Landlord to the extent generally recognized by landlords of comparable buildings as uncontrollable expenses.

I. All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address specified in Section 32 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.

J. Landlord shall maintain in an orderly manner all of its books and records (collectively, the “Records”) pertaining to Operating Expenses for a period of one (1) year after the completion of the calendar year to which such costs were incurred. Landlord shall maintain such records on a current basis, in a manner consistent with the provisions of this Lease and in sufficient detail to facilitate, at Tenant’s expense, Tenant’s audit, review and photocopying thereof. Upon reasonable prior notice to Landlord (which shall not be less than ten (10) days prior notice) on or before the earlier of (i) nine (9) months after the end of any calendar year or

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(ii) three (3) months after receiving a bill for any Operating Expenses applicable to a prior calendar year, the Records shall, during Landlord’s regular business hours at times mutually acceptable to Landlord and Tenant at the office of Landlord or its managing agent, be made available to Tenant, Tenant’s internal auditing personnel and/or an independent auditor selected by Tenant for purposes of auditing, reviewing and photocopying the Records. If Tenant disputes any Year-End Statement and such dispute is not settled by Landlord and Tenant within thirty (30) days after the same arises, or such longer period to which they may mutually agree, such dispute may, at the option of either party, be submitted to arbitration in accordance with Section 37 of this Lease. Pending the determination of any such dispute by agreement, arbitration or otherwise, Tenant shall pay the amounts due (if any) pursuant to the applicable Year-End Statement, and any such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, then Landlord, within ten (10) days after such determination, shall refund to Tenant the amount of Tenant’s overpayment of the Operating Expenses resulting from compliance with the Year-End Statement; and if it is determined that Tenant underpaid, Tenant shall pay Landlord the amount of Tenant’s underpayment within ten (10) days after such determination. Notwithstanding the foregoing, if Tenant’s pro rata share of Operating Expenses for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts on a non-contingent fee basis paid by Tenant to third parties in connection with such audit by Tenant, such amounts not to exceed $3,000.00. In connection with its audit rights hereunder, Tenant agrees that (i) it will not employ any auditor, accounting firm or consultant who is to be compensated in whole or in part, on a contingency fee basis; (ii) such auditory, accounting firm or consultant will affirmatively covenant in writing to Landlord that it will not solicit or contact engagements from other tenants of the Building in addition to the confidentiality agreement required below; (iii) all copies of Landlord’s records shall be made at Tenant’s or such auditor’s reasonable expense and Landlord shall only be obligated to provide the reasonable, non-exclusive use of its copier(s) to such auditor; and (iv) Tenant may not assign any claim it might have against Landlord to such auditor or any third party. In connection with any such audit or review, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, Tenant and Tenant’s accountants, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review except to its or their officers, directors, employees, agents, advisors, consultants or attorneys on a “need to know” basis or as otherwise required by law or as required in connection with any litigation.

SEC. 8. SERVICE AND UTILITIES:

A. Landlord shall furnish the following services and amenities (collectively, the “Required Services”) to Tenant (and its assignees and sublessees permitted hereunder) while occupying the Leased Premises:

(1)	At all times, domestic water at those points of supply provided for general use of the tenants of the Building;

(2)	Electric lighting service, central heat, ventilation and air conditioning to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, for the comfortable occupancy of the Leased Premises for Tenant’s purposes;

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(3)

From 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. Saturdays (“Business Hours”), but not on New Year’s Day (January 1st), Memorial Day, July 4th, Labor Day, Thanksgiving, the Friday following Thanksgiving and Christmas (December 25th), electric lighting service, central heat, ventilation and air conditioning for all public areas and special service areas of the Building. Notwithstanding the foregoing, Landlord shall provide electric lighting service, central heat, ventilation and air conditioning to the lobby of the Building twenty-four (24) hours a day, seven (7) days a week;

(4)	Janitor service on a five (5) day week basis, in the manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to all tenants in the Building;

(5)	At all times, on-site security personnel and equipment for the Building; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security;

(6)

Twenty-four (24) hours a day, seven (7) days a week, electrical facilities to furnish (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Leased Premises and (ii) power to operate Tenant’s lighting and Tenant’s equipment that operates on 277/480 volts (collectively, the “High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Leased Premises. In the event that the Tenant’s connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, and Landlord agrees to provide such additional load capacities to Tenant (such determination to be made by Landlord in its sole discretion), then Landlord may install and maintain, at Tenant’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof. If Tenant shall consume electrical current in excess of 0.75 kilowatt hours per square foot of Net Rentable Area in the Leased Premises per month, Tenant shall pay to Landlord the actual costs to Landlord to provide such additional consumption as Additional Rent. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of

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standard or average tenant usage of electricity or other utilities in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Leased Premises installed, maintained, and read by Landlord at Tenant’s expense. If any supplemental heating, ventilation and air-conditioning unit is installed in the Leased Premises or serves the Leased Premises (the “Supplemental HVAC Equipment”), Landlord shall install and maintain electrical submeters, at Tenant’s expense, to monitor Tenant’s actual aggregate consumption of electrical power by the Supplemental HVAC Equipment. Tenant shall reimburse Landlord for such consumption as billed as Additional Rent, based on average kilowatt hour or other unit charge over the applicable billing period within thirty (30) days after such billing.

(7)	All Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas outside of the Leased Premises, rest rooms and stairwells; and

(8)	Non-exclusive passenger elevator service to the Leased Premises at all times and non-exclusive freight elevator service during Business Hours.

B. Landlord shall have the right to install an electric current meter, sub-meter or check meter in the Leased Premises or portion thereof, as the case may be, (a “Meter”) to measure the amount of electric current consumed in the Leased Premises. The cost of such Meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay the utility provider directly for submetered electricity including any taxes and other charges in connection therewith. The parties acknowledge that a portion of the first floor of the Building consisting of approximately 4,889 square feet of Net Rentable Area is leased by Landlord to another tenant. The electrical current consumed by such tenant shall be billed to Tenant as a result of the installation of the Meter. Therefore, Landlord hereby agrees to reimburse Tenant a pro rata portion of Tenant’s electrical bill based on a fraction, the numerator of which is 4,889 and the denominator of which is 69,050, within ten (10) days after receipt of an invoice for same and a copy of such bill.

C. No interruption or malfunction of any of such services unless due to Landlord’s non-payment shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent) or grant Tenant any right of set-off or recoupment unless it continues beyond three (3) consecutive business days. In such case, to the extent the Leased Premises or any portion thereof is untenantable, Tenant shall receive an abatement of Rent and all other charges payable hereunder on a per diem basis, commencing on the fourth (4th) business day and continuing until such services are restored and if such interruption continues for more than forty-five (45) consecutive days Tenant may terminate this Lease. In the event less than the entire Leased Premises is subject to such service interruption, the amount of abatement of Rent and other charges Tenant is entitled to receive shall be prorated based upon the percentage of the Leased Premises subject to the service interruption and in which Tenant ceases to operate as a result thereof. In the event of any such interruption within Landlord’s reasonable control, however, Landlord shall use reasonable diligence to restore such service.

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SEC. 9. MAINTENANCE, REPAIRS AND USE:

A. Landlord shall provide for the cleaning and maintenance of the Common Areas of the Building as may be required by normal maintenance operations which shall include painting and landscaping surrounding the Building, repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees, visitors or licensees.

B. Landlord, upon not less than twenty-four (24) hour prior written notice (except in the event of an emergency in which case only such notice as is practicable under the circumstances shall be required), shall have the right to enter the Leased Premises at reasonable hours for the purpose of (i) inspecting the Leased Premises, (ii) making repairs to the Leased Premises permitted or required hereunder, or performing restoration thereof, and (iv) performing the services to be performed by Landlord under this Lease and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

C. Landlord may, at its option and at the cost and expenses of Tenant, repair or replace any damage or injury done to the Complex or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord within ten (10) days after receipt of written request for same along with evidence substantiating such cost. Tenant agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant’s expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in broom-clean condition, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

D. Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is forbidden by law, ordinance or governmental or municipal regulation or order, or permit the maintenance of any public or private nuisance; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

SEC. 10. QUIET ENJOYMENT:

A. Tenant, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.

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B. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its sole discretion to (i) temporarily or permanently change the location of, close, block or otherwise alter any streets, driveways, entrances, corridors, doorways or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant’s access to or use of the Leased Premises, (ii) improve, remodel, add additional floors to or otherwise alter the Building provided such activities do not unreasonably impair Tenant’s access to or use of the Leased Premises, (iii) construct, alter, remodel or repair one or more parking facilities (including garages) on the Land provided such activities do not unreasonably impair Tenant’s access to or use of the Leased Premises, and (iv) convey, transfer or dedicate portions of the Land. In addition, Landlord shall have the right, in its sole discretion, at any time during the Term to attach to any or all of the Building windows a glazing, coating or film or to install storm windows for the purpose of improving the Building’s energy efficiency. Tenant shall not remove, alter or disturb any such glazing, coating or film. The addition of such glazing, coating or film, or the installation of storm windows or the exercise of any of Landlord’s rights pursuant to this Section 10, shall in no way reduce Tenant’s obligations under this Lease Agreement or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord’s obligations hereunder. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be affected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, or on the Land shall in no way affect this Lease Agreement or impose any liability on Landlord. Landlord shall use commercially reasonable efforts to minimize any such noise, dust or vibration and to cause vibrations to occur during non-business hours. Tenant agrees to cooperate with Landlord in furtherance of Landlord’s exercise of any of the rights specified in this Section 10. Landlord agrees to notify Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 10 and all such activities shall be conducted in a manner which does not unreasonably interfere with Tenant’s use of the Leased Premises.

SEC. 11. ALTERATIONS:

A. Tenant shall not make any alterations to the Leased Premises or the Building without first obtaining the written consent of Landlord in each such instance, which consent shall not be unreasonably withheld so long as such alteration (i) would not have an adverse affect on the Building structure or the Building systems or otherwise affect the elevator lobbies or restrooms, (ii) would not affect the exterior appearance of the Building, (iii) comply with all applicable laws, and (iv) would not interfere with another occupant’s normal and customary business operations. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration (each, a “Permitted Alteration”) that (i) is limited to the interior of the Leased Premises and the cost of such alteration does not exceed $100,000.00; and (ii) does not adversely affect the structure of the Building or the Building systems. All alterations made by Tenant shall (unless expressly provided to the contrary in this Lease) be made at Tenant’s sole cost and expense (including all expenses for obtaining any required governmental permits and approvals). Landlord hereby agrees that it shall not unreasonably withhold its consent in the event that Tenant desires, at Tenant’s sole cost and expense, to replace the northwest elevator with an elevator of a size typically used in hospitals.

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B. Prior to commencing any alteration, Tenant shall give notice (each, an “Alteration Notice”) to Landlord thereof, and, to the extent that good construction practice requires plans and specifications to be prepared with respect to such alteration, such notice shall be accompanied by a copy of such plans and specifications. In the case of any alteration that is not a Permitted Alteration (each, a “Material Alteration”), Landlord, within ten (10) days after its receipt of such notice, shall either (i) give its written consent to such Material Alteration, or (ii) deny its consent and request revisions or modifications to such Material Alteration. If (x) Landlord so denies its consent and requests such revisions or modifications, and (y) Tenant wishes to pursue such Material Alteration, then Tenant shall submit such revisions or modifications to Landlord. Within seven (7) days following receipt by Landlord of such revisions or modifications, Landlord shall give its written consent thereto or shall request other revisions or modifications therein (but relating only to the extent Tenant has failed to comply with Landlord’s earlier requests). The preceding two sentences shall be implemented repeatedly until Landlord gives its written consent to the Material Alteration in question. If (i) Landlord fails to deny its consent to a Material Alteration in a writing that sets forth the reasons for such denial within the aforesaid 10-day period, or (ii) Landlord fails to deny its consent to such a revision or modification of a Material Alteration in a writing that sets forth the reasons for such denial within the aforesaid 7-day period, then Tenant shall submit a second notice to Landlord, and if Landlord fails to respond to such second notice within seven (7) days following receipt thereof by Landlord, Landlord shall be deemed to have consented to such Material Alteration or such revision or modification, as the case may be. Any dispute as to whether Landlord’s denial of consent to a Material Alteration was proper shall be determined by arbitration in accordance with Section 37 below. Landlord’s approval of Tenant’s plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant’s use. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all costs (including attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics’ or materialmen’s liens asserted in connection therewith.

C. Tenant shall perform all Tenant alterations with contractors and subcontractors approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

D. Landlord, upon Tenant’s written request, shall (at no expense to Landlord) furnish or execute promptly any documents, information, consents or other materials which are necessary in connection with Tenant’s efforts to obtain any license or permit for the making of any approved or Material Alteration. Prior to commencement of construction of any alterations, Tenant shall deliver to Landlord the building permit, a copy of the executed construction contract covering the alterations, in each case to the extent applicable, and evidence of contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties as additional

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insureds. Tenant shall pay to Landlord within ten (10) days after receipt of written request along with evidence substantiating such cost, a review fee in the amount of Landlord’s actual reasonable professional costs incurred to compensate Landlord for the cost of review and approval of the plans and specifications to the extent applicable. Tenant shall deliver to Landlord a copy of the “as-built” plans and specifications for all alterations or physical additions so made in or to the Leased Premises to the extent applicable, and shall reimburse Landlord for the cost incurred by Landlord to update its current architectural plans for the Building to the extent applicable.

E. Tenant shall not be deemed to be the agent or representative of Landlord in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Complex in connection therewith other than Tenant’s leasehold estate under this Lease Agreement. However, should any mechanics’ or other liens be filed against any portion of the Complex or any interest therein (other than Tenant’s leasehold estate hereunder) by reason of Tenant’s acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within twenty (20) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said twenty (20) day period, which failure shall be deemed to be a default hereunder, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens.

F. Tenant shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Tenant to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant acknowledges and agrees that neither Landlord’s review and approval of Tenant’s plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with such codes, ordinances, rules, regulations and laws.

G. Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Leased Premises to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat. Art 9201) (collectively, the “Accommodation Laws”). Except to the extent provided below, Landlord shall be responsible for making all accommodations and alterations to the Common Areas of the Building necessary to comply with the Accommodation Laws. Notwithstanding the foregoing, Landlord may perform, at Tenant’s sole cost and expense, any accommodations or alterations that are required by the Accommodation Laws to any area outside of the Leased Premises which are triggered by any alterations or additions to the Leased Premises or Tenant’s use of the Leased Premises. Landlord represents and warrants that as of the date hereof, the Building complies with all Accommodation Laws and all other applicable governmental codes, ordinances, rules, regulations and laws.

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SEC. 12. FURNITURE, FIXTURES AND PERSONAL PROPERTY: Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of this Lease Agreement; and (b) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing prior to the installation of any alteration, addition, fixture, equipment or property (other than those initially installed by Tenant pursuant to Exhibit “G” attached hereto), Tenant will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage caused by such removal. In addition, Tenant shall be required prior to the termination of this Lease Agreement to remove all of its telecommunications equipment, including, but not limited to, all switches, cabling, wiring, conduit, racks and boards, whether located in the Leased Premises or in the Common Areas. If Tenant does not complete all removals prior to the termination of this Lease Agreement, Landlord may remove such items (or contract for the removal of such items) and Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord in connection therewith.

SEC. 13. SUBLETTING AND ASSIGNMENT:

A. Except as otherwise set forth herein, Tenant will not assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge and or hypothecate its leasehold interest or grant any concession or license within (or otherwise permit a third party to occupy any portion of) the Leased Premises without the prior express written consent of Landlord, and any attempt to do any of the foregoing without Landlord’s consent shall be void except as specified herein. Any transfer of the majority of the beneficial ownership interest of Tenant (whether stock, partnership interest or otherwise), shall constitute an assignment for purposes of this Lease.

B. Notwithstanding the above, Landlord shall not unreasonably withhold Landlord’s consent to any proposed assignment or subletting by Tenant. Without purporting to limit the circumstances in which it would be reasonable for Landlord to withhold its consent to a proposed assignment or subletting, it shall be deemed reasonable for Landlord to withhold its consent to a proposed assignment or subletting if: (a) the proposed assignee or sublessee does not, in Landlord’s reasonable judgment, possess sufficient financial capability to satisfy the obligations of Tenant hereunder; or (b) the proposed assignee or sublessee proposes to use the Leased Premises for a use other than the Permitted Use; or (c) the nature or identity of such proposed assignee or sublessee would not be in keeping with the type of tenants that are customarily found in comparable projects; or (d) the proposed assignee or sublessee) is a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord or an affiliate of Landlord, (e) the proposed occupancy would (1) materially increase the office cleaning requirements, (2) impose an extra material burden upon

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the services to be supplied by Landlord to Tenant hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or (5) cause material alterations or additions to be made to the Building (excluding the Leased Premises). Landlord shall approve or disapprove a proposed assignment or subletting within twenty (20) days after Landlord’s receipt of a request for approval of an assignment or sublease accompanied by the terms of the proposed assignment or subletting and identity of the proposed assignee or sublessee. If Landlord fails to approve or disapprove any proposed sublease or assignment within such twenty (20) day period, then such proposed sublease or assignment shall be deemed approved.

C. Notwithstanding the foregoing, Landlord’s consent to an assignment or subletting shall not be required if the assignee or subtenant is (a) an “affiliate” (as defined below) of the Tenant, (b) an entity resulting from a merger, consolidation, reorganization or recapitalization of or with Tenant or a purchaser (or other transferee) of all or substantially all of Tenant’s assets and all or substantially all of such Tenant’s liabilities (including the liabilities of Tenant hereunder), so long as the net worth of the resulting entity is equal to or greater than the net worth of the Tenant as of the Effective Date and the assignee agrees to be bound by the terms of this Lease, (c) a third party provider of services incidental to Tenant’s use of the Leased Premises for the Permitted Use so long as such third party’s net worth is equal to or greater than Tenant’s net worth as of the Effective Date, (d) an entity that proposes to use the Leased Premises for the Permitted Use, so long as the net worth of such entity is equal to or greater than Tenant as of the date hereof and as of the Effective Date, or (e) an entity that has a net worth greater than Tenant’s net worth as of the Effective Date and that has entered into a service agreement with Tenant pursuant to the terms of which (i) such entity will provide clinical services for the operation of a medical psychiatric ward in the Leased Premises, (ii) all medical/psychiatric activities will be conducted under Tenant’s hospital license and (iii) all medical/psychiatric patients will be admitted and discharged through Tenant’s general care hospital (each, a “Permitted Transfer”). For purposes hereof, the term “affiliate” means any person or entity means which controls, is controlled by or is under common control with Tenant, including, without limitation, any limited partnership in which Tenant is the general partner. For purposes of the preceding sentence, “control” means either (i) ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question or (ii) the power to direct the management and policies of such entity. Tenant shall give Landlord written notice prior to any such assignment or subletting together with proof reasonably satisfactory to Landlord that the transferee is a permitted transferee as herein described along with a fully executed copy of an instrument approved by Landlord whereby such assignee or sublessee agrees in writing to assume and fully perform and observe the obligations and agreements of Tenant under this Lease Agreement.

D. Notwithstanding any consent by Landlord pursuant to this Section 13, the undersigned Tenant will remain liable (along with each approved assignee who shall automatically become liable for all obligations of Tenant hereunder) and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant and/or any assignee without proceeding in any way against any other person.

E. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 13 as if it were a proposed sublease or assignment by Tenant.

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F. Notwithstanding anything to the contrary in this Section 13, Landlord’s consent shall not be required for Tenant to enter into a service agreement with a third party to the extent such agreement does not constitute an assignment of the Lease or a sublease of the Leased Premises.

SEC. 14. FIRE AND CASUALTY:

A. If the Building shall be partially or totally damaged or destroyed by fire or other casualty, then, unless this Lease is terminated as hereinafter provided, and whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant or its employees, agents, contractors or invitees, Landlord, at its sole expense to the extent insurance proceeds are made available to it (or otherwise applied by Landlord’s Mortgagee), shall perform Landlord’s Restoration Work (as hereinafter defined) with reasonable dispatch and continuity. “Landlord’s Restoration Work” shall mean all of the work necessary to repair and restore the Building (exclusive of “Tenant’s Improvements”) to substantially the same condition as that in which they were in immediately prior to the happening of the fire or other casualty. For purposes hereof, the term “Tenant Improvements” shall mean any alterations, additions or improvements performed by or on behalf of Tenant. Upon completion of Landlord’s Restoration Work, Tenant shall promptly and diligently complete the Leased Premises (and install Tenant’s fixtures, equipment and other personal property) to substantially the same condition as that in which they were immediately prior to the happening of such fire or other casualty (“Tenant’s Restoration Work”) in accordance with the provisions of this Lease and Exhibit “G” provided that Tenant shall not be entitled to Landlord’s Contribution (as defined in Exhibit “G”).

B. If the Leased Premises shall be partially damaged or destroyed or rendered untenantable or inaccessible, then the Rent and all other charges payable hereunder (including, without limitation the Operating Expenses payable hereunder) shall be abated in proportion to the area of the Leased Premises that has been rendered untenantable or inaccessible for the period from the date of such damage or destruction until the earlier of (a) one hundred fifty (150) days after the date on which Landlord’s Restoration Work is substantially completed and Tenant has reasonable access to the Leased Premises for performance of Tenant’s Restoration Work and (b) the date on which Tenant reoccupies the Leased Premises (or such portion thereof) for the normal conduct of its business. If the Leased Premises shall be totally damaged or destroyed or rendered untenantable or inaccessible, Rent and all other charges payable hereunder (including, without limitation the Operating Expenses payable hereunder) shall be fully abated for the period from the date of such damage or destruction until the earlier of (a) one hundred fifty (150) days after the date on which Landlord’s Restoration Work is substantially completed and Tenant has reasonable access to the Leased Premises for performance of Tenant’s Restoration Work and (b) the date on which Tenant reoccupies the Leased Premises (or such portion thereof) for the normal conduct of its business.

C. If the Building or any portion thereof shall be damaged or destroyed by fire or other casualty, then Landlord, within thirty (30) days after the occurrence of the fire or other casualty, shall furnish to Tenant an estimate (the “Estimate”), prepared and certified by

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Landlord’s architect at the time of such casualty or another architect selected by Landlord and reasonably acceptable to Tenant, of the date (the “Estimated Date”) by which Landlord expects (in good faith) the Landlord’s Restoration Work to be completed. If the Estimated Date shall be a date later than one hundred eighty (180) days after the Estimate, then either party may, at its option, terminate this Lease by giving written notice to the other within thirty (30) days after Tenant’s receipt of the Estimate; provided that in the event Landlord fails to timely deliver such Estimate, then Tenant shall send notice thereof to Landlord and Landlord shall have an additional twenty (20) days after receipt of Tenant’s notice to furnish Tenant the Estimate. If Landlord fails to furnish the Estimate within said twenty (20) day period, then Tenant may, at its option, terminate this Lease at any time after expiration of said twenty (20) day period and prior to Tenant’s receipt of the Estimate. In any case where the Estimate does not give rise to Tenant’s termination right as set forth above (as well as any case where Tenant does not elect to exercise its termination right as set forth above), Tenant shall have the right to terminate this Lease, if for any reason, Landlord’s Restoration Work is not completed within one hundred eighty (180) days after the Estimated Date (the “Outside Restoration Date”). Tenant may exercise the termination right described in the preceding sentence by delivering written notice thereof to Landlord at any time following the Outside Restoration Date and prior to the date Landlord completes Landlord’s Restoration Work; provided, however, that the Outside Restoration Date shall be postponed by one day for each day that Landlord is actually delayed in completing such Landlord’s Restoration Work as a result of one or more events of force majeure.

D. If (i) the Building shall be so damaged by a fire of other casualty that substantial alteration or reconstruction of the Building be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty), and (ii) leases (including this Lease) demising at least fifty percent (50%) of the Net Rentable Area of the Building are terminated in connection with such casualty, then Landlord may, at its option, terminate this Lease by giving Tenant notice of such termination at any time within ninety (90) days after the date of such fire or other casualty. If such notice of termination shall be given, then this Lease shall terminate as of the date which is (i) if the entire Leased Premises are untenantable as a result of the casualty, the date of the casualty, or (ii) if the entire Leased Premises are not untenantable as a result of the casualty, the date which is six (6) months after Tenant’s receipt of such termination notice.

E. If (i) the Leased Premises shall be damaged or destroyed by fire or other casualty during the last twenty-four (24) months of the then current Term, (ii) the Estimate indicates that Landlord’s Restoration Work will require a period of time which exceeds 10% of the then remaining Term, and (iii) Tenant, on or prior to the date of the fire or other casualty shall not have elected to extend the then current Term, assuming Tenant had the right to do so, then and in such events, either Landlord or Tenant shall have the right, to be exercised by written notice to the other party given within thirty (30) days of the electing party’s receipt of the Estimate, to terminate this Lease. If either party terminates this Lease as provided in this Section 14, then such termination shall be effective on the date specified in such party’s notice of termination but no later than one hundred eighty (180) days after the date of such notice as if said date were the date fixed for the expiration of the Term.

F. Notwithstanding anything to the contrary contained in this Section 14, if Tenant, within thirty (30) days after its receipt of a termination notice from Landlord given pursuant to this Section 14, shall elect to extend the then current Term, assuming Tenant has the right to do

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so, then Landlord’s termination notice shall be rendered null and void, this Lease shall remain in full force and effect, and Landlord, at its sole expense to the extent insurance proceeds are made available to it (or otherwise applied by Landlord’s Mortgagee), shall perform Landlord’s Restoration Work.

G. Notwithstanding anything contained in this Section 14, but provided Landlord has maintained the insurance required by Section 30 hereof, in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord (or otherwise applied by Landlord’s Mortgagee) from the proceeds of the property insurance carried by Landlord and Landlord shall have no duty to repair or restore any portion of any alterations, additions, installation or improvements in the Leased Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of this Lease Agreement. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of this Lease Agreement.

SEC. 15. CONDEMNATION:

A. Landlord and Tenant shall each notify the other if it becomes aware that there will or might occur a taking (each, a “Taking”) of any portion of the Building or the Garage by condemnation proceedings or by exercise of any right of eminent domain.

B. In the event of the Taking of the entire Leased Premises, this Lease shall terminate as of the date of such Taking. If there occurs a Taking of a portion of the Leased Premises or the Garage such that the remainder of the Leased Premises, or the Leased Premises in light of a reduced Garage, shall not be adequate and suitable for the conduct of Tenant’s business, then Tenant may, at its option, terminate this Lease by giving written notice of such termination to Landlord within thirty (30) days after the date of the Taking. If there occurs a Taking of a portion of the Building such that the remainder of the Building, shall not be an economically viable rental office building, then Landlord may, at its option, terminate this Lease.

C. In any case that there occurs a Taking of a portion of the Building or Leased Premises and this Lease is not terminated pursuant to this Section, then this Lease shall remain in full force and effect, except that appropriate adjustments shall be made to, and in respect of, the Leased Premises, Rent and Tenant’s pro rata share of Operating Expenses, and Landlord shall proceed with due diligence to perform any work necessary to restore the remaining portions of the Building, Leased Premises and/or the Garage to the condition that they were in immediately prior to the Taking, or as near thereto as possible.

D. The award resulting from any Taking of the Building and/or the Land shall be the property of Landlord. Notwithstanding the foregoing, Tenant shall have the right to prosecute a separate action against the condemnor for its moving costs, and the then unamortized value of alterations installed by Tenant and any other amounts to which Tenant may be entitled as a matter of law. If this Lease should be terminated under any provision of this Section 15 rental shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.

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SEC. 16. DEFAULT BY TENANT: The occurrence of any one or more of the following shall constitute an “Event of Default” under this Lease Agreement:

A. The failure of Tenant to pay any Rent within five (5) days after receipt of notice thereof from Landlord;

B. The failure of Tenant to perform, comply with or observe any of the other covenants or conditions and the continuance of such failure for a period of thirty (30) days after written notice to Tenant; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Tenant’s diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period and to thereafter prosecute such cure to completion, but in no event shall such time exceed ninety (90) days after Tenant’s receipt of the notice of default;

C. The filing of a petition by or against Tenant (i) naming Tenant as debtor in any bankruptcy or other insolvency proceeding, or (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease Agreement;

D. The admission by Tenant in writing of its inability to meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors; or

E. The assignment of this Lease Agreement or subletting of all or any part of the Leased Premises in violation of Section 13.

F. A default occurs under that certain Letter Agreement Concerning Hospital Project Assets and Reimbursement dated as of the Effective Date by and between Landlord and Tenant.

SEC. 17. REMEDIES OF LANDLORD: Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

A. Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the reasonable cost of recovering the Leased Premises (including attorneys’ fees and costs of suit), (ii) the reasonable cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 6, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other reasonable costs (such as leasing commissions, tenant improvement allowances and attorneys’ fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.

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B. Terminate Tenant’s right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Landlord shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord’s standards and criteria for leasing other space in the Building. Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 6, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant’s right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. Notwithstanding anything to the contrary herein, if Landlord relets the Leased Premises for a term (the “Relet Term”) that extends past the Expiration Date of this Lease (without consideration of any earlier termination pursuant to this Section 17), the costs of reletting which may be included in Landlord’s damages under this Lease shall be limited to a prorated portion of the costs of reletting, based on the percentage that the length of the Term remaining on the date Landlord terminates this Lease or Tenant’s right to possession bears to the length of the Relet Term. For example, if there are two (2) years left on the Term at the time that Landlord terminates possession and, prior to the expiration of the two (2) year period, Landlord enters into a lease with a Relet Term of 10 years with a new tenant, then only 20% of the costs of reletting shall be included when determining Landlord’s damages.

C. Alter any and all locks and other security devices at the Leased Premises, and if Landlord does so, Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon

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the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant. The provisions of this Section 17.C are intended to override and control any conflicting provisions of the Texas Property Code.

D. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant’s part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

SEC. 18. DEFAULT BY LANDLORD; REMEDIES OF TENANT: Subject to Section 21, In the event of any default by Landlord, Tenant may elect one or more of the following remedies: (i) pursue an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), or (ii) Tenant may, but shall not be obligated to do so, and without waiving or releasing Landlord from any obligations, make any such payment or perform any such act on Landlord’s part, and all sums so paid by Tenant and all costs incurred by Tenant in taking such action shall be paid to Tenant within ten (10) days after notice thereof is received by Landlord, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Tenant hereby waives any right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Landlord’s Mortgagee (as defined in Section 25) notice and an opportunity to cure any default by Landlord not to exceed thirty (30) days after the expiration of Landlord’s opportunity to cure unless otherwise agreed to in the SNDA Agreement (as defined herein).

SEC. 19. NON-WAIVER: Neither acceptance of Rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord’s rights hereunder. Waiver by Landlord of any right for any Event of Default of Tenant shall not constitute a waiver of any right for either a subsequent Event of Default of the same obligation or any other Event of Default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.

SEC. 20. LAWS AND REGULATIONS; RULES AND REGULATIONS: Tenant shall comply with, and Tenant shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use,

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condition or occupancy of the Leased Premises. Landlord shall comply with, and Landlord shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Common Areas. Such reasonable rules and regulations applying to all tenants in the Building as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. The current rules and regulations of the Building are set forth in Exhibit “D” attached hereto and made a part hereof for all purposes.

SEC. 21. ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD’S LIABILITY: Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against such entity comprising Landlord hereunder. Furthermore, Tenant specifically agrees to look solely to each Landlord’s respective interest in the Complex for the recovery of any judgment from such Landlord, it being agreed that Landlord and its officers, directors, shareholders, partners, agents and employees shall never be personally liable for any such judgment.

SEC. 22. SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SEC. 23. SIGNS: During the entire Term, including all renewal terms, Tenant shall be entitled, at Tenant’s expense, to a monument sign in front of the Building and a sign affixed to the Building (the location, size, lettering, color and other details thereof to be subject to Landlord’s prior written approval, not be unreasonably withheld). In addition, Landlord shall provide a strip containing a listing of Tenant’s name on the Building directory board to be placed in the main lobby of the Building. Tenant shall be permitted to install, at Tenant’s expense, a sign bearing Tenant’s name either on or adjacent to the entry doors to the Leased Premises. Tenant will not paint, erect or display any other sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord’s prior approval, not to be unreasonably withheld.

SEC. 24. SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

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SEC. 25. SUBORDINATION:

A. Landlord represents and warrants that, as of the date hereof, (i) there are no mortgages that constitute a lien or charge on the whole or any portion of the Land, other than (the “Existing Mortgages”) (a) that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated April 17, 2003, made by Landlord in favor of Danny Oliver for the benefit of Wells Fargo Bank Texas, National Association, and (b) that certain Second Lien Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated April 17, 2003, made by Landlord in favor of Danny Oliver for the benefit of Wells Fargo Bank Texas, National Association and (ii) there are no ground or underlying leases covering the whole or any portion of the Land or the Building. Within thirty (30) days after the execution of this Lease, Landlord shall use commercially reasonable efforts to deliver to Tenant a non-disturbance agreement from the present holder of the Existing Mortgages (“Landlord’s Mortgagee”) in a form reasonably acceptable to Tenant and Landlord’s Mortgagee (the “SNDA Agreement”).

B. With respect to any mortgage (each a “Future Mortgage”) that hereafter becomes a lien or charge upon the Complex, Tenant agrees to subordinate this Lease to the lien of such Future Mortgage, by written agreement, but only if, simultaneously therewith, the holder of such Future Mortgage executes and delivers to Tenant (whether as part of the agreement of subordination or otherwise) a Non-Disturbance Agreement (hereinafter defined). As used in this Lease, the term “Non-Disturbance Agreement” shall mean an agreement between the holder of a Future Mortgage and Tenant either in the form of the SNDA Agreement or in such other form as shall be proposed by such holder of a Future Mortgage, as long as such other form, as compared to the SNDA Agreement, does not, in any material respect, increase the obligations or liabilities of Tenant or decrease the rights or remedies of Tenant.

C. In the event Landlord fails to deliver the SNDA Agreement in the time required by this Lease, Tenant shall have the right, as its sole and exclusive remedy at law or in equity, to terminate this Lease by delivering written notice of such termination to Landlord at any time within ninety (90) days after execution of this Lease.

D. Tenant agrees with Landlord and with the holder of the Existing Mortgage and the holder of any Future Mortgage that any such holders shall have the right at any time to elect, by a notice in writing given to Tenant, to make this Lease superior to the Existing Mortgage or such Future Mortgage and, upon the giving of such notice to Tenant, this Lease shall be deemed prior and superior to such mortgage in respect of which said notice was given. Subject to Tenant’s receipt of a Non-Disturbance Agreement, Tenant shall attorn to the holder of the Existing Mortgage or a Future Mortgage following a foreclosure, deed in lieu of foreclosure or other transfer of possession or title to the Leased Premises or the Building to such holder.

SEC. 26. TAX PROTEST: Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Complex, irrespective of whether Landlord has elected to protest such appraised value. To the extent such waiver is prohibited, Tenant appoints Landlord as its attorney-in-fact, coupled with an interest, to appear and take all

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actions on behalf of Tenant which Tenant may take under the Texas Property Tax Code. Landlord agrees that it shall protest taxes assessed against the Building in the same manner as reasonably prudent landlords of comparable buildings.

SEC. 27. HOLDING OVER: In the event of holding over by Tenant after the expiration or termination of the Lease Agreement without Landlord’s prior written consent, such holding over shall constitute a month-to-month tenancy between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over an amount equal to the greater of (i) 150% of the rent payable by Tenant for the month immediately preceding the holdover period, or (ii) 150% of the prevailing rental rate for similar space in the Building plus any additional rental due under the other provisions of this Lease Agreement during such holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided.

SEC. 28. INDEPENDENT OBLIGATION TO PAY RENT:

A. It is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.

B. Except as otherwise expressly provided herein, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.

SEC. 29. INDEMNITY; RELEASE AND WAIVER:

A. Subject to Section 29C. below, Tenant hereby agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all liabilities, claims, causes of action, fines, damages, suits and expenses, including attorneys’ fees and necessary litigation expenses (collectively, the “Claims”), arising from Tenant’s use, occupancy or enjoyment of the Leased Premises and its facilities for the conduct of its business or from any activity, work or thing done, permitted, omitted or suffered by Tenant and its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees in or about the Complex, and Tenant further agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of Tenant or any of its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees. In case any action or proceeding shall be brought against the Landlord Parties by reason of any such Claim, Tenant, upon notice from Landlord, shall provide a separate defense to same at Tenant’s sole cost and expense by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant under this Section 29 shall survive the expiration or earlier termination of this Lease Agreement.

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B. Subject to Section 29C. below, Landlord hereby agrees to indemnify, protect, defend and hold the Tenant Parties harmless from and against any and all Claims arising from the negligence or willful misconduct of Landlord or its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees in or about the Complex (other than the Leased Premises), and Landlord further agrees to indemnify, protect, defend and hold the Tenant harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease Agreement. In case any action or proceeding shall be brought against the Tenant by reason of any such Claim, Landlord, upon notice from Tenant, shall provide a separate defense to same at Landlord’s sole cost and expense by counsel reasonably satisfactory to Tenant. The indemnity obligations of Landlord under this Section 29 shall survive the expiration or earlier termination of this Lease Agreement.

C. Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Complex or the Leased Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

SEC. 30. INSURANCE:

A. Tenant shall maintain in full force and effect during the Term of this Lease, at Tenant’s own expense, commercial general liability insurance (including coverage for bodily injury and death, property damage and including also fire legal liability coverage with respect to the Leased Premises and the Building), insuring Tenant, but naming Landlord as an additional insured, in the amount of at least $5,000,000.00 combined single limit coverage and containing a cross-liability endorsement. Additionally, at all times during the term hereof, Tenant shall maintain a policy of fire and extended coverage insurance on all its fixtures, equipment and other property placed at the Leased Premises, insuring all such property at its full replacement value. A certificate evidencing such policies will be deposited with Landlord. The insurance policies described herein shall be written so that they may not be canceled nor the coverage thereunder reduced without at least thirty (30) days prior written notice first being given to Landlord. All insurance to be maintained by Tenant pursuant to this Section 30.A. shall be issued by insurance

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companies, authorized to do business in the State of Texas and having a Best’s rating of VIII or better. Tenant shall promptly advise Landlord of any policy cancellation, reduction, non-renewal, or amendment which adversely affects Landlord.

B. Landlord, at its expense, shall maintain at all times during the Term, the following (i) fire and hazard insurance on the Building insuring against loss or damage on an “all risk” basis, in an amount sufficient to prevent Landlord from becoming a co-insurer under provisions of applicable policies of insurance, but in any event in an amount not less than the actual full replacement value (without deducting depreciation) of the Building and Landlord’s property therein, exclusive of excavations, foundations and piers; (ii) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Complex and the conduct or operation of business thereon, with limits of not less than $5,000,000.00 combined single limit for bodily injury and property damage liability in any one occurrence. A certificate evidencing such policies will be deposited with Tenant. The insurance policies described herein shall be written so that they may not be canceled nor the coverage thereunder reduced without at least thirty (30) days prior written notice first being given to Tenant. All insurance to be maintained by Landlord pursuant to this Section 30.B., (i) shall be in such form normally carried by prudent owners of premises similarly situated, due regard given to the type of premises (i.e., size, age, condition), its construction and its use and occupancy, and (ii) shall be issued by domestic insurance companies, authorized to do business in the State of Texas and having a Best’s rating of VIII or better. Landlord shall promptly advise Tenant of any policy cancellation, reduction, non-renewal, or amendment which adversely affects Tenant.

SEC. 31. ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument. Tenant agrees, at Landlord’s request, to execute a recordable memorandum of this Lease Agreement.

SEC. 32. NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by facsimile or by Certified or Registered Mail, postage prepaid or other reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	Cambridge Properties
P.O. Box 20624
Houston, Texas 77225 Attn: Property Manager

To the Tenant:	University Hospital Systems LLP 1221 McKinney, Suite 3240 Houston, Texas 77010
Attn: Kamran Nezami

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Such addresses may be changed from time to time by either party by serving notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or three (3) business days after it shall have been mailed as provided in this Section 32, whichever is earlier.

SEC. 33. COMMENCEMENT DATE: Tenant shall, if requested by Landlord, execute and deliver to Landlord an Acceptance of Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit “E” attached hereto and made a part hereof for all purposes.

SEC. 34. BROKERS: Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement and that it knows of no real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. Tenant and Landlord each hereby agree to indemnify, defend and hold harmless the other from and against any liability from all claims for commissions arising from the negotiation of this Lease Agreement.

SEC. 35. ESTOPPEL CERTIFICATES: From time to time after Tenant accepts the Leased Premises, within twenty (20) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit “F” or in such other form and substance reasonably satisfactory to Landlord (herein called “Tenant’s Estoppel Certificate”), certifying to all or any part of the information provided for in Exhibit “F” as is requested by Landlord and any other information reasonably requested by Landlord. Landlord shall likewise execute a similar estoppel certificate within twenty (20) days after written request by Tenant.

SEC. 36. NAME CHANGE: Landlord and Tenant mutually covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building or the address of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

SEC. 37. INTENTIONALLY DELETED:

SEC. 38. BANKRUPTCY: If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed

32

assignee of its future performance under the Lease Agreement, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Landlord may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Landlord upon the initial leasing to a Tenant similar to the assignee. Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease Agreement shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Tenant’s obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed on or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

SEC. 39. ROOFTOP USE: Tenant shall have the right, at its sole cost and expense, to install telecommunications equipment (the “Roof Improvements”) on its pro rata share (a fraction, the numerator of which is the Net Rentable Area in the Leased Premises and the denominator of which is the Net Rentable Area in the Building) of the roof of the Building subject to the following terms and conditions: (i) the Roof Improvements shall be placed at a location designated by Landlord; (ii) Tenant shall not make any penetrations of the roof of the Building without the express written consent of Landlord (not to be unreasonably withheld); (iii) any cabling from the Roof Improvements to the Leased Premises shall be installed so as to comply with all local building codes; (iv) prior to the expiration or sooner termination of this Lease, Tenant shall remove the Roof Improvements and cables and restore the roof to its original condition; and (v) access to the Roof Improvements and Tenant’s use of the roof shall be subject to such non-discriminatory, reasonable rules and regulations regarding same as Landlord may, from time to time promulgate for all users of the roof.

SEC. 40. DEVELOPMENT COSTS: Concurrent with the execution of this Lease Agreement, Landlord and Tenant have executed that certain letter agreement attached hereto as Exhibit “H”, pursuant to which, among other things, Tenant shall reimburse Landlord within sixty (60) days of the Effective Date of this Lease Agreement for the initial development of the Building in the amount of One Hundred Eighty-Four Thousand One Hundred Forty-Three and 84/100 Dollars ($184,143.84).

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SEC. 41. HAZARDOUS SUBSTANCES:

A. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated or disposed of on or in the Complex by Tenant, Tenant’s agents, employees, contractors or invitees. If Hazardous Substances are used, stored, generated or disposed of on or in the Complex, or if the Complex becomes contaminated in any manner due to the actions or omissions of Tenant or its agents, employees, contractors or invitees, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses (including, without limitation, a decrease in value of the Complex, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term and as a result of such use, storage, generation, disposal or contamination. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Complex that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Complex to the condition existing prior to the presence of any such Hazardous Substance on the Complex; provided, however, Tenant must obtain Landlord’s prior written approval for any such remedial action, such approval not to be unreasonably withheld, conditioned or delayed. The indemnity obligations of Tenant under this Section 41 shall survive the expiration or earlier termination of this Lease Agreement.

B. As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive or corrosive or that is regulated by any local, state or federal law, and includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste”, “hazardous substance” or a “hazardous material” pursuant to any such laws and includes, but is not limited to, asbestos, polychlorobiphenyls and petroleum and any fractions thereof. Notwithstanding anything in this Section 41 to the contrary, “Hazardous Substances” shall not include materials commonly used in the ordinary operations of a hospital/medical/professional building, provided that (1) such materials are used and stored in the Leased Premises in quantities ordinarily used and stored in comparable general office space, (2) such materials are not introduced into the Building’s plumbing systems or are not otherwise released or discharged in the Leased Premises or the Building and (3) and such materials are in strict compliance with local, state or federal law.

C. Notwithstanding the foregoing, Tenant may cause or permit any Bio-Hazardous Medical Waste (hereinafter defined) to be used, stored, generated or disposed of on or in the Complex in accordance with applicable laws by Tenant, Tenant’s agents, employees, contractors or invitees, provided, however, Tenant shall provide proper receptacles and containers for all Bio-

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Hazardous Medical Waste generated in the Leased Premises and shall make such arrangements as shall be necessary, and/or required by applicable law for the disposal of Tenant’s Bio-Hazardous Medical Waste. For the purposes of this Lease, the term “Bio-Hazardous Medical Waste” means any waste, substance, or material (solid, liquid, or gaseous), which is generated, produced, or results from the diagnosis, treatment, or immunization of human beings, or any research pertaining thereto, or the production or testing of biological agents.

SEC. 42. ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant’s rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this “Transaction”) and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the “DTPA”). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant’s counsel concerning all elements of this Lease Agreement (including, without limitation, this Section 42) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant’s family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.

SEC. 43. ATTORNEYS’ FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party’s reasonable attorneys’ fees.

SEC. 44. AUTHORITY OF TENANT: If Tenant is a corporation, partnership or other entity, Tenant warrants and represents unto Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Tenant has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Tenant. Landlord represents and warrants to Tenant that (a) Landlord has full right and authority to execute, deliver and perform this Lease Agreement and (b) the person executing this Lease Agreement was authorized to do so.

SEC. 45. EXECUTION OF THIS LEASE AGREEMENT: The submission of an unsigned copy of this Lease Agreement to Tenant for Tenant’s consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Landlord and Tenant.

SEC. 46. WAIVER OF TRIAL BY JURY; COUNTERCLAIM: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party

35

against the other on any matters in any way arising out of or connected with this Lease Agreement, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, or the enforcement of any remedy under any applicable law, rule, statute, order, code or ordinance.

SEC. 47. EXHIBITS: Exhibits “A” through “J” are attached hereto and made a part of this Lease Agreement for all purposes.

SEC. 48. DTPA INAPPLICABLE: IT IS THE INTENT OF LANDLORD AND TENANT THAT THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “DTPA”) BE INAPPLICABLE TO THIS LEASE AGREEMENT AND THE TRANSACTION EVIDENCED HEREBY. AS A MATERIAL CONSIDERATION FOR LANDLORD’S AND TENANT’S ENTERING INTO THIS LEASE, EACH OF TENANT AND LANDLORD HEREBY WAIVES ITS RIGHTS UNDER THE DTPA. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH OF TENANT AND LANDLORD VOLUNTARILY CONSENTS TO THIS WAIVER.

SEC. 49. WAIVER OF TENANT RIGHTS AND BENEFITS UNDER SECTION 93.012, TEXAS PROPERTY CODE: Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease Agreement for determining all charges, amounts, and Additional Rent payable by Tenant (including, without limitation, payments under Section 7), are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Accordingly, Tenant voluntarily and knowingly waives all rights and benefits of a tenant under Section 93.012, Texas Property Code, as such section now exists or as may be hereafter amended or succeeded. Nothing contained in this waiver however is intended to limit or impair any remedy available to Tenant under the Lease Agreement or law or in equity (other than Section 93.012, Texas Property Code). In addition, nothing in this Section 49 shall constitute a waiver of Tenant’s right to dispute and/or initiate a claim disputing Landlord’s methods of calculating or determining Operating Expenses and/or Landlord’s calculation or determination of Additional Rent.

SEC. 50. SPECIAL DAMAGES: Notwithstanding anything herein to the contrary, in no event shall either party ever be liable for any consequential, punitive or special damages as a result of a breach of or default under this Lease Agreement.

SEC. 51. RIGHT OF FIRST OFFER: Provided that no event of default exists at the time of Tenant’s exercise of Tenant’s Right of First Offer (as hereinafter defined) or at the time the term of the Lease with respect to the Right of First Offer Space (as hereinafter defined) commences, or no condition exists at either such time, which with the passage of time or the giving of notice or both would constitute an Event of Default pursuant to this Lease, Tenant for a period of one (1) year after the Commencement Date (but not any assignee or subtenant) shall have the right (“Tenant’s Right of First Offer”), subject to the terms and conditions set forth below and subject to the existing rights of Cornerstone Health Management Company to have the exclusive right to operate a long term acute care hospital in the Building and subject to the rights of existing tenants to lease floors 5 and 6 of the Building (the “Right of First Offer Space”).

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In the event the Right of First Offer Space becomes available for lease during the one (1) year period referenced above, Landlord shall offer the applicable Right of First Offer Space to lease by Tenant upon the same terms, covenants and conditions as provided in the Lease for the original Leased Premises except that (i) Tenant, at Tenant’s option, shall receive a construction allowance in lieu of Landlord’s Contribution with respect to the Right of First Offer Space of up to $40.00 times the Net Rentable Area of the Right of First Offer Space, prorated based on the number of months remaining in the Right of First Offer Space (e.g., if one hundred ten (110) months remain in the Term as of the Right of First Offer Space Commencement Date (as defined below), the construction allowance will be the product of $40.00 multiplied by 110/120 multiplied by the Net Rentable Area of the Right of First Offer Space and (ii) the definition of “Permitted Use” in Section 4 shall be modified to include use of the Leased Premises as a long term acute care facility. The term of the Lease with respect to the Right of First Offer Space shall commence on the date of Landlord’s delivery of possession of the Right of First Offer Space to Tenant. Tenant’s obligation to pay the Base Rent for the Right of First Offer Space shall commence on the date (the “Right of First Offer Space Commencement Date”) that is the earlier to occur of (a) one hundred eighty (180) days following Tenant’s exercise of the Right of First Offer, and (b) the date that Tenant fully occupies such Right of First Offer Space, and shall terminate on the Expiration Date.

Tenant shall accept the Right of First Offer Space “AS IS,” and “WITH ALL FAULTS”. Tenant must notify Landlord in writing of its desire to lease the Right of First Offer Space within ten (10) days after Landlord has delivered notice to Tenant that such space is available for Lease. If Tenant timely exercises the Right of First Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Offer Space accepted by Tenant is a part of the Leased Premises demised pursuant to the Lease for the remainder of the Term and any renewal thereof, if applicable and containing other appropriate terms and conditions relating to Tenant’s lease of the Right of First Offer Space (including without limitation, any increase or adjustment of the annual Base Rent as a result of the expansion of the Leased Premises). In the event that Tenant does not exercise its Right of First Offer within such ten (10) day period, Tenant’s rights under this paragraph with respect to the Right of First Offer Space shall terminate and Landlord shall thereafter be able to lease the Right of First Offer Space or any portion thereof to any third party. Any termination of the Lease shall terminate all rights of Tenant with respect to the Right of First Offer Space. The rights of Tenant with respect to the Right of First Offer Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease except in connection with an assignment to an Affiliate of Tenant. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of the rights granted to Tenant under this paragraph.

SEC. 52. TEXAS DEPARTMENT OF HEALTH APPROVAL. Notwithstanding anything contained in this Lease to the contrary, in the event that (i) Tenant does not receive a license from the Texas Department of Health (“TDH”) to operate a hospital from the Leased Premises on or prior to the one hundred twentieth (120th) day after the Effective Date or (ii) TDH requires modification (a) to Tenant’s plans and specifications for the Leased Premises or (b) to the Building or the Complex, which modifications in the aggregate exceed $3 million to complete, then the following shall occur:

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A. Section 13C of the Lease shall be modified to include the following subparagraph (f):

“(f) for subletting only, an entity that (1) proposes to use the Leased Premises for (i) general office and administrative use or (ii) the practice of medicine and any related or supporting medical office uses; provided that in no event shall such subletting be for the following purposes: an abortion clinic, an animal testing laboratory, an AIDS clinic or clinic for other communicable diseases;” (2) in Landlord’s reasonable judgment, possesses sufficient financial capability to satisfy the obligations of Tenant hereunder with respect to the subleased premises; (3) the nature or identity of such sublessee is customarily found in comparable projects; (4) is not a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord or an affiliate of Landlord and (5) the proposed occupancy would not (i) materially increase the office cleaning requirements, (ii) impose an extra material burden upon the services to be supplied by Landlord to Tenant hereunder, (iii) violate the current rules and regulations of the Building, (iv) violate the provisions of any other leases of tenants in the Building or (v) cause alterations or additions to be made to the Building (excluding the Leased Premises).

B. Landlord shall have the right to terminate this Lease at any time upon thirty (30) days prior written notice to Tenant, in which case any such subleases shall terminate and Landlord shall have the right to enter into direct leases with the subtenants thereunder.

In the event TDH requires modifications to Tenant’s plans and specifications for the Leased Premises or (b) to the Building or the Complex which modifications in the aggregate are less than or equal to $3 million to complete, then Tenant, at Tenant’s sole cost and expense, shall be required to complete such modifications, subject to Landlord’s written approval, such approval not to be unreasonably withheld or delayed. Any such modifications shall be governed by the terms and conditions contained in Exhibit “G”.

SEC. 53. APPROVAL BY LANDLORD’S MORTGAGEE: The parties acknowledge and agree that Landlord requires the written approval of Landlord’s Mortgagee to this Lease. In the event that Landlord does not obtain such written approval within seven (7) business days after the Effective Date, this Lease shall automatically terminate and neither party shall have any further obligations to the other party hereunder.

SEC. 54. BUILDING PLANS: Within two (2) business days after the Effective Date, Landlord shall deliver to Tenant as-built plans and specifications of the Building. Landlord represents and warrants to Tenant that to the best of Landlord’s knowledge, the Building has been completed substantially in accordance with such plans and specifications.

SEC. 55. RIGHTS OF EXISTING TENANTS: Tenant hereby acknowledges that an existing tenant has a right of first refusal with respect to approximately 1,000 square feet of Net

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Rentable located on the first floor of the Building. In the event such existing tenant exercises such right, the parties hereby agree that they shall amend this Lease accordingly to evidence the release of such space from the Leased Premises.

SEC. 56. BUILDING SECURITY: Tenant hereby agrees that Tenant, at its sole cost and expense, shall cause a security contractor selected by Landlord (Monarch Security) to install security devices limiting access to the Building elevators and stairwells prior to the commencement of Tenant’s operations at the Leased Premises in order to maintain the security of the Building. Prior to the installation of such items, Tenant shall obtain Landlord’s written approval of all additional security features to be installed, such approval not to be unreasonably withheld or delayed.

SEC. 57. CORNERSTONE LETTER AGREEMENT: Landlord has disclosed to Tenant the existence of a letter agreement (the “Letter Agreement”) by and between Landlord and Cornerstone Health Management Company (“Cornerstone”) which provides among other things, that Landlord and Cornerstone will negotiate in good faith the terms of a lease covering among other things, a portion of the first floor of the Building as required for Cornerstone to obtain licensing for use as a long term acute care hospital. Tenant hereby agrees that in the event Landlord notifies Tenant on or before September 12, 2005 stating that Landlord and Cornerstone desire to enter into a lease agreement pursuant to the Letter Agreement, Tenant shall negotiate in good faith with Landlord and Cornerstone to accommodate Cornerstone’s requested use of the first floor of the Building, including, but not limited to (i) the release from this Lease Agreement of up to 1,000 square feet of Net Rentable Area (determined by Tenant in its good faith discretion) on the first floor of the Building and (ii) agreeing upon a space sharing agreement or similar arrangement with respect to an ambulance entryway located within the Leased Premises; provided, however, that Tenant shall not be required to negotiate, agree or otherwise consider any transaction or arrangement that would, in its reasonable discretion, adversely impact Tenant’s use of the Leased Premises including, without limitation, any impact in respect of Tenant’s licensing, permits, or other requirements applicable to Tenant’s use. In the event Landlord and Cornerstone reach agreement to the terms of a lease and Cornerstone and Tenant reach an agreement with respect to the shared use of an ambulance entryway, concurrently with the execution of such lease by Landlord and Cornerstone, Landlord and Tenant shall enter into an amendment evidencing any necessary changes to this Lease Agreement, including the release from this Lease Agreement of a portion of the Leased Premises on the first floor, as indicated above, and any corresponding changes. Except as expressly provided in this Section 57, Landlord acknowledges that the Tenant shall not and does not assume nor will it be or become responsible for any claims against, or liabilities, commitments or obligations whatsoever in respect of the Letter Agreement, and Landlord shall defend, indemnify and hold harmless the Tenant Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys’ fees) resulting directly or indirectly from or arising out of the Letter Agreement.

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IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 21 day of July, 2005 (the “Effective Date”).

LANDLORD:

CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Deo Shanker
Name:	Deo Shanker, CPA
Title:	Vice-President

TENANT:

UNIVERSITY HOSPITAL SYSTEMS, LLP,
a Delaware limited liability partnership

By:	/s/ Kamran Nezami
Name:	Kamran Nezami
Title:	President/Chief Executive Officer

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EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

Cambridge International Management, Inc.
7501 Fannin

First Floor Plan

RAMP DN
SLOPE DN

0
7.5
15
30
45
60

PageSoutherlandPage

A-1

EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

Cambridge International Management, Inc.
7501 Fannin

Floors 2-4

0
7.5
15
30
45
60

PageSoutherlandPage

A-2

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

Field Notes for 0.9416 Acre (41,018 Square Feet)

Being a tract of land containing 0.9416 acre (41,018 square feet), located in the P.W. Rose Survey, Abstract 645, in Harris County, Texas; Said 0.9416 acre being out of Reserve “C” of Cambridge International Medical Office Subdivision Replat NO. 1 as recorded in Film Code No. 547014 of the Harris County Map Records (H.C.M.R.); Said 0.9416 acre being more particularly described by metes and bounds as follows (all bearings are based on said Cambridge International Medical Office Subdivision Replat NO. 1);

Commencing at an “X” cut found in concrete on the westerly right-of-way (R.O.W.) line of Knight Road (eighty feet wide) for the most easterly northeast corner of Reserve “B” of said Cambridge International Medical Office Subdivision Replat NO. 1 and being the southeast corner of said Reserve “C”;

Thence, with said westerly R.O.W. line and the easterly line of said Reserve “C”, North 05 degrees 38 minutes 00 seconds West, a distance of 416.35 feet to the Point of Beginning of the herein described tract;

Thence, through and across said Reserve “C” the following two (2) courses:

1.	South 90 degrees 00 minutes 00 seconds West, a distance of 237.65 feet to an angle point;

2.	North 23 degrees 32 minutes 47 seconds West, a distance of 33.07 feet to a point of curvature of a non-tangent curve to the right;

3.	16.62 feet along the arc of said curve to the right, having a central angle 23 degrees 39 minutes 24 seconds, a radius of 40.25 feet and a chord that bears North 05 degrees 26 minutes 34 seconds West, a distance of 16.50 feet to a point on the southeasterly R.O.W. line of Fannin Street (variable width) and the northwesterly line of said Reserve “C”;

Thence, with said southeasterly R.O.W. line and the northwesterly line of said Reserve “C”, 220.23 feet along the arc of a curve to the left, having a central angle 15 degrees 30 minutes 54 seconds, a radius of 813.29 feet and a chord that bears North 36 degrees 06 minutes 42 seconds East, a distance 219.56 feet to a point of reverse curvature, from which a  3/4 inch iron rod found bears South 04 degrees 50 minutes 51 seconds West, a distance 0.52 feet;

Thence, with the northerly line of said Reserve “C”, 86.17 feet along the arc of a curve to the right, having a central angle 123 degrees 18 minutes 24 seconds, a radius of 40.04 feet and a chord that bears South 89 degrees 59 minutes 33 seconds East, a distance of 70.48 feet to a point of compound curvature on the westerly R.O.W. line of said Knight Road and the easterly line of said Reserve “C”, from which a  3/4 inch iron rod found bears North 10 degrees 38 minutes 15 seconds East, a distance 0.45 feet;

B-1

Thence with said westerly R.O.W. line and the easterly line of said Reserve “C”, the following two (2) courses:

1.

109.62 feet along the arc of a curve to the right, having a central angle 13 degrees 14 minutes 40 seconds, a radius of 474.22 feet and a chord that bears South 21 degrees 43 minutes 01 seconds East, a distance of 109.38 feet to a  3/4 inch iron rod found for an angle point;

2.	South 05 degrees 38 minutes 00 seconds East, a distance of 123.09 feet to the Point of Beginning and containing 0.9416 acre (41,018 square feet) of land.

B-2

EXHIBIT C

EXTENSION OPTION RIDER

1. Extension. Tenant is hereby granted an option(s) to extend the original Term of this Lease (the “Primary Term”) for two (2) additional periods of ten (10) years each (an “Extension Term”, or collectively, the “Extension Terms”) which shall commence on the day after the expiration of the then-current Term, contingent upon all of the following conditions being satisfied upon the expiration of the then-current Term:

(a) Tenant is not in default beyond all applicable notice and cure periods at the time Tenant delivers the Renewal Notice (hereinafter defined);

(b) Tenant shall have given notice (the “Exercise Notice”) to Landlord not less than nine (9) months and no earlier than twelve (12) months prior to the expiration of the then-current Term of Tenant’s exercise of such option(s).

2. Time of the Essence. Time is of the essence in the exercise of this option(s) and should Tenant fail to exercise this option(s) by timely notice, this option(s) shall lapse and be of no further force or effect.

3. Terms of Extension. In the event that Tenant effectively exercises the option(s) herein granted, then all of the terms and provisions as are applicable during the Primary Term shall likewise be applicable during the Extension Terms except:

(a) Tenant shall have no further right to renew or extend the Term after the expiration or termination of the second Extension Term; and

(b) The Annual Base Rent which shall be due and payable in equal monthly installments during each Extension Term as set forth in Section 6 of this Lease, shall be the “Fair Market Rate,” as determined below.

(c) Within thirty (30) days after Landlord has received the Exercise Notice, Landlord shall deliver to Tenant Landlord’s assessment of the Fair Market Rate for the Extension Term together with supporting documentation therefor (the “Landlord’s Assessment”). Tenant shall notify Landlord whether it agrees or disagrees with the Landlord’s Assessment within thirty (30) days after it is delivered to Tenant. Failure of Tenant to deliver any such notice to Landlord shall be deemed disapproval by Tenant of Landlord’s Assessment. If Tenant notifies Landlord that it disagrees with the Landlord’s Assessment (an “Objection Notice”), then the Objection Notice shall specify Tenant’s assessment of the Fair Market Rate and supporting documentation therefor (“Tenant’s Assessment”). Thereafter, Landlord and Tenant shall meet to determine the Fair Market Rate for the applicable Extension Term; if they are unable to agree on such Fair Market Rate within fifteen (15) days after Tenant delivers to Landlord an Objection Notice, then the Fair Market Rate shall be determined by the arbitration procedures set forth in Section 5 below.

4. Fair Market Rate. The term “Fair Market Rate” as of any date, with respect to any space, and with respect to any period shall be determined based on rates charged to tenants for space of comparable size, location and conditions in comparable buildings in the Texas Medical Center and further taking into consideration the following: (i) the location, quality and age of the building, (ii) the use, location, size and floor level(s) of the space in question, (iii) the definition of rentable square feet, (iv) the extent of leasehold improvements to be provided, (v) leasehold improvement, refurbishment and/or painting allowances, (vi) abatements (including with respect to base rental, operating expenses and real estate taxes and parking charges), taking into account any abatements or inducements being provided to Tenant under this Lease Agreement, (vii) parking charges or inclusion of same in rental, (viii) lease takeovers/assumptions, (ix) space planning/interior architecture and engineering allowances, (x) relocation allowances, (xi) distinction between “gross” and “net” lease, (xii) any other adjustments (including by way of indexes) to base rental, (xiii) extent of services provided or to be provided, (xiv) base year or dollar amount for escalation purposes (both operating expenses and ad valorem/real estate taxes), (xv) term or length of lease, (xvi) the payment of a leasing commission and/or fees/bonuses in lieu thereof, whether to Landlord, any person or entity affiliated with Landlord, or otherwise, (xvii) any other concession or inducement or condition in making the Fair Market Rate determination, (xviii) the financial condition and general creditworthiness of the tenant, (xix) the time the particular rental rate under consideration became or is to become effective, and (xx) all other relevant factors.

5. Baseball Arbitration. If the Fair Market Rate is not determined as provided above, then the dispute shall proceed to arbitration.

(a) The arbitration procedures shall commence when either party submits the matter to arbitration, which submission shall be made within thirty (30) days after the expiration of the fifteen (15) day negotiation period set forth in Section 3(c) above. Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed MAI appraiser, who is an individual of substantial experience with respect to ownership, management and marketing of comparable office buildings in the Texas Medical Center, which person shall not be regularly employed or have been retained during the last five (5) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Fair Market Rate prior to appointment, or after appointment, outside the presence of the other party. If one of the parties hereto fails to appoint an appraiser within the time period prescribed, then the single appraiser appointed shall be the sole appraiser and shall determine the Fair Market Rate at issue.

(b) Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Fair Market Rate and shall provide a copy of such submission to the other party. The two (2) selected arbitrators, after reviewing such submissions, shall determine whether Landlord’s or Tenant’s estimate of the Fair Market Rate is closer to the actual Fair Market Rate for the Leased Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Fair Market Rate, they shall declare that estimate to be the Fair Market Rate and their decision shall be final and binding upon the parties.

(c) If the two selected arbitrators are unable to agree on which of Landlord’s estimate or Tenant’s estimate is closer to the actual Fair Market Rate within thirty (30) days after receipt of Landlord’s and Tenant’s submitted estimates, then the arbitrators shall inform the parties and said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth in Section 5(a) above, and shall determine which of Landlord’s or Tenant’s estimates is closer to the actual Fair Market Rate. The third arbitrator’s decision shall be final and binding as to which estimate (as between Landlord’s and Tenant’s) of the Fair Market Rate is closer to the actual Fair Market Rate. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

(d) The Arbitrator(s) may only select one of Landlord’s estimate or Tenant’s estimate as being closer to actual Fair Market Rate and there shall be no “averaging” of the estimates or other method of determining Fair Market Rate other than choosing one of such estimates as being closer to actual Fair Market Rate.

(e) Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) may be entered in any court having jurisdiction thereof. Either party shall have the right to terminate the arbitration, at any time, upon notice to the other party(ies). If Landlord terminates such arbitration, then Landlord will be deemed to have accepted Tenant’s determination of the Fair Market Rate. If Tenant terminates such arbitration, then Tenant shall be deemed to have accepted Landlord’s determination of the Fair Market Rate.

EXHIBIT D

RULES AND REGULATIONS

The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1.	Except as set forth in Exhibit “G” or in Section 11 of the Lease Agreement, all tenants will refer all contractors’ representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord’s supervision, approval and control before the performance of any such work. Except as set forth in Exhibit “G” or in Section 11 of the Lease Agreement, this provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Landlord, and as the Landlord may direct.

2.	The work of the janitorial or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. Notwithstanding the foregoing, the janitorial and cleaning personnel shall use reasonable efforts not to disturb Tenant’s business in the Leased Premises. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3.	Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building’s service dock or lobby entrance shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed upon between Tenant and Landlord in advance. Such prior arrangements shall be initiated by Tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord’s discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes final responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

4.	Except as provided in Section 23 of the Lease, no sign, advertisement or notice shall be displayed, painted or affixed by Tenant, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Landlord, such consent not to be unreasonably withheld and then only of such color, size, character, style and material and in such places as shall be reasonably approved and designated by Landlord. Signs on doors and entrances to the Leased Premises shall be placed thereon by Landlord.

5.	Except as permitted under Section 41, Tenant shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Landlord, such consent not to be unreasonably withheld. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Tenant may use coffee pots, refrigerators or microwaves in Leased Premises.

6.	Tenant shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7.	Landlord will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8.	Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Parking Areas. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building.

9.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

10.	Landlord shall have the right to determine and prescribe the weight and proper position of any heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

11.	All holiday and other decorations must be constructed of flame retardant materials. Live trees are not permitted in the Leased Premises.

12.	Tenant shall notify Landlord of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Landlord.

13.	Landlord shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants’ deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

14.	Prior to the commencement of any construction in the Leased Premises, Tenant shall deliver evidence of its contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties as additional insureds.

15.	Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Landlord, which Tenant requests Landlord to perform, and which are performed by Landlord, shall be billed to Tenant at Landlord’s cost plus fifteen percent (15%).

16.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

17.	Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

18.	Tenant shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

19.	Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

20.	The requirements of Tenant will be attended to only upon application to the Building Manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

21.	Tenant shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Tenant.

22.	Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall abide by the rules and regulations for the Parking Areas included in the Parking Rules and Regulations attached hereto as Exhibit “J”.

23.

So long as Tenant’s obligations under this Lease are not materially increased, Landlord reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

24.	Tenant, or its employees, agents, servants, visitors, invitees or licensees of Tenant, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Landlord. Landlord shall have no obligation to Tenant for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

25.	If the Building contains wall-mounted thermostats, Tenant shall not, and shall not allow its employees, contractors, invitees or any other party entering the Leased Premises, to adjust or attempt to adjust such thermostats. If there is any damage to wall-mounted thermostats due to attempts by Tenant to adjust thermostats, Landlord may repair such damage at the sole cost and expense of Tenant.

EXHIBIT E

ACCEPTANCE OF PREMISES MEMORANDUM

This Memorandum is an amendment to the Lease Agreement for space in                     ,                      Harris County, Texas, executed on the      day of         ,          200     between                     , as Landlord and                             , as Tenant.

Landlord and Tenant hereby agree that:

1.	The consists of square feet of Net Rentable Area.

2.	Except for those items shown on the attached “punch list”, if any, which Landlord will remedy within days hereof, Landlord has fully completed the construction work required under the terms of the Lease Agreement.

3.	The Leased Premises are tenantable, the Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

4.	The Commencement Date of the Lease Agreement is hereby agreed to be the day of , 200 .

5.	The Expiration Date of the Lease Agreement is hereby agreed to be the day of , 200 .

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this      day of             , 200  .

Landlord: CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma
By:	/s/ Timothy L. Sharma
Name:	Timothy L. Sharma
Title:	Sole Proprietorship

E-1

Tenant: UNIVERSITY HOSPITAL SYSTEMS, LLP, a Delaware limited liability partnership
By:	/s/ Kamran Nezami
Name:	Kamran Nezami
Title:	President/Chief Executive Officer

E-2

EXHIBIT F

TENANT’S ESTOPPEL CERTIFICATE

(Addressee)

RE:	Houston , Texas

Gentlemen:

The undersigned (“Tenant”) has executed and entered into that certain lease agreement (“Lease Agreement”) attached hereto as Exhibit “A” and made a part hereof for all purposes with respect to those certain premises (“Leased Premises”) which are located in the above-referenced project (“Project”) and are more fully described in the Lease Agreement. Tenant understands that the entity to whom this letter is addressed (“Addressee”) has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.

With respect to the Lease Agreement, Tenant certifies to you the following, with the intention that you may rely fully thereon:

1.	A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit “A”;

2.	The original Lease Agreement is dated , 200 , and has been assigned, modified, supplemented or amended only in the following respects:

(Please write “None” above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3.	Tenant is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite , of the Project; and the Leased Premises contain approximately square feet;

4.	The initial term of the Lease Agreement commenced on , 200 , and ends on , 200 , at a monthly base rent of $ , and no rentals or other payments in advance of the current calendar month have been paid by Tenant, except as follows:

(Please write “None” above or describe such payments on an attachment to this Certificate and reference such attachment in the following space                     : );

5.	Base Rent with respect to the Lease Agreement has been paid by Tenant through , 200 ; all additional rents and other charges have been paid for the current periods;

6.	There are no unpaid concessions, bonuses, free months’ rent, rebates or other matters affecting the rent for Tenant, except as follows:

(Please write “None” above or describe such matters on an attachment to this Certificate and reference such attachment in the following space                     );

7.	No security or other deposit has been paid by Tenant with respect to the Lease Agreement, except as follows:

(Please write “None” above or describe such deposits on an attachment to this Certificate and reference such attachment in the following space                     );

8.	The Lease Agreement is in full force and effect and to Tenant’s knowledge there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Landlord under the Lease Agreement, or entitle Tenant to any offset or defense against the prompt current payment of rent or constitute a default by Tenant under the Lease Agreement, except as follows:

(Please write “None” above or describe such default on an attachment to this Certificate and reference such attachment in the following space                     );

9.	To Tenant’s knowledge, all improvements required to be made by Landlord under the terms of the Lease Agreement have been satisfactorily completed and accepted by Tenant as being in conformity with the Lease Agreement, except as follows:

(Please write “None” above or describe such improvements on an attachment to this Certificate and reference such attachment in the following space                     );

10.	Tenant has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

(Please write “None” above or describe such right or option on an attachment to this Certificate and reference such attachment in the following space                     );

11.	Tenant has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:

(Please write “None” above or describe such right on an attachment to this Certificate and reference such attachment in the following space                     );

12.	Tenant has no right of refusal or option to purchase the Leased Premises or the Project.

13.	Tenant understands that the Lease Agreement may be assigned to Addressee and Tenant agrees to attorn to Addressee in all respects in accordance with the Lease Agreement.

[SIGNATURE PAGE FOR ESTOPPEL CERTIFICATE FOLLOWS]

Dated:            , 200    .

Very truly yours,

By:
Name:
Title:

EXHIBIT G

TENANT’S WORK LETTER

This Work letter is executed simultaneously with and is an Exhibit to that certain Lease Agreement (the “Lease Agreement”), dated as of the date hereof between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (“Landlord”), and UNIVERSITY HOSPITAL SYSTEMS, LLP, a Delaware limited liability partnership (“Tenant”), wherein Tenant is leasing certain space (the “Leased Premises”) in the Building, as more particularly described in the Lease Agreement. In consideration of the parties entering into the Lease Agreement and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. Proposed and Final Plans.

(a) Tenant shall cause to be prepared and delivered to Landlord, for Landlord’s approval, the following proposed drawings (“Proposed Plans”) for all improvements Tenant desires to complete or have completed in the Leased Premises (the “Improvements”):

(i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

(ii) Mechanical drawings (consisting of HVAC, electrical, telephone, and plumbing).

(iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).

(b) All architectural drawings shall be prepared at Tenant’s sole cost and expense by Page Southerland Page, or another comparable architect of Tenant’s choosing. Tenant shall deliver one set of reproducible architectural drawings to Landlord. All mechanical drawings shall be prepared at Tenant’s sole cost and expense by a licensed engineer designated by Tenant.

(c) Within fifteen (15) days after Landlord’s receipt of the architectural drawings, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord’s approval.

(d) Within fifteen (15) days after receipt of mechanical drawings, Landlord shall advise Tenant of any changes required to obtain Landlord’s approval.

(e) If Landlord disapproves of, or requests additional information regarding the Proposed Plans, Tenant shall, within ten (10) days thereafter, revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within five (5) days after receipt of Tenant’s revised plans, advise Tenant of any additional changes which may be required to obtain Landlord’s approval. This process shall continue until Landlord has approved Tenant’s revised Proposed Plans. “Final Plans” shall mean the Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing. Landlord agrees not to unreasonably withhold its approval of the Proposed Plans.

(f) All Proposed Plans and Final Plans shall comply with the requirements of Landlord’s insurers. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either are complete or suitable for their intended purpose or comply with applicable Laws and any insurance requirements; it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord’s prior written approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any asbestos-containing materials or any proposed changes adversely affecting the Building’s structure or the systems, equipment, appearance or value of the Building.

2. Performance of the Improvements.

(a) Filing of Final Plans, Permits. Tenant, at its sole cost and expense, shall file the Final Plans with the governmental agencies having jurisdiction over the Improvements. Tenant shall furnish Landlord with copies of all documents submitted to all such governmental agencies and with the authorizations to commence work and the permits for the Improvements issued by such governmental agencies. Tenant shall not commence the Improvements until the required governmental authorizations for such work are obtained and delivered to Landlord.

(b) Contractors. Tenant shall enter into a contract for construction of the Improvements with Tellepsen, or another general contractor reasonably approved by Landlord of Tenant’s choosing (the “General Contractor”). All contractors and subcontractors engaged by or on behalf of Tenant for the Leased Premises shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building. Tenant agrees to give the contractor employed by Landlord in the Building an equal opportunity to submit a bid for the Improvements, but Tenant shall not be obligated to hire such contractor. Tenant shall submit to Landlord not less than ten (10) days prior to commencement of construction the following information and items:

(i) The scheduled commencement date of construction, the estimated date of completion of construction work, fixturing work, and date of occupancy of the Leased Premises by Tenant.

(ii) Itemized statement of estimated construction cost, including permits and fees, architectural, engineering, and contracting fees.

(iii) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(c) Access to Leased Premises. Tenant, its employees, designers, contractors and workmen shall have access to and primary use of the Leased Premises after the Delivery Date and prior to the Commencement Date to construct the Improvements, provided that Tenant and its employees, agents, contractors, and suppliers only access the Leased Premises via the Building freight elevator work in harmony and do not interfere with the performance of other work in the Building by Landlord, Landlord’s contractors, other tenants or occupants of the Building (whether or not the terms of their respective leases have commenced) or their contractors.

(d) Warranties. On completion of the Improvements, Tenant shall provide Landlord with copies of all warranties of at least one year duration on all the Improvements. At Landlord’s request, Tenant shall enforce, at Tenant’s expense, all guarantees and warranties made and/or furnished to Tenant with respect to the Improvements.

(e) Protection of Building. All work performed by Tenant shall be performed with a minimum of interference with other tenants and occupants of the Building and shall conform to the Rules and Regulations attached to the Lease Agreement as Exhibit “D”, and those reasonable rules and regulations governing construction in the Building as Landlord or Landlord’s agents may impose. Tenant will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Improvements and to properly police same and Landlord shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Landlord shall direct so as not to burden the operation of the Building. Landlord shall advise Tenant in advance of any special delivery and loading dock requirements. Tenant shall at all times keep the Leased Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s cleanup requirements. At the completion of the Improvements, Tenant’s contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Leased Premises and Building. Any damage caused by Tenant’s contractors to any portion of the Building or to any property of Landlord or other tenants shall be repaired forthwith after written notice from Landlord to its condition prior to such damage by Tenant at Tenant’s expense.

(f) Compliance by all Tenant Contractors. Tenant shall impose and enforce all terms hereof on Tenant’s contractors and its designers, architects and engineers.

(g) Accidents, Notice to Landlord. Tenant’s contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and with all applicable laws, ordinances, rules, regulations and orders of any public authority for the safety of persons or property. Tenant shall advise the Tenant’s contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.

(h) Required Insurance. Tenant shall cause Tenant’s contractors to secure, pay for, and maintain during the performance of the construction of the Improvements, insurance in the following minimum coverages and limits of liability:

(i) Workmen’s Compensation and Employer’s Liability Insurance as required by law.

(ii) Commercial General Liability Insurance (including Owner’s and Contractors’ Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv) “All-risk” Builder’s Risk insurance upon the entire Improvements to the full insurance value thereof. Such insurance shall include the interest of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Improvements and shall insure against the perils of fire and extended coverage and shall include “all-risk” Builder’s Risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Improvements are stored off the site of the Building or in transit to such site are not covered under such “all-risk” Builder’s Risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Improvements. Any loss insured under such “all-risk” Builder’s Risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interest may appear, subject to the agreement reached by such parties in interest, or in the absence of any such agreement, then in accordance with a final, nonappealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged Improvements shall be made in accordance with the terms and provisions of the Lease Agreement including, without limitation, this Workletter. The waiver of subrogation provisions contained in the Lease Agreement shall apply to the “all-risk” Builder’s Risk insurance policy to be obtained by Tenant pursuant to this paragraph.

All policies (except the workmen’s compensation policy) shall be endorsed to include as additional named insureds Landlord and its officers, employees, and agents, Landlord’s contractors, Landlord’s architect, and such additional persons as Landlord may designate. Such endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation, or nonrenewal of coverage by certified mail, return receipt requested and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional insured parties. At Tenant’s request, Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Landlord. Additionally, where applicable, such policy shall contain a cross liability and severability or interest clause.

To the fullest extent permitted by law, Tenant (and Tenant’s contractors) and Landlord (and its contractors) shall indemnify and hold harmless the other party, its officers, agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to reasonable attorneys’ fees, the cost of any repairs to the Leased Premises or Building necessitated by activities of the indemnifying party’s contractors, bodily injury to persons or damage to property of the indemnified party, its employees, agents, invitees, licensees, or others, arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant’s contractors under Workers’ or Workmen’s Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

(i) Quality of Work. The Improvements shall be constructed in a first-class workmanlike manner using only good grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Landlord for the Building.

(j) “As-Built” Plans. Upon completion of the Improvements, Tenant shall furnish Landlord with “as built” plans for the Leased Premises, final waivers of lien for the Improvements, a detailed breakdown of the costs of the Improvements (which may be in the form of an owner’s affidavit) and evidence of payment reasonably satisfactory to Landlord, and an occupancy permit for the Leased Premises.

(k) Mechanics’ Liens. Tenant shall not permit any of the Tenant’s contractors to place any lien upon the Building, and if any such lien is placed upon the Building, Tenant shall within twenty (20) days of notice thereof, cause such lien to be discharged of record, by bonding or otherwise. If Tenant shall fail to cause any such lien to be discharged, Landlord shall have the right to have such lien discharged and Landlord’s expense in so doing, including bond premiums, reasonable legal fees and filing fees, shall be immediately due and payable by Tenant.

3. Payment of Costs of the Improvements.

(a) Tenant shall install and pay all of the costs incurred in connection with the construction of the Improvements, including upgrades and/or modifications to the building infrastructure (i.e.: plumbing, electrical, risers, HVAC equipment, etc. except to the extent that same constitute Landlord’s work as set forth above), provided, however, Landlord shall provide Tenant an allowance of Forty and No/100 Dollars ($40.00) per square foot of Net Rentable Area of the Leased Premises (“Landlord’s Contribution”) for construction of the Improvements to be paid as described in Section 4(b) below. Tenant may use up to One Hundred Thousand dollars ($100,000) of Landlord’s Contribution towards the additional work referenced in Section 4 below. Upon approval of the Final Plans, Tenant shall obtain an estimate of the cost of the Improvements from the General Contractor, including the work described in Section 4 below and furnish a copy to Landlord. Landlord’s Contribution shall initially be paid as costs for labor and materials used for the construction of the Improvements (the “Hard Construction Costs”) are incurred. Each time the General Contractor submits a draw request to Tenant as construction of the Improvements progresses, Tenant’s architect shall inspect the work that is the subject of such draw. Tenant’s architect shall thereafter certify the completion of such work to Landlord and Tenant. Within five (5) days after receipt of the certification from Tenant’s architect or such other appropriate documentation, Landlord shall pay to the General Contractor its pro rata share (a fraction, the numerator of which is Landlord’s Contribution and the denominator of which is the total estimated Hard Construction Costs per Net Rentable Area of the Leased Premises as determined by Tenant’s construction contract with the General Contractor) of the Hard Construction Costs, and Tenant shall pay to the General Contractor the remainder due under such draw request. If Landlord fails to pay its required pro rata share of any draw request, Tenant shall have the right (but not the obligation) to make such payment and seek reimbursement from Landlord. Upon Tenant’s receipt of a commitment from its lender to finance the Hard Construction Costs (less Landlord’s Contribution), Tenant shall forward same to Lender. In the event Landlord fails to obtain financing from a commercial bank or other third party lender reasonably acceptable to Landlord and the estimate of Hard Construction Costs exceeds Landlord’s Contribution, Tenant and Landlord shall enter into an escrow agreement with a mutually agreed upon third party whereby Tenant shall escrow the excess cost of the Hard Construction Costs before the commencement of construction of the Improvements. Tenant shall not proceed with such work until Tenant has deposited with such escrow agent an amount to cover the cost of the Improvements in excess of Landlord’s Contribution. The escrow agreement shall provide that Tenant and Tenant’s architect shall determine when funds will be released to the General Contractor and Landlord’s approval shall not be required.

(b) Any remaining amount of Landlord’s Contribution not disbursed in accordance with the provisions of Section 4(a) above after final completion of the Improvements, as certified by Tenant’s architect and delivery to Landlord of final lien waivers from the General Contractor shall be credited against Base Rent.

4. Additional Work. Tenant, at Tenant’s sole cost and expense subject to Section 3 of this Exhibit “G”, may remodel the north side of the Building to become the main hospital entrance that will include a driveway for patient drop-off and pick-up. Plans and specifications for such work shall be submitted to Landlord for Landlord’s approval in the same manner as set forth in Section 1 of this Exhibit “G”. The work performed pursuant to this Section 4 shall be done in compliance with the requirements for Improvements set forth in this Exhibit “G”.

5. Miscellaneous.

Tenant agrees that, in connection with the Improvements and its use of the Leased Premises prior to the commencement of the Term of the Lease Agreement, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease Agreement during the Term, except the obligation for payment of rent, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Improvements or installations made in the Leased Premises, or to any personal property placed therein, the same being at Tenant’s sole risk.

Executed on the     day of             , 200    .

LANDLORD:

CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Timothy L. Sharma
Name:	Timothy L. Sharma
Title:	Sole Proprietorship

TENANT:

UNIVERSITY HOSPITAL SYSTEMS, LLP, a Delaware limited liability partnership

By:	/s/ Kamran Nezami
Name:	Kamran Nezami
Title:	President/Chief Executive Officer

EXHIBIT “H”

LETTER AGREEMENT

[A copy of the Letter Agreement follows this page.]

UNIVERSITY HOSPITAL SYSTEMS, LLP

1221 McKinney

Suite 3240

Houston, Texas 77010

July 21, 2005

University Hospital, LLC

Cambridge Properties

P.O. Box 20624

Houston, Texas 77225

Attention: Dr. Timothy Sharma

Re:	Letter Agreement Concerning Hospital Project Assets and Reimbursement

Gentlemen:

This letter confirms the agreements among University Hospital, LLC, a Texas limited liability company (“UH”), Cambridge Properties, a sole proprietorship of Dr. Timothy L. Sharma (“Cambridge”), and University Hospital Systems LLP, a Delaware limited liability partnership (“UHS”), concerning the terms of certain asset and information transfers to UHS and its related reimbursement obligations, all as set forth herein. For and in consideration of the mutual promises and covenants herein contained and the benefits to be derived herefrom, the parties hereby agree as follows:

1. Hospital Project Assets. UH is a Texas limited liability company formed on June 9, 2003 for the purpose of developing, owning and operating a proposed general care hospital (the “Proposed Hospital”) to be known as University Hospital and to be located in a building (the “Building”) at 7501 Fannin Street, Houston, Texas owned by Cambridge. In that connection, UH and Cambridge engaged Page Southerland Page Architects, Health Facility Consultants and other professionals to formulate a business plan for the Proposed Hospital, engage in discussions with governmental authorities to obtain permits for the Proposed Hospital, prepare plans and specifications for improvements to the Building in contemplation of the operation of the Proposed Hospital therein and engage in other activities designed to facilitate the permitting, construction and operation of the Proposed Hospital. For purposes hereof, the term “Hospital Project Assets” shall mean and refer to the right, title and interest, if any, of UH and Cambridge in and to the name “University Hospital” and all business plans, architectural drawings, specifications and other assets and proprietary information owned by UH, Cambridge or their affiliated companies which relate to the permitting, construction and operation of the Proposed Hospital.

2. Lease Agreement with UHS. Concurrently with the execution of this Letter Agreement, Cambridge and UHS are executing a lease agreement (the “Lease”), pursuant to which UHS or one of its affiliates will lease space in the Building for the purpose of establishing and operating a general acute care hospital (the “UHS Hospital”). The effective date of the Lease is referred to as the “Lease Effective Date”. The obligations of UHS under the Lease are guaranteed by certain guarantors (the “Guarantors”) pursuant to a Guaranty Agreement (the “Guaranty”) executed as of the Lease Effective Date. Pursuant to Paragraph 53 of the Lease, if the Lease is not approved by Wells Fargo Bank, National Association (the “Mortgagee”), the mortgagee of the Building, within seven (7) business days after the Lease Effective Date (the “Termination Date”), the Lease terminates. The date on which the Lease is approved by the Mortgagee (if approved) is referred to herein as the “Approval Date”. Provided the Lease is approved by the Mortgagee prior to the Termination Date, UHS desires to succeed to the Hospital Project Assets for its use in connection with permitting, constructing and operating the UHS Hospital in the Building.

3. Transfer of Hospital Project Assets. Upon and effective as of the Approval Date, UH and Cambridge, on behalf of themselves and their affiliates, hereby assign, convey, transfer and deliver unto UHS, and its successors and assigns, the Hospital Project Assets, subject to and upon the terms and conditions set out herein. Cambridge represents and warrants to UHS that the Hospital Project Assets are owned free and clear of any lien or encumbrance of any kind. To the extent not previously delivered to UHS, all tangible information included in the Hospital Project Assets, including the confidential business plan document, will be delivered to UHS immediately following the execution of this Letter Agreement; however, if the Lease terminates on or before the Termination Date, such information shall be promptly returned to Cambridge. Promptly following the occurrence of the Approval Date, UH shall (i) change its name or dissolve in order to accommodate the use of such name by UHS or its affiliates within the state of Texas and (ii) otherwise cease its use of the name “University Hospital” subject to the terms of Paragraph 4 below. If the Lease terminates on or before the Termination Date, this Letter Agreement shall automatically terminate and no transfer of the Hospital Project Assets pursuant hereto shall occur and all parties shall be released and relieved of further obligation hereunder.

4. Payment of Consideration. On or before the date that is sixty (60) days following the Lease Effective Date, UHS will pay to Cambridge the sum of $184,143.84 (the “Consideration”) as consideration for the Hospital Project Assets. The obligation of UHS to pay the Consideration shall be guaranteed by the Guarantors pursuant to the Guaranty and shall be cross-defaulted with the obligations of UHS under the Lease and therefore, a default by UHS in the payment of the Consideration shall constitute a default under the Lease and entitle Cambridge to exercise all remedies to which it is entitled upon the occurrence of a default. Further, Cambridge and UH shall have and are hereby granted a security interest and lien on the Hospital Project Assets in order to secure the payment of the Consideration and in the event that UHS fails to pay the Consideration on the due date therefor, Cambridge and UH shall have and be entitled to all the rights and remedies of a secured party under the Texas Business and Commerce Code.

5. Governing Law. This Letter Agreement shall be governed by the laws of the state of Texas, without giving effect to conflicts of laws principles.

6. Binding Agreement. No party hereto shall assign this Letter Agreement or any part hereof without the prior written consent of any other party, except that UHS may assign its rights hereunder to any direct or indirect wholly-owned subsidiary or affiliate; provided, however, that no such assignment shall relieve UHS of its obligations hereunder. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Further Assurances. The parties shall use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of their respective obligations under this Letter Agreement and to consummate and make effective the transfer of the Hospital Project Assets to UHS.

If the foregoing correctly sets forth your understanding and agreement as to the foregoing matters, please so indicate by signing and returning to me the enclosed duplicate of this Letter Agreement.

Sincerely,

UNIVERSITY HOSPITAL SYSTEMS LLP a Delaware limited liability partnership

By:	/s/ Kamran Nezami
Name:	Kamran Nezami
Title:	President/Chief Executive Officer

AGREED TO AND ACCEPTED as of the date of this letter.

CAMBRIDGE PROPERTIES

By:
Name:
Title:

UNIVERSITY HOSPITAL, LLC, a Texas limited liability company

By:
Name:
Title:

EXHIBIT “I”

RESTRICTIONS AND EXCLUSIVE USES APPLICABLE TO LEASED PREMISES

NONE.

EXHIBIT “J”

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows must be observed.

3.	The speed limit shall be five (5) miles per hour.

4.	Parking prohibited:

(a)	in areas not striped for parking

(b)	in aisles

(c)	where “no parking” signs are posted

(d)	on ramps

(e)	in cross-hatched areas

(f)	in spaces reserved for exclusive use by designated Tenants

(g)	in such other areas as may be designated by Landlord or Landlord’s agent(s).

5.	Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

6.	Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7.	Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8.	Tenant is required to give Landlord, on a quarterly basis, a list of employees parking in the Garage which shall include year, make and model of car and license number.

Failure to promptly pay the rent required hereunder or persistent failure on the part of Tenant or Tenant’s designated parkers to observe the Rules and Regulations above shall give Landlord the right to terminate Tenant’s right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of its Leased Premises.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made and entered into effective as of November 1, 2005 (the “Effective Date”), by and between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (the “Landlord”), and UNIVERSITY HOSPITAL SYSTEMS, LLP, a Delaware limited liability partnership (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant heretofore entered into a Lease Agreement (the “Lease”) dated July 21, 2005 whereby Landlord leased to Tenant approximately 69,050 square feet of Net Rentable Area located on the first, second, third and fourth floors (the “Existing Premises”) of the building located at 7501 Fannin, Houston, Harris County, Texas (the “Budding”) all as more particularly described in the Lease;

WHEREAS, Landlord and Tenant now desire to amend the Lease to provide for, among other things, an expansion of the Existing Premises.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease, as follows:

Expansion of Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord an

1. additional approximately 19,506 square feet of Net Rentable Area consisting of the entire fifth (5th) floor of the Building (the “Expansion Premises”) and more particularly shown on the floor plan of the Expansion Premises attached hereto as Exhibit A and incorporated herein by reference. From and after the Effective Date, Landlord and Tenant hereby stipulate and agree that, for all purposes under the Lease, the Leased Premises (as defined in the Lease) shall be comprised of the Existing Premises and the Expansion Premises and shall contain approximately 88,556 square feet of Net Rentable Area. Except as otherwise expressly set forth herein, the terms of the Lease shall apply to the Leased Premises as including both the Existing Premises and the Expansion Premises.

2. Rent. Commencing on the Commencement Date (as defined in the Lease), Base Rent payable by Tenant under the Lease, pursuant to Section 6 of the Lease, with respect to the Leased Premises shall be determined according to the following schedule:

Months after	Rate Per Square Foot	Annual Base	Monthly
Commencement Date of Net Rentable Area		Rent	Base Rent
1-60	$20.00	$1,771,120.00	$147,593.33
61-120	$21.50	$1,903,954,00	$158,662.83

3. Security Deposit. Section 5 of the Lease is hereby amended to reflect a total Security Deposit of $147,593.33. On the Effective Date, Tenant shall deliver to Landlord an additional $32,510.00 to be held by Landlord as a Security Deposit in accordance with the terms and conditions of Section 5 of the Lease.

4. Conditions of the Premises. Landlord agrees to deliver to Tenant possession of the Expansion Premises on the Effective Date in its then current condition, i.e., “AS IS” and “WITH ALL FAULTS” and “WITHOUT WARRANTY, EXPRESS OR IMPLIED”. Notwithstanding the foregoing, Landlord shall provide Tenant with an allowance of Thirty-Two and No/100 Dollars ($32.00) per square foot of Net Rentable Area of the Expansion Premises (the “Expansion Premises Allowance”) for construction of Improvements (as defined in the Lease) in the Expansion Premises such that the total allowance for construction of Improvements in the Leased Premises is $3,386,192.00. The construction of Improvements in the Expansion Premises and the distribution of the Expansion Premises Allowance shall be otherwise governed by Exhibit G of the Lease. Landlord and Tenant each agree that this First Amendment and the Lease constitute the entire agreement of the parties and there were no verbal representations, warranties or understandings pertaining to this First Amendment. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE LEASE TO THE CONTRARY, TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LEASED PREMISES AND/OR THE LEASEHOLD IMPROVEMENTS LOCATED THEREIN.

5. Parking.

(a) The first paragraph of Section 2A of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord hereby agrees to make available to Tenant and Tenant shall lease from Landlord during the full Term of this Lease Agreement parking permits (hereinafter collectively referred to as the “Parking Permits”) for twenty-six (26) parking spaces (hereinafter collectively referred to as Tenant’s “Building Basement Spaces”) in the basement of the Building (hereinafter referred to as the “Building Basement”), upon the following terms and conditions:

(b) The first paragraph of Section 2B of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord hereby agrees to make available to Tenant during the full Term of this Lease Agreement two hundred forty (240) parking spaces (the “Garage Parking Spaces”) in the garage owned by Landlord located south of the Building (the “Garage”), seventy-seven (77) of which shall be on a “take and pay” basis (the “Employee Contract Spaces” and the remaining one hundred sixty-three (163) spaces being hereinafter referred to as the “Allocated Spaces”). Twenty-five (25) of the Employee Contract Spaces shall be reserved parking spaces. The Garage Parking Spaces shall be leased on the following terms and conditions:”

6. Brokers. Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment and that it knows of no real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this First Amendment. Tenant and Landlord each hereby agree to indemnify, defend and hold harmless the other from and against any liability from all claims for commissions arising from the negotiation of this First Amendment.

7. Miscellaneous.

(a) Amendment to Lease. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this First Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Building.

(b) Counterparts. This First Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c) Entire Agreement. The Lease, as modified by this First Amendment, sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto.

(d) Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

(e) Conflicts. The terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.

(f) Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(g) Authority. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this First Amendment; (iii) the person executing this First Amendment was authorized to do so; and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this First

Amendment on behalf of Tenant. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this First Amendment; (ii) the person executing this First Amendment was authorized to do so; and (iii) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this First Amendment on behalf of Landlord.

(h) Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i) Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Executed as of the date first written above.

LANDLORD:

CAMBRIDGE PROPERTIES,
sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Deo Shanker
Name:	Deo Shanker, CPA
Title:	Vice-President

TENANT:

UNIVERSITY HOSPITAL SYSTEMS, LLP, a Delaware limited liability partnership

By:	/s/ Hassan Chahadeh
Name:	Dr. Hassan Chahadeh
Title:	Chief Financial Officer

GUARANTORS:

By:	/s/ Kamran Nezami
KAMRAN NEZAMI

By:	/s/ Hassan Chahadeh
HASSAN CHAHADEH

By:	/s/ Octavio Calvillo
OCTAVIO CALVILLO

By:	/s/ Tony Rotondo
TONY ROTONDO

By:	/s/ Jacob Varon
JACOB VARON

EXHIBIT A

EXPANSION PREMISES

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made and entered into effective as of April     , 2006 (the “Effective Date”), by and between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (the “Landlord”), and UNIVERSITY GENERAL HOSPITAL, LP, a Delaware limited partnership (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and University Hospital Systems, LLP (“Original Tenant”) Tenant heretofore entered into a Lease Agreement (the “Original Lease”) dated July 21, 2005 whereby Landlord leased to Tenant approximately 69,050 square feet of Net Rentable Area located on the first, second, third and fourth floors (the “Original Premises”) of the building located at 7501 Fannin, Houston, Harris County, Texas (the “Building”) all as more particularly described in the Original Lease;

WHEREAS, Landlord and Original Tenant entered into that certain First Amendment to Lease Agreement dated as of November 1, 2005 (the “First Amendment” and together with the Original Lease, the “Lease”) whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the fifth floor of the Building (the “First Expansion Premises” and together with the Original Premises, the “Existing Premises”);

WHEREAS, Original Tenant has assigned all of its right, title and interest as tenant in, to and under the Lease to Tenant; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to provide for, among other things, an expansion of the Existing Premises.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease, as follows:

1. Expansion of Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord an additional approximately 19,506 square feet of Net Rentable Area consisting of the entire sixth (6th) floor of the Building (the “Expansion Premises”) and more particularly shown on the floor plan of the Expansion Premises attached hereto as Exhibit A and incorporated herein by reference. From and after the Effective Date, Landlord and Tenant hereby stipulate and agree that, for all purposes under the Lease, the Leased Premises (as defined in the Lease) shall be comprised of the Existing Premises and the Expansion Premises and shall contain approximately 108,062 square feet of Net Rentable Area. Except as otherwise expressly set forth herein, the terms of the Lease shall apply to the Leased Premises as including both the Existing Premises and the Expansion Premises.

2. Rent. Commencing on the Commencement Date (as defined in the Lease), Base Rent payable by Tenant under the Lease, pursuant to Section 6 of the Lease, with respect to the Leased Premises shall be determined according to the following schedule:

Months after Commencement Date	Rate Per Square Foot of Net Rentable Area		Annual Base Rent		Monthly Base Rent
1. 1-60	2.$	20.00	3.$	2,161,240.00	4.$	180,103.33
5. 61-120	6.$	21.50	7.$	2,323,333.00	8.$	193,611.08

3. Security Deposit. Section 5 of the Lease is hereby amended to reflect a total Security Deposit of $180,103.33. On the Effective Date, Tenant shall deliver to Landlord an additional $32,510.00 to be held by Landlord as a Security Deposit in accordance with the terms and conditions of Section 5 of the Lease.

4. Conditions of the Premises. Landlord agrees to deliver to Tenant possession of the Expansion Premises on the Effective Date in its then current condition, i.e., “AS IS” and “WITH ALL FAULTS” and “WITHOUT WARRANTY, EXPRESS OR IMPLIED”. Notwithstanding the foregoing, Landlord shall provide Tenant with an allowance of Thirty-Four and No/100 Dollars ($34.00) per square foot of Net Rentable Area of the Expansion Premises (the “Expansion Premises Allowance”) for construction of Improvements (as defined in the Lease) in the Expansion Premises such that the total allowance for construction of Improvements in the Leased Premises is $4,049,396.00. The construction of Improvements in the Expansion Premises and the distribution of the Expansion Premises Allowance shall be otherwise governed by Exhibit G of the Lease. Landlord and Tenant each agree that this Second Amendment and the Lease constitute the entire agreement of the parties and there were no verbal representations, warranties or understandings pertaining to this Second Amendment. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE LEASE TO THE CONTRARY, TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LEASED PREMISES AND/OR THE LEASEHOLD IMPROVEMENTS LOCATED THEREIN.

5. Parking.

(a) The first paragraph of Section 2A of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord hereby agrees to make available to Tenant and Tenant shall lease from Landlord during the full Term of this Lease Agreement parking permits (hereinafter collectively referred to as the “Parking Permits”) for thirty-one (31) parking spaces (hereinafter collectively referred to as Tenant’s “Building Basement Spaces”) in the basement of the Building (hereinafter referred to as the “Building Basement”), upon the following terms and conditions:

(b) The first paragraph of Section 2B of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord hereby agrees to make available to Tenant during the full Term of this Lease Agreement two hundred ninety-three (293) parking spaces (the “Garage

Parking Spaces”) in the garage owned by Landlord located south of the Building (the “Garage”), ninety-four (94) of which shall be on a “take and pay” basis (the “Employee Contract Spaces” and the remaining one hundred ninety-nine (199) spaces being hereinafter referred to as the “Allocated Spaces”). Thirty (30) of the Employee Contract Spaces shall be reserved parking spaces. The Garage Parking Spaces shall be leased on the following terms and conditions: “

6. Subletting. Landlord acknowledges that Tenant intends to sublet portions of the Expansion Premises for general medical practice by medical doctors and practice groups. Landlord hereby agrees that Landlord’s consent shall not be required to a subletting of the Expansion Premises if (i) the subtenant’s use of the Expansion Premises is covered by the definition of Permitted Use in the Lease, and (iii) such subtenant’s occupancy would not give Landlord grounds to withhold its consent to a subletting pursuant to Section 13(B)(b), 13(B)(d) or 13(B)(e) of the Lease. Notwithstanding, the foregoing, Tenant shall provide copies to Landlord of all such subleases within five (5) days after entering into such subleases and any information concerning such subtenant as reasonably requested by Landlord.

7. Brokers. Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that it knows of no real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Second Amendment. Tenant and Landlord each hereby agree to indemnify, defend and hold harmless the other from and against any liability from all claims for commissions arising from the negotiation of this Second Amendment.

8. Miscellaneous.

(a) Amendment to Lease. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Second Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Building.

(b) Counterparts. This Second Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c) Entire Agreement. The Lease, as modified by this Second Amendment, sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto.

(d) Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

(e) Conflicts. The terms of this Second Amendment shall control over any conflicts between the terms of the Lease and the terms of this Second Amendment.

(f) Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(g) Authority. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this Second Amendment; (iii) the person executing this Second Amendment was authorized to do so; and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Second Amendment on behalf of Tenant. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this Second Amendment; (ii) the person executing this Second Amendment was authorized to do so; and (iii) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Second Amendment on behalf of Landlord.

(h) Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i) Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Executed as of the date first written above.

LANDLORD:

CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Deo Shanker
Name:	Deo Shanker, CPA
Title:	Vice-President

TENANT:

UNIVERSITY GENERAL HOSPITAL, LP, a Delaware limited partnership

By:	University General Hospital, LLP, a
Delaware limited liability partnership, its general partner

By:	/s/ Hassan Chahadeh
Name:	Dr. Hassan Chahadeh
Title:	Chief Executive Officer

GUARANTORS:

By:	/s/ Kamran Nezami
KAMRAN NEZAMI

By:	/s/ Hassan Chahadeh
HASSAN CHAHADEH

By:	/s/ Octavio Calvillo
OCTAVIO CALVILLO

By:	/s/ Tony Rotondo
TONY ROTONDO

By:	/s/ Jacob Varon
JACOB VARON

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO THE LEASE AGREEMENT (the “Third Amendment”) is made effective upon execution by both parties (the “Effective Date”) by and between CAMBRIDGE PROPERTIES (the “Landlord”) and UNIVERSITY GENERAL HOSPITAL, LP, a Delaware limited partnership (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and University Hospital Systems, LLP (“Original Tenant”) Tenant heretofore entered into a Lease Agreement (the “Original Lease”) dated July 21, 2005 whereby Landlord leased to Tenant approximately 69,050 square feet of Net Rentable Area located on the first, second, third and fourth floors (the “Original Premises”) of the building located at 7501 Fannin, Houston, Harris County, Texas (the “Building”) all as more particularly described in Original Lease;

WHEREAS, Landlord and Original Tenant entered into that certain First Amendment to Lease Agreement dated as of November 1, 2005 (the “First Amendment” and together with the Original Lease, the “Lease”) whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the fifth floor of the Building (the “First Expansion Premises” and together with the Original Premises, the “Existing Premises”);

WHEREAS, Original Tenant has assigned all of its right, title and interest as tenant in, to and under the Lease to Tenant; and

WHEREAS, Landlord and Original Tenant entered into that certain Second Amendment to Lease Agreement dated as of April 27, 2006 (the “Second Amendment” and together with the First Amendment and the Original Lease, the “Lease”) whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the sixth floor of the Building (the “Second Expansion Premises” and together with the First Expansion Premises and the Original Premises, the “Existing Premises”);

WHEREAS, Landlord and Tenant now desire to amend the Lease to provide for temporary office space;

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration respectively paid by each party to the other and receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do agree to amend, and do hereby amend, the Lease, as follows:

1. Temporary Premises. Landlord hereby leases to Tenant office space consisting of approximately 616 square feet of Net Rentable Area located on the third floor (Suite 305) of the building located at 7505 Fannin Street, Houston, Harris County, Texas (the “Temporary Expansion Space”).

2. Term. Tenant shall lease the Temporary Expansion Space for a term (the “Temporary Expansion Term”) beginning June 19, 2006 (the “Commencement Date”) and ending September 19, 2006 (the “Termination Date”). Tenant may extend this term through October 19, 2006, with written notice to Landlord prior to the Termination Date (as defined herein).

3. Rent. Tenant shall pay to Landlord rent for the entire Temporary Expansion Term ($4,620.00) on the Commencement Date (the “Temporary Expansion Rent”).

4. Condition of the Premises. Landlord agrees to deliver to Tenant possession of the Temporary Expansion Space on the Effective Date in its current condition, i.e., “AS IS” and “WITH ALL FAULTS” and “WITHOUT WARRANTY, EXPRESS OR IMPLIED”. Tenant shall be responsible for any and all improvements to the Premises. If such improvements go beyond paint, flooring, basic electrical/paint, Landlord’s consent is required. Such consent shall not be unreasonably withheld.

5. Subletting. Landlord acknowledges that the Temporary Expansion Space will be occupied by Dr. Moien Butt for general office purposes. To the extent such occupancy constitutes a sublease under the Lease requiring Landlord’s consent, Landlord hereby consents to such sublease in accordance with the Lease.

NOTHING CONTAINED HEREIN SHALL CONFLICT OR ALTER THE LEASE AT 7501 FANNIN TOGETHER WITH THE FIRST AND SECOND AMENDMENTS. IN THE EVENT OF SUCH CONFLICT, THE ORIGINAL LEASE, FIRST AMENDMENT, AND SECOND AMENDMENT SHALL SUPERCEDE ANY CONFLICTS CONTAINED IN THIS THIRD AMENDMENT.

EXCEPT as expressly hereby amended, the undersigned has caused this Third Amendment, along with attached Exhibit A, to be duly executed and effective on this      day of June, 2006. The undersigned represent they are authorized to sign on behalf of their respective parties to this Lease.

(Signature Page to Follow)

LANDLORD:

CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Deo Shanker
Name:	Deo Shanker, CPA
Title:	Vice-President

TENANT:

UNIVERSITY GENERAL HOSPITAL, LP, a Delaware limited partnership

By:	University General Hospital, LLP, a Delaware limited liability partnership, its general partner

By:	/s/ Kamran Nezami
Name:	Kamran Nezami
Title:	President/Chief Executive Officer

EXHIBIT A

RULES AND REGULATIONS

The following standards shall be observed by Lessee for the mutual safety, cleanliness and convenience of all occupants of the Building at 7505 Fannin (Temporary Expansion Space). These rules are subject to change from time to time, as specified in the Lease Agreement.

1.	All tenants will refer all contractors’ representatives and installation technicians who are to perform any work within the Building to Lessor for Lessor’s supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Lessee shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Lessor, and as the Lessor may direct.

2.	The work of the janitorial or cleaning personnel shall not be hindered by Lessee after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its obligations regarding cleaning service.

3.	Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Lessee of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building’s service dock or lobby entrance shall be restricted to such hours as Lessor shall designate. All such movement shall be in a manner to be agreed upon between Lessee and Lessor in advance. Such prior arrangements shall be initiated by Lessee. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Lessor’s discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Lessor or its personnel may participate in or assist in the supervision of such movement, Lessee assumes final responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result of acts in connection with carrying out this service for Lessee, from the time of entering the property to completion of work. Lessor shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Lessee.

4.	No sign, advertisement or notice shall be displayed, painted or affixed by Lessee, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Lessor, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Lessor. Signs on doors and entrances to the Leased Premises shall be placed thereon by Lessor.

5.	Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Lessor. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Lessee may use coffee pots, refrigerators or microwaves in Leased Premises.

6.	Lessee shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7.	Lessor will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8.	Lessee, or the employees, agents, servants, visitors or licensees of Lessee, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Parking Areas. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building.

9.	No additional lock or locks shall be placed by Lessee on any door in the Building unless written consent of Lessor shall have first been obtained. Two (2) keys will be furnished by Lessor for the Leased Premises, and any additional key required must be obtained from Lessor. A charge will be made for each additional key furnished. All keys shall be surrendered to Lessor upon termination of tenancy.

10.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

11.	Lessor shall have the right to determine and prescribe the weight and proper position of any heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Lessor will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Lessee.

12.	All holiday and other decorations must be constructed of flame retardant materials. Live trees are not permitted in the Leased Premises.

13.	Lessee shall provide Lessor with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday through Friday, 1:00 p.m. to 12:00 midnight Saturdays, and 24 hours a day on Sundays and holidays).

14.	After hours air conditioning/heating (6:00 p.m. to 7:00 a.m. Monday through Friday; 1:00 p.m. to 12:00 midnight Saturday; and 24 hours a day Sunday and Holidays) must be requested in writing by noon of a regular work day prior to the day for which additional air conditioning is requested. Lessee shall be charged the prevailing hourly rate.

15.	The following dates shall constitute “Holidays” as said term is used in this Lease Agreement: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day and Christmas Day and any other holiday generally recognized national banks in the Houston, Texas area.

16.	Lessee shall notify Lessor of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Lessor.

17.	Lessor shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants’ deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

18.	Prior to the commencement of any construction in the Leased Premises, Lessee shall deliver evidence of its contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Lessor may reasonably require, naming the Lessor Parties as additional insureds.

19.	Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Lessor, which Lessee requests Lessor to perform, and which are performed by Lessor, shall be billed to Lessee at Lessor’s cost plus fifteen percent (15%).

20.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

21.	Canvassing, soliciting or peddling in the Building is prohibited and Lessee shall cooperate to prevent same.

22.	Lessee shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

23.	Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

24.	The requirements of Lessee will be attended to only upon application to the Building Manager. Employees of Lessor shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

25.	Lessee shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Lessee.

26.	Lessee, or the employees, agents, servants, visitors or licensees of Lessee shall abide by the rules and regulations for the Parking Areas included in the Parking Agreement attached hereto as Exhibit “C”.

27.	Lessor reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Lessee, shall be binding upon Lessee in like manner as if originally herein prescribed.

28.	Lessor shall have the right to restrict access to the Building through the use of a cardkey or access code system. In the event access is restricted by a cardkey system, Lessor will provide n/a cardkey(s) to Lessee. All others will be furnished to Lessee at a cost of Fifteen and 00/100 Dollars ($15.00) per card. Any future increase in the cost of cardkeys will be passed on to Lessee for any additional cardkeys required.

29.	Lessee, or its employees, agents, servants, visitors, invitees or licensees of Lessee, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Lessor. Lessor shall have no obligation to Lessee for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

30.	If the Building contains wall-mounted thermostats, Lessee shall not, and shall not allow its employees, contractors, invitees or any other party entering the Leased Premises, to adjust or attempt to adjust such thermostats. If there is any damage to wall-mounted thermostats due to attempts by Lessee to adjust thermostats, Lessor may repair such damage at the sole cost and expense of Lessee.

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made and entered into effective as of September 30  , 2006 (the “Effective Date”), by and between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (the “Landlord”), and UNIVERSITY GENERAL HOSPITAL, LP, a Texas limited partnership (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and University Hospital Systems, LLP (“Original Tenant”) heretofore entered into a Lease Agreement (the “Original Lease”) dated July 21, 2005, whereby Landlord leased to Tenant approximately 69,050 square feet of Net Rentable Area located on the first, second, third and fourth floors (the “Original Premises”) of the building located at 7501 Fannin, Houston, Harris County, Texas (the “Building”) all as more particularly described in the Original Lease;

WHEREAS, Landlord and Original Tenant entered into that certain First Amendment to Lease Agreement dated as of November 1, 2005 (the “First Amendment”), whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the fifth floor of the Building (the “First Expansion Premises”);

WHEREAS, Original Tenant has assigned all of its right, title and interest as tenant in, to and under the Lease to Tenant;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated April 27, 2006 (the “Second Amendment”), whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the sixth floor of the Building (the “Second Expansion Premises” and together with the First Expansion Premises and the Original Premises, the “Leased Premises”);

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease Agreement dated June     , 2006 (the “Third Amendment” and together with the Original Lease, the First Amendment and the Second Amendment, the “Lease”);

WHEREAS, Tenant and Landlord acknowledge that floors 1 through 5 of the Leased Premises (including any portion of floor 1 which is used as lobby space for general use by all tenants of the Building) are being used as a hospital (such space being herein called the “Hospital Space”), and floor 6 of the Leased Premises is or will be used by doctors as medical office space (such space being herein called the “Medical Office Space”); and

WHEREAS, certain utilities and Operating Expenses for the Hospital Space are being provided directly by Tenant to the Hospital Space, therefore Tenant and Landlord desire to amend the Lease to reflect the division of services being provided to the Leased Premises.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease, as follows:

9. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given those terms in the Lease. The terms “Hospital Space” and “Medical Office Space”, as defined in the Recitals above, are hereby incorporated into the Lease.

10. Amendments. Sections 7, 8, 9 and 56 of the Lease are hereby deleted and Sections 7, 8, 9 and 56 on Annex 1 attached hereto shall hereby replace them. A new Section 58 is hereby added to the Leases set forth on Annex 1 attached hereto.

11. Brokers. Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment and that it knows of no real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Fourth Amendment. Tenant and Landlord each hereby agree to indemnify, defend and hold harmless the other from and against any liability from all claims for commissions arising from the negotiation of this Fourth Amendment.

12. Miscellaneous.

(a) Amendment to Lease. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Fourth Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Building.

(b) Counterparts. This Fourth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c) Entire Agreement. The Lease, as modified by this Fourth Amendment, sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto.

(d) Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

(e) Conflicts. The terms of this Fourth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Fourth Amendment.

(f) Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(g) Authority. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this Fourth Amendment; (iii) the person executing this Fourth Amendment was authorized to do so; and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Fourth Amendment on behalf of Tenant. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this Fourth Amendment; (ii) the person executing this

Fourth Amendment was authorized to do so; and (iii) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Fourth Amendment on behalf of Landlord.

(h) Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i) Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Executed as of the date first written above.

LANDLORD:

CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Deo Shanker
Name:	Deo Shanker, CPA
Title:	Vice-President

TENANT:

UNIVERSITY GENERAL HOSPITAL, LP, a Texas limited partnership

By:	University General Hospital, LLP, a
Delaware limited liability partnership, its general partner

By:	/s/ Kamran Nezami
Name:	Kamran Nezami
Title:	President/Chief Executive Officer

GUARANTORS:

By:	/s/ Kamran Nezami
KAMRAN NEZAMI

By:	/s/ Hassan Chahadeh
HASSAN CHAHADEH

By:	/s/ Octavio Calvillo
OCTAVIO CALVILLO

By:	/s/ Henry Small
HENRY SMALL

By:	/s/ Felix Spiegel
FELIX SPIEGEL

ANNEX 1

SEC. 7 ADDITIONAL RENT:

As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each calendar year beginning on the first (1st) day of the fifth (5th) month after the Effective Date, as additional rent (the “Additional Rent”), the following amounts:

Tenant’s pro rata share of the General Operating Expenses (as hereinafter defined) for the Hospital Space for that year. Tenant’s pro rata share for this subsection (1) shall be a fraction, the numerator of which is the Net Rentable Area of the Hospital Space, and the denominator of which is the Net Rentable Area in the Building;

Tenant’s pro rata share of the General Operating Expenses for the Medical Office Space for that year. Tenant’s pro rata share for this subsection (2) shall be a fraction, the numerator of which is the Net Rentable Area of the Medical Office Space, and the denominator of which is the Net Rentable Area in the Building;

Tenant’s pro rata share of the Utility Operating Expenses (as hereinafter defined) for the Medical Office Space for that year. Tenant’s pro rata share for this subsection (3) shall be a fraction, the numerator of which is the Net Rentable Area of the Medical Office Space, and the denominator of which is the Net Rentable Area in the Building, less the Net Rentable Area of the Hospital Space.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant be responsible or pay Landlord for (i) any service that Tenant pays for directly to any service provider or other third party or (ii) any expense that the Tenant pays pursuant to another provision herein or otherwise (e.g. Tenant will not be obligated to pay for an expense covered under General Operating Expenses for the Additional Space to the extent such expense is also covered as a Utility Operating Expense for the Additional Space)

All Operating Expenses (as hereinafter defined) shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term “General Operating Expenses” as used herein shall mean all expenses, costs and disbursements incurred by Landlord in connection with the ownership, operation, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities (including the Building Basement and the Garage) (the Building, the Land and said additional facilities being hereinafter sometimes referred to as the “Complex”), including but not limited to the following:

Wages and salaries of the dedicated on-site personnel of any management company engaged to manage the Complex and of all employees engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto.

All supplies, tools, equipment and materials used in operation and maintenance of the Complex.

Cost of water for the Complex and the cost of maintaining the cooling towers for the Complex.

Cost of exterior window cleaning.

Cost of all insurance relating to the Complex which Landlord may elect to obtain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord’s personal property used in connection therewith; provided that such insurance is comparable to insurance maintained by landlords of comparable buildings or is otherwise required by Landlord’s Mortgagee.

All taxes and assessments and other governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Complex or its operation excluding, however, federal and state taxes on income; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within General Operating Expenses to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance.

Amortization of the cost of installation of capital investment items that are hereafter installed for the purpose of reducing General Operating Expenses to the extent of any such reduction or which may be required by any laws, ordinances, orders, rules, regulations and requirements hereafter enacted which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

The property management fees incurred by Landlord and the office expenses for Landlord’s on site office not to exceed three percent (3%) of gross rentals receipts from the Building.

Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex.

Notwithstanding anything to the contrary set forth in this Lease, in no event, however, shall General Operating Expenses include any of the following:

Cost of all janitorial service, maintenance and service agreements for the Complex and the equipment therein, including alarm service, security service, interior window cleaning, janitorial service.

Cost of all utilities to the Complex, except as provided under Section 7.B.(3) of this Lease. all costs and expenses of leasing space in the Complex, including advertising, promotion, other marketing, commissions, legal fees, allowances, and all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any leasable space made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing; all costs and expenses of providing any above-standard service to any tenant or occupant of, or to any leasable space in, the Building or the Complex, e.g. overtime HVAC, supplemental chilled or condenser water, extra-cleaning, or overtime elevator service, or any other service (or level or amount of any such service) in excess of that required by this Lease to be provided to Tenant free of separate or additional charge; any electricity that is above-standard and/or separately metered for any leasable space in the Building (unless electricity is required to be furnished to Tenant free of separate or additional charge); all costs and expenses in excess of any commercially reasonable deductible amount maintained by Landlord arising from any fire or other casualty or which could have been covered by an “all-risk” insurance policy; all costs and expenses arising from negligence or other tortious conduct or which could have been covered by a commercial general liability insurance policy required to be maintained pursuant to Section 30 hereunder; all costs and expenses arising out of (i) any violation of any law or legal requirement, (ii) any violation or breach of any lease of space in the Building or the Complex, or (iii) other breach of contract; ground lease rents; except as expressly permitted in Section 7(B) above, depreciation, amortization and debt service and other financing expenses;

labor costs for personnel above the grade of building manager; all labor costs allocable to any part of an employee’s time during which such employee is not engaged in the operation and maintenance of the Building; any amount paid or incurred to any affiliate of Landlord or of any of its agents, in excess of the amount which would have been paid or incurred on an open market basis in the absence of such affiliation; general corporate overhead of Landlord or of any of its agents; any management fee in excess of that which would have been charged by a reputable unaffiliated management company; and any costs and expenses which, if the Building or the Complex had been managed by such a company being paid such a fee, would have been customarily borne by such company without separate reimbursement; costs and expenses of any special events (e.g. receptions, concerts) for which Landlord charges a fee or receives income; legal, architectural, engineering, accounting and other professional fees; costs and expenses attributable to any hazardous wastes, substances, or materials or any testing, investigation, management, maintenance, remediation, or removal thereof; charitable or political contributions; costs and expenses arising out of any latent defects in the Building, or the correction thereof; the costs of acquisition of all sculptures, paintings, and other works of art; any other cost or expense not attributable to the operation, maintenance, replacement, repair and management of the Complex.

The term “Utility Operating Expenses” shall include the following:

Cost of all janitorial service, maintenance and service agreements for the Complex (but not the Hospital Space) and the equipment therein, including alarm service, security service, interior window cleaning, janitorial service and elevator maintenance.

Cost of all utilities to the Complex (but not the Hospital Space), other than those provided under Section 7.B.(3) of this Lease.

The General Operating Expenses and the Utility Operating Expenses are herein sometimes collectively called the “Operating Expenses.”

If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant’s Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and such calculation shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

On or about January 1 of each calendar year during the Term, Landlord shall deliver to Tenant Landlord’s good faith estimate (the “Estimated Additional Rent”) of Tenant’s Additional Rent for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year’s estimate. From time to time during any calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.

Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent (the “Year-End Statement”). If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to as “Rent”.

Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety-five percent (95%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than ninety-five percent (95%) of the Net Rentable Area of the Building is not provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utility costs, management fees and janitorial costs) so that the total Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building standard services during that year.

Notwithstanding any other provision herein to the contrary, beginning after the expiration of the first Lease year, Operating Expenses (other than Uncontrollable Expenses) will not increase in any Lease year thereafter by more than five percent (5%) of Tenant’s pro rata share of Operating Expenses for the previous full Lease year on a cumulative basis for any two (2) consecutive lease year period (otherwise such cap shall be on a non-cumulative basis). “Uncontrollable Expenses” shall mean personal property taxes, general and special assessments levied by any governmental authority, insurance premiums, utility costs, costs incurred in complying with any law enacted after the Commencement Date, wages and salaries affected by the minimum wage and other costs beyond the reasonable control of Landlord to the extent generally recognized by landlords of comparable buildings as uncontrollable expenses.

All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address specified in Section 32 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.

Landlord shall maintain in an orderly manner all of its books and records (collectively, the “Records”) pertaining to Operating Expenses for a period of one (1) year after the completion of the calendar year to which such costs were incurred. Landlord shall maintain such records on a current basis, in a manner consistent with the provisions of this Lease and in sufficient detail to facilitate, at Tenant’s expense, Tenant’s audit, review and photocopying thereof. Upon reasonable prior notice to Landlord (which shall not be less than ten (10) days prior notice) on or before the earlier of (i) nine (9) months after the end of any calendar year or (ii) three (3) months after receiving a bill for any Operating Expenses applicable to a prior calendar year, the Records shall, during Landlord’s regular business hours at times mutually acceptable to Landlord and Tenant at the office of Landlord or its managing agent, be made available to Tenant, Tenant’s internal auditing personnel and/or an independent auditor selected by Tenant for purposes of auditing, reviewing and photocopying the Records. If Tenant disputes any Year-End Statement and such dispute is not settled by Landlord and Tenant within thirty (30) days after the same arises, or such longer period to which they may mutually agree, such dispute may, at the option of either party, be submitted to arbitration in accordance with Section 37 of this Lease. Pending the determination of any such dispute by agreement, arbitration or otherwise, Tenant shall pay the amounts due (if any) pursuant to the applicable Year-End Statement, and any such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, then Landlord, within ten (10) days after such determination, shall refund to Tenant the amount of Tenant’s overpayment of the Operating Expenses resulting from compliance with the Year-End Statement; and if it is determined that Tenant underpaid, Tenant shall pay Landlord the amount of Tenant’s underpayment within ten (10) days after such determination. Notwithstanding the foregoing, if Tenant’s pro rata share of Operating Expenses for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts on a non-contingent fee basis paid by Tenant to third parties in connection with such audit by Tenant, such amounts not to exceed $3,000.00. In connection with its audit rights hereunder, Tenant agrees that (i) it will not employ any auditor, accounting firm or consultant who is to be compensated in whole or in part, on a contingency fee basis; (ii) such auditory, accounting firm or consultant will affirmatively covenant in writing to Landlord that it will not solicit or contact engagements from other tenants of the Building in addition to the confidentiality agreement required below; (iii) all copies of Landlord’s records shall be made at Tenant’s or such auditor’s reasonable expense and Landlord shall only be obligated to provide the reasonable, non-exclusive use of its copier(s) to such auditor; and (iv) Tenant may not assign any claim it might have against Landlord to such auditor or any third party. In connection with any such audit or review, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, Tenant and Tenant’s accountants, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review except to its or their officers, directors, employees, agents, advisors, consultants or attorneys on a “need to know” basis or as otherwise required by law or as required in connection with any litigation.

SEC. 8 SERVICE AND UTILITIES:

Landlord shall furnish the following services and amenities to the Medical Office Space:

At all times, domestic water at those points of supply provided for general use of the tenants of the Building;

Electric lighting service, central heat, ventilation and air conditioning to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, for the comfortable occupancy of the Medical Office Space for Tenant’s purposes;

From 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. Saturdays (“Business Hours”), but not on New Year’s Day (January 1st), Memorial Day, July 4th, Labor Day, Thanksgiving, the Friday following Thanksgiving and Christmas (December 25th), electric lighting service, central heat, ventilation and air conditioning for all public areas and special service areas of the Building (other than the Hospital Space);

Janitor service on a five (5) day week basis, in the manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to all tenants in the Building;

At all times, on-site security personnel and equipment for the Building; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security;

Twenty-four (24) hours a day, seven (7) days a week, electrical facilities to furnish (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Medical Office Space and (ii) power to operate Tenant’s lighting and Tenant’s equipment that operates on 277/480 volts (collectively, the “High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Medical Office Space. In the event that the Tenant’s connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, and Landlord agrees to provide such additional load capacities to Tenant (such determination to be made by Landlord in its sole discretion), then Landlord may install and maintain, at Tenant’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof. If Tenant shall consume electrical current in excess of 0.75 kilowatt hours per square foot of Net Rentable Area in the Medical Office Space per month, Tenant shall pay to Landlord the actual costs to Landlord to provide such additional consumption as Additional Rent. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity or other utilities in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Medical Office Space installed, maintained, and read by Landlord at Tenant’s expense. If any supplemental heating, ventilation and air-conditioning unit is installed in the Medical Office Space or serves the Medical Office Space (the “Supplemental HVAC Equipment”), Landlord shall install and maintain electrical submeters, at Tenant’s expense, to monitor Tenant’s actual aggregate consumption of electrical power by the Supplemental HVAC Equipment. Tenant shall reimburse Landlord for such consumption as billed as Additional Rent, based on average kilowatt hour or other unit charge over the applicable billing period within thirty (30) days after such billing.

All Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas outside of the Medical Office Space, rest rooms and stairwells; and (other than the Hospital Space).

(Except as set forth in Section 8(C) below, non-exclusive passenger elevator service to the Building at all times and non-exclusive freight elevator service during Business Hours.

Landlord shall furnish the following services and amenities to the Hospital Space:

At all times, domestic water at those points of supply provided for general use of the tenants of the Building;

Use of the cooling tower for the Building sufficient to permit Tenant to provide central heat, ventilation and air conditioning to the Hospital Space 24 hours per day, 7 days per week;

At all times, on-site security personnel and equipment for the Building; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security; and

(Except as set forth in Section 8(C) below, non-exclusive passenger elevator service to the Building at all times and non-exclusive freight elevator service during Business Hours.

Tenant shall furnish the following to the Building, at Tenant’s sole cost and expense:

Electric power for the non-exclusive passenger elevator service to the Building at all times and non-exclusive freight elevator service during Business Hours.

If Tenant shall default in the performance of any of the foregoing covenants at any time, Landlord may, in addition to all other remedies available at law under this Lease, cure such default and invoice Tenant for the costs thereof plus an administrative fee of fifteen percent (15%)

Landlord shall have the right to install an electric current meter, sub-meter or check meter in the Medical Office Space or portion thereof, as the case may be, (a “Meter”) to measure the amount of electric current consumed in the Medical Office Space. The cost of such Meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay the utility provider directly for submetered electricity including any taxes and other charges in connection therewith.

No interruption or malfunction of any of such services unless due to Landlord’s non-payment shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent) or grant Tenant any right of set-off or recoupment unless it continues beyond three (3) consecutive business days. In such case, to the extent the Leased Premises or any portion thereof is untenantable, Tenant shall receive an abatement of Rent and all other charges payable hereunder on a per diem basis, commencing on the fourth (4th) business day and continuing until such services are restored and if such interruption continues for more than forty-five (45) consecutive days Tenant may terminate this Lease. In the event less than the entire Leased Premises is subject to such service interruption, the amount of abatement of Rent and other charges Tenant is entitled to receive shall be prorated based upon the percentage of the Leased Premises subject to the service interruption and in which Tenant ceases to operate as a result thereof. In the event of any such interruption within Landlord’s reasonable control, however, Landlord shall use reasonable diligence to restore such service.

SEC. 9 MAINTENANCE, REPAIRS AND USE:

Landlord shall provide for the cleaning and maintenance of the Common Areas of the Building as may be required by normal maintenance operations which shall include painting and landscaping surrounding the Building, repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees, visitors or licensees. Notwithstanding the foregoing, Tenant shall provide for the cleaning and maintenance of the entire interior portion and interior structural elements of the Hospital Space

Landlord, upon not less than twenty-four (24) hour prior written notice (except in the event of an emergency in which case only such notice as is practicable under the circumstances shall be required), shall have the right to enter the Leased Premises at reasonable hours for the purpose of (i) inspecting the Leased Premises, (ii) making repairs to the Leased Premises permitted or required hereunder, or performing restoration thereof, and (iv) performing the services to be performed by Landlord under this Lease and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

Landlord may, at its option and at the cost and expenses of Tenant, repair or replace any damage or injury done to the Complex or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord within ten (10) days after receipt of written request for same along with evidence substantiating such cost. Tenant agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant’s expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in broom-clean condition, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is forbidden by law, ordinance or governmental or municipal regulation or order, or permit the maintenance of any public or private nuisance; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

SEC. 27 HOLDING OVER: In the event of holding over by Tenant after the expiration or termination of the Lease Agreement without Landlord’s prior written consent, such holding over shall constitute a month-to-month tenancy between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay the Landlord for each month (or ant portion thereof) during the period of such hold over an amount equal to the greater of (i) 150% of the rent payable by Tenant for the month immediately proceeding the holdover period, or (ii) 150% of the prevailing rental rate for similar space in the Building plus any additional rental due under the other provisions of this Lease Agreement during such holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided.

SEC. 56 BUILDING SECURITY: Tenant hereby agrees that Tenant, at its sole cost and expense, shall cause a security contractor selected by Landlord (Monarch Security) to install security devices limiting access to the Building elevators and stairwells located of floors other than the floors of the Leased Premises prior to the commencement of Tenant’s operations at the Leased Premises in order to maintain the security of the Building but in no event shall Tenant’s obligation hereunder exceed $54,167. The intent of the security obligation contained herein is to prevent (i) hospital patients or tenants of floors 1-5 or any other third party from being able to access floors 6-10 from the elevator, the stairwell or otherwise and (ii) tenants of floors 6-10 or any third party from being able to access floors 1-5 from the elevator, stairwell or otherwise. Prior to the installation of such items, Tenant shall obtain Landlord’s written approval of all additional security features to be installed, such approval not to be unreasonably withheld or delayed.

SEC. 58 LANDLORD WAIVERS: Tenant by hereby acknowledges that Landlord has been requested by Tenant to execute certain waivers (the “Waivers”) with respect to the lien that Landlord may have covering certain equipment, the acquisition of which is being financed by Tenant. The Waivers contain provisions which require the Landlord to keep such equipment in the Leased Premises after a termination of the Lease and permit access to such equipment lenders for the removal of such equipment for a limited period of time following termination (the “Post-Termination Period”). In some instances, such equipment lenders are not required to pay rent after the termination of the Lease. Tenant and the Guarantors herby agree that they shall be responsible to Landlord for any deficiency in rent received by Landlord during the Post-Termination Period or the date on which the equipment is removed, whichever first occurs, it being agreed that Landlord is due the rent that would have been received if the Lease continued during such period of removal. Landlord agrees to execute additional Waivers consistent with the forgoing as reasonably requested by Tenant.

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made and entered into effective as of December 1, 2006 (the “Effective Date”), by and between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (the “Landlord”), and UNIVERSITY GENERAL HOSPITAL, LP, a Texas limited partnership (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and University Hospital Systems, LLP (“Original Tenant”) heretofore entered into a Lease Agreement (the “Original Lease”) dated July 21, 2005, whereby Landlord leased to Tenant approximately 69,050 square feet of Net Rentable Area located on the first, second, third and fourth floors (the “Original Premises”) of the building located at 7501 Fannin, Houston, Harris County, Texas (the “Building”) all as more particularly described in the Original Lease;

WHEREAS, Landlord and Original Tenant entered into that certain First Amendment to Lease Agreement dated as of November 1, 2005 (the “First Amendment”), whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the fifth floor of the Building (the “First Expansion Premises”);

WHEREAS, Original Tenant has assigned all of its right, title and interest as tenant in, to and under the Lease to Tenant;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated April 27, 2006 (the “Second Amendment”), whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the sixth floor of the Building (the “Second Expansion Premises” and together with the First Expansion Premises and the Original Premises, the “Leased Premises”);

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease Agreement dated June, 2006 (the “Third Amendment” and together with the Original Lease, the First Amendment and the Second Amendment, the “Lease”);

WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease Agreement dated September 30, 2006 (the “Fourth Amendment” and together with the Original Lease, the First Amendment, the Second Amendment and the Third Amendment, the “Lease”); and

WHEREAS, Tenant and Landlord now desire to further amend the Lease.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease, as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given those terms in the Lease.

2. Allowance. Landlord and Tenant hereby agree that notwithstanding anything contained in the Lease to the contrary, the total allowance for construction of Improvements in the Leased Premises is $4,017,136.28. The parties hereby acknowledge that as of the Effective Date, all of such allowance has been disbursed to Tenant.

3. Miscellaneous.

(a) Amendment to Lease. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Fifth Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Building.

(b) Counterparts. This Fifth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c) Entire Agreement. The Lease, as modified by this Fifth Amendment, sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto.

(d) Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

(e) Conflicts. The terms of this Fifth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Fifth Amendment.

(f) Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(g) Authority. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this Fifth Amendment; (iii) the person executing this Fifth Amendment was authorized to do so; and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Fifth Amendment on behalf of Tenant. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this Fifth Amendment; (ii) the person executing this Fifth Amendment was authorized to do so; and (iii) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Fifth Amendment on behalf of Landlord.

(h) Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i) Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Executed as of the date first written above.

LANDLORD:
CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

	By:	/s/ Deo Shanker
	Name:	Deo Shanker, CPA
	Title:	Vice-President

TENANT:

UNIVERSITY GENERAL HOSPITAL, LP, a Texas limited partnership

	By:	University General Hospital, LLP, a Delaware limited liability partnership, its general partner

	By:	/s/ Kamran Nezami
	Name:	Kamran Nezami
	Title:	President/Chief Executive Officer

GUARANTORS:

By:	/s/ Kamran Nezami
KAMRAN NEZAMI

By:	/s/ Hassan Chahadeh
HASSAN CHAHADEH

By:	/s/ Octavio Calvillo
OCTAVIO CALVILLO

By:	/s/ Henry Small
HENRY SMALL

By:	/s/ Felix Spiegel
FELIX SPIEGEL

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Sixth Amendment”) is made and entered into on September 30, 2009 but to be effective as of September 1, 2009 (the “Amendment Effective Date”), by and between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (“Landlord”), and UNIVERSITY GENERAL HOSPITAL, LP, a Texas limited partnership (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and University Hospital Systems, LLP (“Original Tenant”) heretofore entered into a Lease Agreement (the “Original Lease”) dated July 21, 2005, whereby Landlord leased to Tenant approximately 69,050 square feet of Net Rentable Area located on the first, second, third and fourth floors (the “Original Premises”) of the building located at 7501 Fannin, Houston, Harris County, Texas (the “Building”), all as more particularly described in the Original Lease;

WHEREAS, Landlord and Original Tenant entered into that certain First Amendment to Lease Agreement dated as of November 1, 2005 (the “First Amendment”), whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the fifth floor of the Building (the “First Expansion Premises”);

WHEREAS, on or about December 27, 2005, Landlord, Original Tenant and Wells Fargo Bank Texas, National Association (“Lender”) executed a Subordination Agreement, Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement (“SNDA”) relating to the Original Lease and First Amendment;

WHEREAS, Original Tenant has assigned all of its right, title and interest as tenant in, to and under the Original Lease, as amended by the First Amendment, to Tenant;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated April 27, 2006 (the “Second Amendment”), whereby Landlord leased to Tenant additional space consisting of approximately 19,506 square feet of Net Rentable Area located on the sixth floor of the Building (the “Second Expansion Premises” and together with the First Expansion Premises, MCI Premises (as incorporated below) and the Original Premises, the “Leased Premises”);

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease Agreement dated June, 2006 as amended by Letter Agreement dated October 31, 2007 (the “Third Amendment”) whereby Landlord leased to Tenant the premises known as Suite 312 in the 7505 Fannin Building (the “Third Amendment Premises”);

WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease Agreement dated September 30, 2006 (the “Fourth Amendment”) and that certain Fifth Amendment to Lease Agreement dated December 1, 2006 (the “Fifth Amendment” and the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment is hereinafter referred to as the “Lease”);

WHEREAS, the obligations of the Tenant under the Lease are secured by that certain Guaranty Agreement dated July 21, 2005 and that certain Guaranty Agreement dated June, 2006 (collectively, the “Guaranty Agreements”) (the undersigned Guarantors, each of which is a party to one of the Guaranty Agreements, are hereinafter referred to as the “Guarantors”);

WHEREAS, Tenant leases, in addition to the Leased Premises, space on Floor 1 of the Building (the “MCI Premises”) pursuant to the terms of a Lease Agreement (the “Original MCI Lease”) dated February 4, 2004 by and between Landlord and Medical Center Imaging, Inc., a Texas corporation (“MCI”), as amended by Amendment to Lease dated October 6, 2006 (the Original MCI Lease as so amended is hereinafter referred to as the “MCI Lease”), the right, title and interest of MCI under the MCI Lease having been assigned to Tenant pursuant to Assignment and Assumption of Lease dated October 6, 2006 executed by MCI and Tenant;

WHEREAS, Tenant and Landlord acknowledge that (i) the MCI Premises and (ii) the portion of floor 1 and all of floors 2 through 5 of the Leased Premises are being used for the operation of a Hospital, and floor 6 of the Leased Premises is used for other purposes permitted under the Lease;

WHEREAS, certain utilities and services for the Hospital Space (as defined below) and Additional Space (as defined below) are being provided directly to the Hospital Space and Additional Space and/or are needed by Tenant at times other than normal business hours and certain portions of the Common Areas of the Building are needed by Tenant for special uses related to the operation of the Hospital Space (as defined below) and therefore, Tenant and Landlord desire to amend the Lease to reflect (i) the allocation, as between Landlord and Tenant, for the provision of such services being provided to the Hospital Space and Additional Space and the costs and expenses associated with the provision of such services and (ii) the right of Tenant to use certain portions of the Common Areas of the Building for such special uses;

WHEREAS, the Fourth Amendment was executed in order to amend the Original Lease to reflect the allocation, as between Landlord and Tenant, of the responsibility for the provisions of such services to the Hospital Space and Additional Space and of the costs and expenses associated with the provision of such services;

WHEREAS, Landlord and Tenant acknowledge that the Fourth Amendment does not accurately reflect the allocation, as between Landlord and Tenant, of the responsibility for the provision of certain services to the Hospital Space and Additional Space and/or of the costs and expenses associated with the provision of such services based on the current operation of the Building and does not accurately reflect the right of Tenant to the use of certain Common Areas;

WHEREAS, in addition, certain disputes have arisen between Landlord and Tenant in regard to (i) the amount of the Additional Rent charged to Tenant for the current and prior years based on the allocation of certain Operating Expenses to Tenant under the Lease and (ii) the assessment of certain other charges to Tenant under the Lease;

WHEREAS, as a result of such disputes, a lawsuit (the “Existing Lawsuit”) has ensued between Landlord and Tenant, which Existing Lawsuit is under Cause No. 2008-24866, styled University General Hospital, L.P. vs. Cambridge Properties pending in the District Court of Harris County, Texas, 133rd Judicial District; and

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WHEREAS, Landlord and Tenant desire to amend the Lease in order to (i) accurately reflect the allocation of responsibility for the provision of certain services to the Hospital Space and Additional Space and/or of the costs and expenses associated with the provision of such services, (ii) accurately reflect the right of Tenant to the use of certain Common Areas, (iii) settle the disputes between Landlord and Tenant regarding the amount of the Additional Rent for the current and prior years and the assessment of certain other charges, and (iv) reflect the inclusion of MCI Premises as a part of the Leased Premises and Hospital Space.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease, as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given those terms in the Lease. The term “Hospital Space” shall mean the MCI Premises and the portion of the Leased Premises used by Tenant for the operation of a hospital, which currently consists of the portion of floor 1 of the Building leased by Tenant pursuant to the Lease and all of floors 2 through 5 of the Building, and the term “Additional Space” shall mean all of the Leased Premises other than the Hospital Space, which currently consists of all of floor 6 of the Building, and the term “Hospital” shall mean the hospital operated in the Hospital Space which is currently University General Hospital.

2. Incorporation of the MCI Premises. Landlord and Tenant agree that the MCI Premises shall, as of the Amendment Effective Date, be a part of the Leased Premises and therefore, from and after the Amendment Effective Date, references in the Lease Agreement (including, without limitation, references on Annex 1 attached hereto) to the “Leased Premises” shall mean and refer to the Leased Premises and MCI Premises comprising approximately 113,002 square feet of Net Rentable Area. The Lease, as amended hereby, shall supersede and replace the MCI Lease.

3. Resolution of Disputes Regarding Rent. Pursuant to a Settlement Agreement (the “Settlement Agreement”) dated September 4, 2009 executed by and between Landlord and Tenant, Landlord and Tenant have agreed that the unpaid balance of the Rent as of September 1, 2009, after taking into consideration all credits provided for in such Settlement Agreement, is $472,000.00 (the “Current Rent Balance”). Landlord and Tenant have agreed that the Current Rent Balance shall be paid in accordance with the terms of Paragraph 4(1) below (which Paragraph amends Section 6.A of the Lease). In addition, pursuant to the terms of the Settlement Agreement, Landlord and Tenant have agreed that Tenant shall be entitled to an additional credit against the Rent due under the Lease in the amount of $100,000.00 (the “Deferred Credit”), which Deferred Credit shall be applied against Rent due under the Lease in accordance with the provisions of Paragraph 4(1) below.

With respect to Additional Rent payable by Tenant for Tenant’s pro-rata share of Operating Expenses pursuant to Section 7 of the Lease, Landlord and Tenant agree that the disputes regarding the amount of Additional Rent for Tenant’s pro-rata share of Operating

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Expenses payable by Tenant for calendar years 2005, 2006, 2007, 2008, and 2009 shall be resolved and settled as follows (notwithstanding any contrary provisions of Section 7 or any other provisions of the Lease as amended hereby):

(a) For calendar years 2005, 2006, 2007 and 2008, Landlord accepts the Additional Rent payments heretofore made by Tenant in payment of Tenant’s pro-rata share of Operating Expenses for such years. Accordingly, Landlord agrees that Tenant owes no further Additional Rent in respect of Tenant’s pro-rata share of Operating Expenses for such years and Tenant waives the right to make any claim for overcharges for such Additional Rent payments for such years. Further, Tenant waives any right to audit or further audit the Operating Expenses for such years.

(b) With respect to calendar year 2009, Landlord and Tenant agree that Tenant shall make a payment of Additional Rent in respect of Tenant’s pro-rata share of Operating Expenses for October, November and December 2009 in the amount of $68,729.70. Landlord agrees to accept such installments, together with the prior installments of Additional Rent in respect of Tenant’s pro-rata share of Operating Expenses paid during calendar year 2009, in payment of Tenant’s pro-rata share of Operating Expenses for 2009 and upon the payment of the Additional Rent installments payable by Tenant pursuant to the foregoing provisions, Landlord agrees that Tenant owes no further Additional Rent in respect of Tenant’s pro-rata share of Operating Expenses for calendar year 2009. Landlord shall not be obligated to send a Year-End Statement to Tenant in respect of Operating Expenses for calendar year 2009 in accordance with Section 7.H. and Tenant waives the right to make any claim for overcharges of Additional Rent for Tenant’s pro-rata share of Operating Expenses for calendar year 2009 and waives any right to audit the Operating Expenses for calendar year 2009 pursuant to Section 7.

(c) With respect to calendar year 2010, Tenant shall pay $68,729.70 as its monthly installment of Estimated Additional Rent in accordance with Section 7.G of the Lease until such time as the appraisal district(s) having jurisdiction provides to Landlord its determination of the appraised value of the Complex and/or Garage for purposes of determining the Taxes for the Complex and/or Garage. Landlord and Tenant agree that the portion of the foregoing Estimated Additional Rent installment which is attributable to estimated Taxes for calendar year 2010 is $30,802.70 and that the balance of such Estimated Additional Rent installment is attributable to other Operating Expenses allocable to Tenant under the Lease. As soon as the appraisal district(s) having jurisdiction provides to Landlord its determination of the appraised value of the Complex and/or Garage for purposes of determining the Taxes for the Complex and/or Garage, Landlord shall deliver to Tenant Landlord’s determination of Estimated Additional Rent for the balance of calendar year 2010 based on such appraised value. Thereafter, upon written notice to Tenant, the amount of Tenant’s Estimated Additional Rent shall be adjusted for such year to reflect the estimated Taxes based on such appraised value determination so that, by the end of calendar year 2010, the total payments of the Estimated Additional Rent paid by Tenant shall equal the estimated amount of Tenant’s Additional Rent for such year. (Landlord and Tenant acknowledge that the amount of Tenant’s Estimated Additional Rent is an estimate since the tax rate for such year will not yet be established and the appraised value is subject to protest or contest.) If Landlord or Tenant (pursuant to Section 26 of the Lease) institutes a protest or contest of the Taxes

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for calendar year 2010 and is successful in reducing the appraised value of the Complex and/or Garage, Landlord or Tenant, as the case may be, shall deliver to the other party, upon receipt thereof, the Order Determining Value issued by the appraisal district(s) and/or any settlement agreement with the appraisal district(s) or final judgment of a court determining the appraised value. Thereafter, the amount of Tenant’s Estimated Additional Rent shall be adjusted for such year to reflect the estimated Taxes based on such appraised value determination set forth in the Order Determining Value, settlement agreement or final judgment so that, by the end of calendar year 2010, the total payments of the Estimated Additional Rent paid by Tenant shall equal the estimated amount of Tenant’s Additional Rent for such year. For calendar year 2010, the foregoing procedure regarding Estimated Additional Rent shall apply in lieu of the provisions of Section 7.G of the Lease. Within one hundred fifty days (150) days after the end of calendar year 2010, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant the Year-End Statement in accordance with Section 7.H of the Lease and the provisions of Section 7.H and the succeeding provisions of Section 7 shall apply thereto.

(d) Concurrently with the execution of this Sixth Amendment, Landlord and Tenant shall execute a Settlement Agreement and Final Release (the “Settlement and Release Agreement”) which contains mutual releases in accordance with the Settlement Agreement and, in accordance with the terms of such Settlement and Release Agreement, immediately following the execution hereof, Landlord and Tenant are dismissing the Existing Lawsuit with prejudice.

4. Amendments to Lease. The Lease shall be amended as follows:

(a) The following is added as Section 1.D of the Lease:

“Because of the configuration of the Hospital Space and the unique uses associated with the operation of the Hospital in the Hospital Space, certain Common Areas within the Building and certain areas outside the Building shall be subject to special uses by Tenant as provided in this Section 1.D. Landlord and Tenant agree as follows regarding the designation of such areas within and outside the Building and the extent to which Tenant shall be entitled to the use of such areas:

(1) Dedicated Elevator; Special Corridor Use; Compactor. hereof, For purposes the following terms shall have the following meanings:

“Dedicated Elevator” shall mean the elevator in the Building identified as such on Exhibit “A-1” attached hereto and consisting of 127 square feet of usable area.

“Special Use Corridors” shall mean the Common Area corridors on the first floor of the Building identified as such on Exhibit “A-1” attached hereto and consisting of 1,138 square feet of usable area.

“Compactor Area” shall mean the area located outside the Building located near the loading dock of the Building identified as such on Exhibit “A-1” attached hereto and consisting of 112 square feet.

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“Special Use Common Areas” shall mean, collectively, the Dedicated Elevator, the Special Use Corridors and the Compactor Area.

Landlord and Tenant agree as follows:

(i) Dedicated Elevator. The Dedicated Elevator shall be used exclusively by Tenant for the transportation of employees, patients and visitors to and from the Hospital Space (i.e., the Dedicated Elevator shall not be available for use to and from any space within the Building other than the Hospital Space).

(ii) Special Use Corridors. Tenant shall be entitled to use the Special Use Corridors for (1) the purpose of transporting patients, equipment, furniture, materials and supplies to and from areas on the first floor of the Building constituting Hospital Space and to and from the Dedicated Elevator and (2) subject to obtaining the written consent of Landlord (which consent shall not be unreasonably withheld or delayed), other purposes reasonably necessary for the Tenant to maintain its licenses and permits for the operation of a hospital from the Texas Department of Hospitals and the Joint Commission Accreditation of Health Care Organizations; provided, however, in no event shall the use of the Special Use Corridors by Tenant as provided herein involve (1) leaving any patients unattended within such Special Use Corridors or (2) the placement of any such equipment, furniture, materials and supplies (other than wall mounted hand sanitizer dispensers) within the Special Use Corridors, or otherwise involve any activity which would materially interfere with the use of such Common Areas by tenants, visitors and invitees to the Building.

(iii) Compactor. Tenant shall be entitled to use the Compactor Area for the operation of the trash compactor currently located within the Compactor Area subject to reasonable rules and regulations that Landlord may impose with respect to the operation of such Compactor; provided, however, within sixty (60) days after written request of Landlord, Tenant shall relocate, at Tenant’s expense, the Compactor to an area designated by Landlord (and approved by Tenant, which approval shall not be unreasonably withheld or delayed) within the Complex or Garage. In such event, the Compactor Area shall, from and after the date of such relocation, be the area so designated by Landlord. Tenant, at its expense, shall maintain, repair and replace such compactor and Compactor Area in good repair and condition throughout the Term of this Lease.

In consideration of the agreement of Landlord to the specified uses by Tenant of the Special Use Common Areas, Tenant shall pay to Landlord the rent provided for in Section 6.A(4) of the Lease.

(2) North Driveway, Valet Service and Entry. Pursuant to the provisions of Exhibit “G” to the Lease, Tenant has remodeled the north side of the Building to become the main entrance to the Hospital Space. In that connection, Tenant has installed a driveway along the north side of the Building and station for valet service for patient drop-off and pick-up from the Hospital. Tenant, at its expense, shall maintain, repair and replace such driveway, station and entrance in good repair and condition throughout the Term of this Lease. Tenant agrees that

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such driveway, valet service and entrance on the north side of the Building shall be available for use by all tenants, visitors and invitees to the Building and that tenants, visitors and invitees using such service shall have the right of ingress and egress through the north lobby of the Hospital Space to and from the elevator lobby located on the first floor of the Building. Landlord acknowledges and understands that use of the valet service by tenant, visitors and invitees is subject to the payment of a reasonable fee imposed on visitors to the Hospital (other than patients). Landlord and Tenant agree that, if such main entrance to the Hospital Space on the north side of the Building is damaged or destroyed by fire or other casualty, then, under the provisions of Section 14 of the Lease, the repair and restoration of such main entrance shall be a part of Landlord’s Restoration Work and not a part of Tenant’s Improvements for purposes of such section.

(b) The first paragraph of Section 2.A of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord hereby agrees to make available to Tenant and Tenant shall lease from Landlord during the full Term of this Lease Agreement parking permits (hereinafter collectively referred to as the “Parking Permits”) for thirty-five (35) parking spaces (hereinafter collectively referred to as Tenant’s “Building Basement Spaces”) in the basement of the Building (hereinafter referred to as the “Building Basement”), upon the following terms and conditions:”

(c) The following is added as subparagraph (6) of Section 2.A of the Lease:

“Landlord and Tenant acknowledge that Tenant currently maintains a chiller, storage units and pumps in five (5) of the Tenant’s Building Basement Spaces and so long as such items of equipment remain, their existence will constitute use of five (5) of Tenant’s Building Basement Spaces.”

(d) The following is added to the end of Section 2.A. of the Lease:

“Landlord and Tenant acknowledge that there is a parking space (hereinafter referred to as the “South Drive Space”) located adjacent to the driveway located on the south side of the Building. From and after the Amendment Effective Date, the South Drive Space shall be a parking space for handicapped persons with a permit issued by the appropriate governmental authority. Landlord may install appropriate signage indicating that the use of the South Drive Space shall be consistent with the foregoing provisions.”

(e) The first paragraph of Section 2.B of the Lease is hereby deleted in its entirety and replaced with the following:

“Landlord hereby agrees to make available to Tenant and Tenant shall pay for, during the full Term of this Lease, one hundred sixty five (165) parking spaces (the “Garage Parking Spaces”) in the garage owned by Landlord located south of the Building (the “Garage”). Thirty (30) of the Garage Parking Spaces shall be reserved parking spaces. The Garage Parking Spaces shall be leased on the following terms and conditions:”

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(f) Section 2.B(1) and Section 2.B(2) of the Lease are hereby deleted in their entirety and are replaced with the following:

(1) Except as set forth above, the Garage Parking Spaces shall be unreserved parking spaces; provided that Landlord reserves the right to designate the location of such spaces subject to the following sentence. The location of such unreserved spaces shall be those spaces above the second set of access gates within the Garage (the first set of access gates being the gates at the entry to the Garage) and such second set of access gates shall in no event be lower than the fifth (5th) floor of the Garage or higher than the ninth (9th) floor of the Garage.

(2) Tenant shall pay for the Garage Parking Spaces at a rate equal to (i) $100.00 per month per Garage Parking Space plus all applicable taxes thereon for September 2009, and (ii) $155.00 per month per Garage Parking Space plus all applicable taxes for October 2009 and thereafter for the balance of the initial Term of the Lease. Landlord and Tenant acknowledge that the increase in the rate for Garage Parking Spaces commencing in October 2009 has been agreed to in recognition of the fact that General Operating Expenses (or any other component of Additional Rent) shall no longer include an allocation of the Operating Expenses of the Garage except for Taxes and the costs of providing security to the Garage as set forth in Section 7 of the Lease as amended on Annex 1 to this Sixth Amendment.”

(g) Section 2.B(4) and Section 2.B.(5) of the Lease are hereby deleted (it being acknowledged that the right of Tenant to use Allocated Spaces has expired as provided therein) and the following shall hereafter be Section 2.B.(4) of the Lease:

“Landlord and Tenant acknowledge that the reserved Garage Parking Spaces are used by Tenant to park cars from its valet service and that the unreserved Garage Parking Spaces are used by employees of Tenant and that, since Tenant operates on a twenty-four (24) hours a day/seven (7) days a week basis, not all employees are on-site at the same time. Accordingly, the number of unreserved Garage Parking Spaces available to Tenant as specified above equates to the number of day shift employees at the Leased Premises. Landlord and Tenant will cooperate in implementing a system whereby night shift employees of Tenant may use the same Garage Parking Spaces that are used by a day shift employees of Tenant; provided, however, it is the responsibility of Tenant to make sure that not more than 165 reserved and unreserved Garage Parking Spaces are in use by Tenant at any one time. Landlord may implement a system to prevent use by Tenant of more than 165 reserved and unreserved Garage Parking Spaces at any one time. If the number of day shift employees increases and Tenant requests additional unreserved Garage Parking Spaces, Landlord shall lease such Garage Parking Spaces to Tenant if such spaces are available as determined by Landlord in its sole, but reasonable discretion. In no event shall Tenant lease and pay for less than 165 Garage Parking Spaces.”

(h) Section 2.B of the Lease is hereby amended to add the following provisions:

“Landlord agrees that it will follow industry standards in the allocation of parking spaces within the Garage among tenants of the Building, tenants of other buildings entitled to

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use the Garage, visitors to the Building and such other buildings and others entitled to use the Garage so that the Garage Parking Spaces and visitor parking spaces will be available for use as contemplated by this provision.”

(i) Section 2.0 of the Lease is hereby amended to add the following provision:

“The parking rentals are payable in arrears, e.g., the parking rentals due on October 1, 2009 are paid in respect of the parking rentals that accrued during September 2009.”

Section 3 of the Lease is hereby amended to add the following provisions:

“Notwithstanding the foregoing, the Term of this Lease as to the Third Amendment Premises is month to month as provided in the Third Amendment and pursuant to a written notice from Tenant dated September 15, 2009, the Term of this Lease as to the Third Amendment Premises shall terminate on October 15, 2009 and Tenant shall surrender possession of the Third Amendment Premises on such date.”

(k) Section 5 of the Lease is amended to acknowledge that the Security Deposit shall be an amount equal to the sum of (i) $180,103.33 as the amount paid by Tenant under the Lease, plus (ii) $8,233.33 as the amount paid by Tenant under the MCI Lease, and accordingly, from and after the Amendment Effective Date, references in the Lease to the Security Deposit shall mean and refer to the sum of such amounts.

(1) Section 6.A of the Lease is amended to revise the first sentence thereof (and the related schedule following the first sentence) and the second sentence thereof to read as follows:

“Tenant covenants and agrees and promises to pay base rent according to the following schedules (the “Base Rent”):

(1) As to the Leased Premises other than the MCI Premises:

Lease Term Period	Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Base Rent
9/1/09 — 7/20/11	$20.00	$2,161,240.00	$180,103.33
7/21/11 —7/20/16	$21.50	$2,323,333.00	$193,611.08

(2) As to the MCI Premises:

Lease Term Period	Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Base Rent
09/01/09 — 05/31/10	$13.94	$68,863.60	$5,738.63
06/01/10 — 05/31/15	$14.94	$73,803.60	$6,150.30
06/01/15 — 7/20/16	$16.94	$83,683.60	$6,973.63

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(3) As to the Third Amendment Premises, the Annual Base Rent is $31,080.00 and the Monthly Base Rent is $2,590.00.

(4) As to the Special Use Common Areas:

Lease Term Period	Annual Base Rent	Monthly Base Rent
10/1/09 — 7/20/11	$15,050.00	$1,254.17
7/21/11 — 7/20/16	$15,998.75	$1,333.23

Base Rent shall be payable to Landlord at the address specified in Section 32 below (or such other address as may be designated by Landlord in writing from time to time) in legal tender in the United States of America, in advance, without demand, set off or counterclaim on the first day of each calendar month during the Term hereof or any extensions or renewals; provided, however, the following special provisions shall apply:

(1) The Current Rent Balance (as defined in Paragraph 3 of this Sixth Amendment) shall be payable in two (2) installments of $236,000.00 each, the first such installment being due and payable on or before September 30, 2009, and the second such installment being due and payable on or before October 31, 2009.

(2) The installments of Base Rent in the amount of $188,391.13 due on October 1, 2009, $187,096.13 due on November 1, 2009 and $187,096.13 due on December 1, 2009 plus Additional Rent for Tenant’s pro-rata share of Operating Expenses pursuant to Section 7 of the Lease in the amount of $68,729.70 due for each of October, November and December of 2009 shall be due and payable in two (2) installments, the first such installment in an amount equal to 1/2 of the amount due for such month being due and payable on the first day of each such month and the second such installment in the amount equal to the balance due for such month being due and payable on the fifteen (15th) day of each such month. Thereafter, all installments of Base Rent and Additional Rent shall be due and payable on the first day of each month commencing January 2010 as provided above.

(3) With respect to the installments of Base Rent due for each month during calendar year 2010, an amount equal to 1/12th of the Deferred Credit (as defined in Paragraph 3 of this Sixth Amendment) shall apply to each such installment of Base Rent and therefore, each monthly installment of Base Rent due during calendar year 2010 shall be reduced by $8,333.33.”

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(m) Section 17.0 of the Lease shall be amended by adding the following sentence:

“Notwithstanding the foregoing provisions of this Section 17.0 or any other provisions of this Lease to the contrary, Landlord agrees that it will not alter the locks or other security devices at the Leased Premises, Complex and/or Garage or otherwise lock Tenant out of the Leased Premises, Complex and/or Garage or exercise any other non-judicial remedy against Tenant without giving Tenant at least seven (7) days advance written notice specifying the nature of the action to be taken.”

(n) Section 32 of the Lease is hereby amended by deleting the address for notice for Tenant and replacing it with the following:

University General Hospital, LP

7501 Fannin, 1st Floor

Houston, Texas 77054

Attn: Chief Executive Officer

(o) Section 41 of the Lease is amended to change references therein to “Complex” to “Complex and Garage”

(p) Sections 7, 8, 9, 26, 27 and 56 of the Lease are hereby deleted and Sections 7, 8, 9, 26, 27 and 56 on Annex 1 attached hereto shall hereby replace them. New Sections 37, 58 and 59 are hereby added to the Lease as set forth on Annex 1 attached hereto.

(q) Exhibit B to the Lease which contains a metes and bounds description of the “Land” shall be deleted in its entirety and in lieu thereof, Landlord and Tenant agree that the “Land” shall mean and refer to Unrestricted Reserve “A” (1.0230 acres) as shown and depicted on the Cambridge International Office Subdivision Partial Replat No. 2 (the “Replat”), a copy of which is attached hereto as Exhibit B and made a part hereof for all purposes. Landlord has submitted the Replat for recordation in the Real Property Records of Harris County, Texas and shall advise Tenant when the Replat has been accepted for recordation.

(r) Exhibit C to the Lease shall be amended by revising Paragraph 3(b) thereof to read as follows:

“The Annual Base Rent which shall be due and payable in equal monthly installments during each Extension Term as set forth in Section 6 of this Lease shall be (i) for the Leased Premises, the “Fair Market Rate” as determined below, (ii) for the Special Use Corridors and Dedicated Elevator, a sum equal to 1,265 square feet multiplied times the amount which is one-half (1/2) of the Fair Market Rate applicable to the Leased Premises located on the first floor of the Building, (iii) for the Compactor Area, a sum equal to the then charge for a Parking Permit for a Building Basement Space, and (iv) for the Garage Parking Spaces, the “Fair Market Rate” as determined below but in no event less than the rate provided for in Paragraph 2.B of this Sixth Amendment.”

(s) Exhibit C to the Lease shall be amended by adding the following provisions to Paragraph 4 thereof:

“Fair Market Rate as used in the foregoing sentence shall apply to the Leased Premises only. Fair Market Rate as used in relation to the Garage Parking Spaces shall be

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determined based on rates for comparable parking spaces in Comparable Parking Garages (as defined below) and taking into consideration all relevant factors including, without limitation, the fact that the rate for Garage Parking Spaces established in accordance with Paragraph 2.B of this Sixth Amendment for the balance of the initial term of the Lease has been increased in recognition of the fact that General Operating Expenses (or any other component of Additional Rent) shall no longer include an allocation of the Operating Expenses of the Garage except for Taxes and costs of providing security to the Garage as provided in Section 7 of this Lease. The term “Comparable Parking Garages” shall mean parking garages for commercial office buildings or hospitals located (i) on the south side of Holcombe Boulevard between South Main Street and Fannin Street and (ii) south of Holcombe Boulevard and north of Holly Hall Street to the extent such commercial office buildings or hospitals (or their garages) abut or are adjacent to South Main Street, Fannin Street and/or Knight Road. The determination of Fair Market Rate for the Garage Operating Expenses shall be subject to arbitration in accordance with paragraph 5 of this Exhibit C.”

5. Brokers. Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Sixth Amendment and that it knows of no real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Sixth Amendment. Tenant and Landlord each hereby agree to indemnify, defend and hold harmless the other from and against any liability from all claims for commissions arising from the negotiation of this Sixth Amendment.

6. Miscellaneous.

(a) Amendment to Lease. Tenant and Landlord acknowledge and agree that, as of the Amendment Effective Date, the Lease has not been amended or modified in any respect, other than by this Sixth Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Building.

(b) Counterparts. This Sixth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c) Entire Agreement; Annex 1 to the Fourth Amendment Superseded. The Lease, as modified by this Sixth Amendment, sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto. Annex 1 to this Sixth Amendment supersedes and replaces in its entirety the terms and provisions of Annex 1 to the Fourth Amendment.

(d) Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

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(e) Conflicts. The terms of this Sixth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Sixth Amendment.

(f) Authority. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this Sixth Amendment; (iii) the person executing this Sixth Amendment was authorized to do so; and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Sixth Amendment on behalf of Tenant. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this Sixth Amendment; (ii) the person executing this Sixth Amendment was authorized to do so; and (iii) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Sixth Amendment on behalf of Landlord.

(g) Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h) Governing Law. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

(i) Joinder by Guarantors. Under the terms of the Guaranty Agreements, the consent of Guarantors to amendments or modifications to the Lease is not required. However, at the request of Landlord and Tenant, Guarantors join in the execution hereof to evidence their agreement and consent to the terms and provisions this Sixth Amendment and to ratify and confirm the Guaranty Agreements.

(j) Possible Release of Octavio Calvillo from Guaranty Obligations. Landlord agrees to execute a written instrument (the “Release”) whereby Octavio Calvillo (“Calvillo”) is released and discharged from further obligations under the Guaranty Agreements from and after the date of such Release upon the occurrence of the following condition (the “Release Conditions”): (i) for a period of twelve (12) consecutive months, all Rent and other sums due and owing under the Lease are paid in full such that no installment of Rent or other sums is past due and no Event of Default by Tenant shall have occurred under the terms of the Lease (or any amendments or modifications of the Lease) and no default or breach by any Guarantor in the obligations of the Guarantors or the representations and warranties of the Guarantors shall have occurred under the terms of the Guaranty Agreements (without regard to whether such Event of Default or default shall have thereafter been cured), and (ii) after the expiration of such twelve (12) month period, Landlord shall receive a written notice from Calvillo requesting his release from the obligations under the Guaranty Agreements in accordance with the terms of this Paragraph 5(j). Provided the Release Conditions have occurred, Landlord shall execute the Release releasing Calvillo from his obligations under the Guaranty Agreements from and after the date of the Release.

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(k) Subordination, Non-Disturbance and Attornment Agreement. In accordance with Section 4.1 of the SNDA, Lender’s consent to this Amendment is required. Immediately following the execution hereof, Landlord shall request the consent of Lender to this Amendment. Landlord and Tenant shall provide any information reasonably requested by Lender in connection with Lender’s review of this Amendment and the terms hereof In the event that Lender’s consent to this Amendment is not obtained within sixty (60) days after the date hereof, either Landlord or Tenant may terminate this Amendment, the Settlement Agreement and the Settlement and Release Agreement by written notice to the other party at any time commencing on the sixty-first (61st) day after the date hereof and continuing until Lender’s consent to this Amendment is obtained, in which event this Amendment, the Settlement Agreement and the Settlement and Release Agreement shall be null and void as if the same had not been executed; provided, however, the Lease shall otherwise continue in full force and effect.

(l) Right to Possession. Landlord hereby withdraws (i) the letter dated July 20, 2009 in which Landlord terminated Tenant’s right to possession of the Leased Premises and (ii) the letter dated July 21, 2009 in which Landlord demands that Tenant vacate the Leased Premises. Landlord and Tenant agree that Tenant’s right to possession of the Leased Premises is reinstated and assumed by Tenant as if such letters had not been executed and delivered to Tenant.

Executed as of the date first written above.

LANDLORD:

CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

By:
Name:
Title:

TENANT:

UNIVERSITY GENERAL HOSPITAL, LP,
a Texas limited partnership

By:	University General Hospital, LLP, a Delaware limited liability partnership, its general partner

	By:	/s/ Hassan Chahadeh
	Name:	Hassan Chahadeh
	Title:	Partner & Chairman of Management Committee

GUARANTORS:

By: /s/ Kamran Nezami
KAMRAN NEZAMI

By: /s/ Hassan Chahadeh
HASSAN CHAHADEH

By: /s/ Octavio Calvillo
OCTAVIO CALVILLO

By: /s/ Henry Small
HENRY SMALL

By: /s/ Felix Spiegel
FELIX SPIEGEL

ANNEX 1

SEC. 7 ADDITIONAL RENT:

A. As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each calendar year, as additional rent (the “Additional Rent”), the following amounts:

(1)	Tenant’s pro rata share of the General Operating Expenses (as hereinafter defined) attributable to the Hospital Space for that year. Tenant’s pro rata share for purposes of this subsection (1) shall be a fraction, the numerator of which is the Net Rentable Area of the Hospital Space and the denominator of which is the Net Rentable Area of the Building; provided, however, (i) Tenant’s pro rata share of water and sewer charges under Section 7.B(3) shall be subject to an alternate allocation under the terms of Section 8.0 below, and (ii) Tenant’s pro rata share of property management fees and operating expenses for the property management office under Section 7.B(9) below for any year shall not exceed three percent (3%) of the sum of Base Rent, Additional Rent (excluding, however, Tenant Special Expenses and the portion of such Additional Rent attributable to Tenant’s pro rata share of property management fees and operating expenses of the property management office) and parking rentals payable by Tenant for such year.

(2)	Tenant’s pro rata share of the General Operating Expenses attributable to the Additional Space for that year. Tenant’s pro rata share for purposes of this subsection (2) shall be a fraction, the numerator of which is the Net Rentable Area of the Additional Space and the denominator of which is the Net Rentable Area of the Building; provided, however, Tenant’s pro rata share of property management expenses and operating expenses for the property management office under Section 7.B(9) below for any year shall be subject to the limitation set forth in subsection (1) above;

(3)	Tenant’s pro rata share of the Utility Operating Expenses (as hereinafter defined) attributable to the Additional Space for that year. Tenant’s pro rata share for purposes of this subsection (3) shall be a fraction, the numerator of which is the Net Rentable Area of the Additional Space and the denominator of which is the Net Rentable Area of the Building less the Net Rentable Area of the Hospital Space; and

(4)	Tenant Special Expenses (as hereinafter defined) for that year.

B. All Operating Expenses (as hereinafter defined) shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term “General Operating Expenses” as used herein shall mean (a) all expenses, costs and disbursements incurred by Landlord in connection with the ownership, operation, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities (including the Building Basement) and

(b) with respect to the Garage, the Taxes attributable to the Garage and the costs of providing security to the Garage as set forth herein; provided, however, in calculating General Operating Expenses under this Lease, (i) General Operating Expenses shall include only an allocable share of the Taxes attributable to the Garage and costs of providing security (to the extent such costs are General Operating Expenses as provided below) based on the ratio in which the number of parking spaces in the Garage allocated to the Building bears to the total number of parking spaces in the Garage (presently, the number of parking spaces allocated to the Building is 711 [i.e., based on an allocation of 3.5 parking spaces per 1,000 square feet of gross floor area in the Building] and the total number of parking spaces in the Garage is 1,488 and accordingly, 47.78% of the Taxes attributable to the Garage and the costs of providing security to the Garage are allocated to the Building), and (ii) there shall be no deduction of any parking rentals or revenues received by Landlord in connection with the operation of the Garage notwithstanding any contrary provision hereof or any applicable accounting principle (the Building, the Land, and said additional facilities [excluding the Garage] being hereinafter sometimes referred to as the “Complex”), including but not limited to the following:

(1)	Wages and salaries of the dedicated on-site personnel of any management company engaged to manage the Complex and of all employees engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto; provided, however, (i) to the extent that such employees are engaged in the operation, security, cleaning or maintenance of other projects, the wages and salaries of such employees shall be equitably allocated among all such projects such that only that portion of the wages and salaries of such employees allocable to the Complex shall be included for purposes of calculating General Operating Expenses, and (ii) in calculating the aggregate amount of such wages and salaries, a credit shall be applied in an amount equal to 25% of the salaries allocated to the Complex of the Landlord’s property manager and such manager’s assistant in recognition of the fact that Tenant provides certain services relating to the Leased Premises and the Common Areas on the floors on which the Leased Premises are located that would otherwise be provided by Landlord’s management personnel.

(2)	All supplies, tools, equipment and materials used in operation and maintenance of the Complex.

(3)	Costs of (i) water and sewer for the Complex (excluding Tenant’s excess water and sewer usage as provided in Section 8.C), and (ii) maintenance of the cooling tower and other equipment used to provide central heat, air conditioning and ventilation for the Building except for the equipment used to provide central heat, air conditioning and ventilation for portions of the Hospital Space to be maintained by Tenant as provided below.

(4)	Costs of exterior window cleaning and alarm service for the Complex.

(5)	Cost of security service to the Complex and the Garage provided by Landlord to the extent it is a General Operating Expense in accordance with Section 56 hereof.

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(6)	Costs of all insurance relating to the Complex which Landlord may elect to obtain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord’s personal property used in connection therewith provided that such insurance is comparable to insurance maintained by landlords of comparable buildings or is otherwise required by Landlord’s Mortgagee.

(7)	All taxes and assessments and other governmental charges (“Taxes”) whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Complex and the Garage or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Complex and the Garage or its operation excluding, however, federal and state taxes on income; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex and the Garage or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within General Operating Expenses to the extent that such substitute or additional tax would be payable if the Complex and the Garage were the only property of the Landlord subject to such tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property.

(8)	Amortization of the cost of installation of capital investment items that are hereafter installed for the purpose of reducing General Operating Expenses or Tenant Special Expenses for which Tenant is liable hereunder to the extent of any such reduction or which may be required by any laws, ordinances, orders, rules, regulations and requirements hereafter enacted which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex or Garage. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

(9)	The property management fees incurred by Landlord and the expenses of operating the property management office for the Complex, which office is currently located in the building located at 7505 Fannin; provided, however, to the extent that such property management office is engaged in the management of other projects, the operating expenses of such office shall be equitably allocated among all such projects such that only that portion of the operating expenses of such office allocable to the Complex shall be included for purposes of calculating General Operating Expenses.

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(10)	Costs of elevator maintenance and repair for the Complex except to the extent that such cost is a Tenant Special Expense as provided in Section 7.E below.

(11)	Costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex except to the extent that such cost is a Tenant Special Expense as provided in Section 7.E below.

C. Notwithstanding anything to the contrary set forth in this Lease, in no event, however, shall General Operating Expenses include any of the following:

(1)	costs and expenses attributable to the ownership, operation, maintenance and repair of the Garage other than Taxes and costs of security attributable to the Garage to be allocated as provided in Section 7.B above;

(2)	all costs and expenses of leasing space in the Complex, including advertising, promotion, other marketing, commissions, legal fees, allowances, and all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any leasable space made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing;

(3)	all costs and expenses of providing any above-standard service to any tenant or occupant (including Tenant Special Expenses as provided in Section 7.E below) of, or to any leasable space in, the Building or the Complex, e.g. overtime HVAC, supplemental chilled or condenser water, extra-cleaning, or overtime elevator service, or any other service (or level or amount of any such service) in excess of that required by this Lease to be provided to Tenant free of separate or additional charge;

(4)	any electricity that is above-standard and/or separately metered for any leasable space in the Building (unless electricity is required to be furnished to Tenant free of separate or additional charge);

(5)	all costs and expenses in excess of any commercially reasonable deductible amount maintained by Landlord arising from any fire or other casualty or which could have been covered by an “all-risk” insurance policy; all costs and expenses arising from negligence or other tortious conduct or which could have been covered by a commercial general liability insurance policy required to be maintained pursuant to Section 30 hereof;

(6)	all costs and expenses arising out of (i) any violation of any law or legal requirement, (ii) any violation or breach of any lease of space in the Building or the Complex, or (iii) other breach of contract;

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(7)	ground lease rents;

(8)	except as expressly permitted in Section 7.B above, depreciation, amortization and debt service and other financing expenses;

(9)	labor costs for personnel above the grade of building manager and all labor costs allocable to any part of an employee’s time during which such employee is not engaged in the operation and maintenance of the Complex;

(10)	any amount paid or incurred to any affiliate of Landlord or of any of its agents, in excess of the amount which would have been paid or incurred on an open market basis in the absence of such affiliation;

(11)	general corporate overhead of Landlord or of any of its agents;

(12)	any management fee in excess of that which would have been charged by a reputable unaffiliated management company; and any costs and expenses which, if the Building or the Complex had been managed by such a company being paid such a fee, would have been customarily borne by such company without separate reimbursement;

(13)	costs and expenses of any special events (e.g. receptions, concerts) for which Landlord charges a fee or receives income;

(14)	legal, architectural, engineering, accounting and other professional fees; provided, however, professional fees related to the conduct of negotiations and proceedings for the reduction of Taxes assessed the Complex and/or the Garage or any other Operating Expense may be included as a General Operating Expense but only to the extent such professional fees so included do not exceed the amount of any reduction in the Taxes or such other Operating Expense attributable to such negotiations and/or proceedings;

(15)	costs and expenses attributable to any hazardous wastes, substances, or materials or any testing, investigation, management, maintenance, remediation, or removal thereof;

(16)	charitable or political contributions;

(17)	costs and expenses arising out of any latent defects in the Building, or the correction thereof;

(18)	any Utility Operating Expense;

(19)	any Tenant Special Expenses and any other costs and expenses that may otherwise be an Operating Expense but for the fact that Tenant pays or is obligated to pay such costs and expenses under other provisions of this Lease;

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(20)	the costs of acquisition of all sculptures, paintings, and other works of art; and

(21)	any other cost or expense not attributable to the operation, maintenance, replacement, repair and management of the Complex.

D. The term “Utility Operating Expenses” shall include the following:

(1)	Costs of all electrical utility service to the Complex (excluding the electric utility service measured by the Hospital Space Separate Meter as defined in Section 8.0 below) unless and until the Additional Space is separately metered in accordance with Section 26.0 hereof, at which time the allocation of Utility Operating Expenses to Tenant pursuant to Section 7.A.(3) shall cease.

The General Operating Expenses and the Utility Operating Expenses (without duplication) are herein sometimes collectively called the “Operating Expenses.”

E. The term “Tenant Special Expenses” shall include the following:

(1)Electric utility bills for the electric service to the Hospital Space and certain Building equipment to the extent measured on the Hospital Space Separate Meter as defined in Section 8.0 below;

(2)Costs of janitorial service and cost of interior window cleaning for the Leased Premises;

(3) Costs of security service provided by Tenant or at Tenant's expense in accordance with Section 56 hereof;

(4) Costs of elevator maintenance and repair for the Building incurred in connection with elevator service calls by Tenant other than during Business Hours;

(5) Costs and expenses (operating and capital) for , the installation, maintenance, repair or replacement of (i) the three (3) chillers on the roof of the Building, (ii) the chiller located in the basement of the Building, (iii) the five (5) air handling units on floors 1, 3, 4 and 5, (iv) the compactor and Compactor Area as provided in Section 1.D(1)(iii) of this Lease and the driveway, valet service station and entrance on the north side of the Building as provided in Section 1.D(2) of this Lease, and (v) the water lines and electrical conduits serving such chillers and air handling units which are used by Tenant in the operation of the Hospital Space (including, without limitation, the water lines and electrical conduits for such purpose located in the chases of the Building);

(6) Costs and expenses of the maintenance and replacement of the landscaping in and around the Building and the maintenance of the fountain outside the north entry to the Building subject, however, to the provisions of Section 8.E below;

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(7) Costs of bulb replacement in the Hospital Space and Common Areas of the floors on which the Hospital Space is located including restrooms and stairwells;

(8) Costs of excess water and sewer usage by Tenant in accordance with Section 8.C. hereof; and

(9) Any other cost or expense related to the operation of the Hospital Space and/or Building which is not an Operating Expense but which Tenant pays or is obligated to pay or provide in accordance with other provisions of this Lease.

All such Tenant Special Expenses payable to the provider of such service shall be paid directly to the provider of the service or materials consistent with the agreement between Tenant and such provider. All such Tenant Special Expenses payable to Landlord shall be payable by Tenant to Landlord within thirty (30) days after invoice therefor.

F. If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant’s Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and such calculation shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

G. On or about January 1 of each calendar year during the Term, Landlord shall deliver to Tenant Landlord’s good faith estimate (the “Estimated Additional Rent”) of Tenant’s Additional Rent payable to Landlord under Sections 7.A(1), (2) or (3) for such year (which estimate shall be subject to dispute by Tenant in accordance with Section 7.L below). The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year’s estimate. From time to time during any calendar year, Landlord may revise its estimate of the Additional Rent payable to Landlord under Sections 7.A(1), (2) or (3) for that year based on either actual or reasonably anticipated good faith increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.

H. Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent (the “Year-End Statement”), which Year-End Statement shall include a breakdown in reasonable detail of the component expenses attributable to any particular Operating Expenses line item or items in the Year End Statement (which statement shall be subject to dispute by Tenant in accordance with Section 7.L below). If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess by, at

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Landlord’s option, either giving a credit against the installments of Base Rent and Additional Rental next becoming due, if any, or by direct payment to Tenant within thirty (30) days of the date of the Year End Statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the Year End Statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to as “Rent”.

I. Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety-five percent (95%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than ninety-five percent (95%) of the Net Rentable Area of the Building is provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses attributable to that year which varies with the rate of occupancy of the Building (such as, but not limited to, utility costs, management fees and janitorial costs) so that the total Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building standard services during that year; provided, however, the calculation of Operating Expenses for any calendar year shall be subject to the limitations set forth in Section 7.J below. The foregoing adjustment in Operating Expenses shall be made in a fair and equitable manner having due regard for the extent to which each Operating Expense varies (if any) with the occupancy of the Building so that, after adjustment, there will be a fair allocation of each of the Operating Expenses to the portion of the Building occupied by tenants. In no event shall there be an adjustment to any Operating Expense which results in there being allocated to the portion of the Building occupied by tenants an amount exceeding the actual amount of such Operating Expense.

J. For purposes hereof, the following terms shall have the following meanings:

“Uncontrollable Expenses” shall mean Taxes, insurance premiums, utility costs, costs incurred in complying with any law enacted after the Commencement Date, wages and salaries affected by the minimum wage and other costs beyond the reasonable control of Landlord to the extent generally recognized by landlords of comparable buildings as operating expenses the amount of which is not within the reasonable control of landlords.

“Controllable Expenses” shall mean all General Operating Expenses other than Uncontrollable Expenses.

“Base Amount” shall mean the amount of the Controllable Expenses for calendar year 2007.

“Cap Amount applicable to calendar year 2009” shall mean an amount equal to 105% of 105% of the Base Amount.

“Cap Amount” shall mean (i) for calendar year 2010, an amount equal to 105% of the 2009 Cap Amount applicable to calendar year 2009, (ii) for calendar year 2011, an amount equal to 105% of the Cap Amount applicable to calendar year 2010 as set forth in

(i) of this definition, and (iii) for each calendar year thereafter, an amount equal to 105% of the Cap Amount applicable to the prior calendar year.

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For purposes of calculating General Operating Expenses hereunder for calendar year 2010 and each calendar year thereafter, the aggregate amount of the Controllable Expenses for such year shall not exceed the Cap Amount for such year.

K. All Additional Rent payable to Landlord under Sections 7.A(1), (2) or (3) shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month (except as otherwise provided in Section 6.A.), monthly in advance, for each month of the Term, in lawful money of the United States at the address specified in Section 32 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.

L. Landlord shall maintain in an orderly manner all of its books and records (collectively, the “Records”) pertaining to Operating Expenses for a period of two (2) years after the completion of the calendar year to which such costs were incurred. Landlord shall maintain such records on a current basis, in a manner consistent with the provisions of this Lease and in sufficient detail to facilitate, at Tenant’s expense, Tenant’s audit, review and photocopying thereof. Upon reasonable prior notice to Landlord (which shall not be less than ten (10) days prior notice) on or before the later of (i) nine (9) months after the end of any calendar year or (ii) three (3) months after receiving a Year-End Statement, the Records shall, during Landlord’s regular business hours at times mutually acceptable to Landlord and Tenant at the office of Landlord or its managing agent, be made available to Tenant, Tenant’s internal auditing personnel and/or an independent auditor selected by Tenant for purposes of auditing, reviewing and photocopying the Records.

If Tenant disputes (i) any statement of the Estimated Additional Rent and/or (ii) any Year-End Statement, Tenant shall send a written notice to Landlord setting forth in reasonable detail the matter(s) which it disputes. If such dispute is not settled by Landlord and Tenant within thirty (30) days after such notice from Tenant, or such longer period to which they may mutually agree, either party may elect to submit such dispute(s) to arbitration in accordance with Section 37 of this Lease; provided, however, pending the resolution of such dispute, Tenant shall pay, and the right of Tenant to submit such dispute to arbitration shall be subject to the payment by Tenant of, the amounts due (if any) pursuant to the applicable statement of the Estimated Additional Rent and/or Year-End Statement, provided that any such payment shall be without prejudice to Tenant’s position. If Tenant is not entitled to elect arbitration pursuant to the foregoing sentence and Landlord does not waive such condition in writing within ten (10) days after Tenant notifies Landlord in writing that it wishes to elect arbitration to resolve such dispute, either Landlord or Tenant may elect to pursue such dispute in a court of law or other appropriate forum. Pending the resolution of such dispute by in a court of law or other appropriate forum or by agreement, Tenant shall pay the amounts due (if any) pursuant to the applicable statement of the Estimated Additional Rent and/or Year-End Statement, provided that any such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, then Landlord, within ten (10) days after such determination, shall refund to Tenant the amount

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of Tenant’s overpayment of the Operating Expenses resulting from compliance with such statement of the Estimated Additional Rent and/or Year-End Statement; and if it is determined that Tenant underpaid, Tenant shall pay Landlord the amount of Tenant’s underpayment within ten (10) days after such determination. Notwithstanding the foregoing, if Tenant’s pro rata share of Operating Expenses for the year in question pursuant to a Year-End Statement were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts on a non-contingent fee basis paid by Tenant to third parties in connection with such audit by Tenant, such amounts not to exceed $3,000.00. In connection with its audit rights hereunder, Tenant agrees that (i) it will not employ any auditor, accounting firm or consultant who is to be compensated in whole or in part, on a contingency fee basis; (ii) such auditory, accounting firm or consultant will affirmatively covenant in writing to Landlord that it will not solicit or contact engagements from other tenants of the Building in addition to the confidentiality agreement required below; (iii) all copies of Landlord’s records shall be made at Tenant’s or such auditor’s reasonable expense and Landlord shall only be obligated to provide the reasonable, nonexclusive use of its copier(s) to such auditor; and (iv) Tenant may not assign any claim it might have against Landlord to such auditor or any third party. In connection with any such audit or review, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, Tenant and Tenant’s accountants, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review except to its or their officers, directors, employees, “need to know” basis or as otherwise required by agents, advisors, consultants or attorneys on a required in connection with any litigation.

SEC. 8 SERVICES AND UTILITIES:

A. Landlord shall furnish the following services and amenities:

(1)	At all times, domestic water at those points of supply provided for general use of the tenants of the Building;

(2)	Electric lighting service to the Leased Premises and Common Areas of the floors on which the Leased Premises are located twenty-four (24) hours a day, seven (7) days a week;

(3)

From 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday (“Business Hours”), but not on New Year’s Day (January 1st), Memorial Day, July 4th, Labor Day, Thanksgiving, the Friday following Thanksgiving and Christmas (December 25th) (collectively, the “Holidays”), central heat, ventilation and air conditioning for the Additional Space and Common Areas of the floors on which the Additional Space is located;

(4)	At all times (i.e., 24 hours a day, 7 days a week), central heat, ventilation and air conditioning for the Hospital Space and Common Areas on the floors on which the Hospital Space is located except to the extent that such central heat, ventilation and air conditioning is provided by equipment to be installed, maintained, repaired and replaced by Tenant as described in Section 8.B below;

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(5)	Security service to the Complex and Garage provided by Landlord in accordance with the terms of Section 56 hereof; provided, however, so long as Landlord complies with its obligations under Section 56, Landlord shall not be responsible for the adequacy or effectiveness of such security;

(6)	Twenty-four (24) hours a day, seven (7) days a week, electrical facilities to furnish (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Additional Space and (ii) power to operate Tenant’s lighting and Tenant’s equipment that operates on 277/480 volts (collectively, the “High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Additional Space. In the event that the Tenant’s connected loads for Iow electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, and Landlord agrees to provide such additional load capacities to Tenant (such determination to be made by Landlord in its sole discretion), then Landlord may install and maintain, at Tenant’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof. If Tenant shall consume electrical current in excess of 0.75 kilowatt hours per square foot of Net Rentable Area in the Additional Space per month, Tenant shall pay to Landlord the actual costs to Landlord to provide such additional consumption as Additional Rent. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity or other utilities in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Additional Space installed, maintained, and read by Landlord at Tenant’s expense. If any supplemental heating, ventilation and air-conditioning unit is installed in the Additional Space or serves the Additional Space (the “Supplemental HVAC Equipment”), Landlord shall install and maintain electrical submeters, at Tenant’s expense, to monitor Tenant’s actual aggregate consumption of electrical power by the Supplemental HVAC Equipment. Tenant shall reimburse Landlord for such consumption as billed as Additional Rent, based on average kilowatt hour or other unit charge over the applicable billing period within thirty (30) days after such billing;

(7)	Building standard fluorescent bulb replacement in all areas (other than the Hospital Space and Common Areas of the floors on which the Hospital Space is located), including restrooms and stairwells; and

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(8)	Non-exclusive passenger elevator service to the Building at all times and non-exclusive freight elevator service during Business Hours; provided, however, as provided in Section 1.D, the Dedicated Elevator shall be dedicated exclusively to the transportation of employees, patients and visitors to the Hospital Space.

B. Tenant shall furnish the following to the Building, at Tenant’s sole cost and expense:

(1)	Janitorial service to the Leased Premises and the Common Areas on the floors on which the Leased Premises are located (including, without limitation, the ground floor lobby);

(2)	Interior window cleaning for the Leased Premises;

(3)	The installation, maintenance, repair or replacement of (i) the three (3) chillers on the roof of the Building, (ii) the two (2) air handling units on floors 3 and 4, and (iii) the water lines and electrical conduits serving such chillers and air handling units which are used by Tenant in the operation of the Hospital Space (including, without limitation, the water lines and electrical conduits located in the chases of the Building); and

(4)	Security service to the Complex and Garage to the extent to be provided by Tenant in accordance with the provisions of Section 56 hereof; provided, however, so long as Tenant complies with its obligations under Section 56, Tenant shall not be responsible for the adequacy or effectiveness of such security;

(5)	Twenty-four (24) hours a day, seven (7) days a week, electrical facilities to furnish power to operate all equipment and facilities in the Hospital Space; and

(6)	Bulb replacement in the Hospital Space and Common Areas of the floors on which the Hospital Space is located including restrooms and stairwells.

If Tenant shall default in the performance of any of the foregoing covenants at any time, Landlord may, in addition to all other remedies available at law under this Lease, cure such default and invoice Tenant for the costs thereof plus an administrative fee of fifteen percent (15%).

C. Tenant has heretofore installed an electric current meter (the “Hospital Space Electric Meter”) to measure the amount of electric current consumed in the Hospital Space and other equipment in the Building. Tenant shall pay directly to the utility provider for such electricity to the Hospital Space in accordance with the Hospital Space Electric Meter including any taxes and other charges in connection therewith. In the event the portion of the Leased Premises constituting Hospital Space increases, Tenant, at its expense, shall modify the Hospital Space Electric Meter or install a new meter to measure the amount of electric current consumed in such space and shall pay the electric utility provider directly for such electricity to such additional Hospital Space including any taxes and other charges in connection therewith.

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Landlord or Tenant shall have the right to install an electric current meter, sub-meter or check meter (an “Additional Space Electric Meter”) in the Additional Space or portion thereof, as the case may be, to measure the amount of electric current consumed in the Additional Space. The reasonable cost of such Additional Space Electric Meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. In such event, Tenant shall pay the utility provider directly for electricity consumed in the Additional Space including any taxes and other charges in connection therewith.

Reference is here made to the fact that, at present, in calculating water and sewer charges for the Complex, a percentage of the aggregate water and sewer charges for the Complex are considered as fixed (i.e., since charges such as watering of the landscaping do not vary with occupancy of the Building) and the balance of such water and sewer charges for the Complex are considered as variable based on the occupancy of the Building. The percentage of the aggregate water and sewer charges for the Complex which are considered as fixed and variable will change during the year (based on seasonal use) and as the occupancy of the Building changes. In accordance with Section 71 hereof, Tenant may dispute Landlord’s allocation of the aggregate water and sewer charges as between fixed and variable in calculating the water and sewer charges for the Complex as a part of the Operating Expenses for the Complex. If Tenant disputes such allocation, Landlord or Tenant shall have the right to install a water meter, submeter or check meter (a “Water Meter”) in the Hospital Space and/or the Additional Space or a portion thereof, as the case may be, to measure the amount of water and sewage consumed in the Hospital Space and/or Additional Space. The reasonable cost of such Water Meter and the installation, maintenance and repair thereof shall be paid by Tenant. In such event, (i) Tenant shall pay, as a Tenant Special Expense, the utility provider directly for such water and sewage consumed in the Hospital Space and/or Additional Space, as applicable, including any taxes and other charges in connection therewith (provided, however, if the utility provider will not accept payment directly from Tenant, Tenant shall pay such amount to Landlord, and Landlord shall remit such amount to the utility provider), and (ii) the variable component of the water and sewer charges for the Complex shall no longer be included in General Operating Expenses for the Hospital Space and/or Additional Space, as applicable; provided, however, that the fixed component of the water and sewer charges for the Complex shall continue to be included in such calculation.

Unless and until a Water Meter is installed in the Hospital Space, Landlord and Tenant acknowledge that, in as much as the Hospital operates twenty-four (24) hours a day, seven (7) days a week and has water connections exceeding those normally provided to a medical office tenant, the Hospital Space uses water and sewer in excess of that provided to other tenants of the Building and that Tenant shall be obligated to pay to Landlord, as a Tenant Special Expense, for such excess water and sewer usage. Landlord shall reasonably and in good faith estimate on a monthly basis the amount of such excess water and sewer use and shall provide to Tenant an invoice therefor. Tenant shall pay the amount of such invoice within thirty (30) days after receipt thereof.

D. Landlord and Tenant acknowledge that the Hospital within the Hospital Space will be operated twenty-four (24) hours a day, seven (7) days a week and accordingly, such operation requires that elevator service to the Hospital Space be provided accordingly. During the term of this Lease, Landlord shall maintain a service contract with a qualified elevator service contractor and advise Tenant of the name and contact information of such elevator service contractor. Landlord authorizes Tenant to contact such elevator service contractor

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engaged by Landlord for the purpose of making service calls on the elevators and performing repairs thereon to the extent necessary and appropriate for the operation of its business in the Hospital Space during times other than Business Hours; provided, however, in no event shall Tenant authorize such elevator service contractor to perform capital repairs or replacements to the elevators without the prior written consent of Landlord. The cost and expense of such service call and the related repairs shall be a General Operating Expense, a Tenant Special Expense or a capital expense for which Landlord is responsible in accordance with other provisions of this Lease.

E. No interruption or malfunction of any of such services, unless due to Landlord’s non-payment, shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent) or grant Tenant any right of set-off or recoupment unless it continues beyond three (3) consecutive business days. In such case, to the extent the Leased Premises or any portion thereof is untenantable, Tenant shall receive an abatement of Rent and all other charges payable hereunder on a per diem basis, commencing on the fourth (4th) business day and continuing until such services are restored and if such interruption continues for more than forty-five (45) consecutive days, Tenant may terminate this Lease not less than ten (10) days written notice to Landlord. In the event less than the entire Leased Premises is subject to such service interruption, the amount of abatement of Rent and other charges Tenant is entitled to receive shall be prorated based upon the percentage of the Leased Premises subject to the service interruption and in which Tenant ceases to operate as a result thereof. In the event of any such interruption within Landlord’s reasonable control, however, Landlord shall use reasonable diligence to restore such service. The provisions of this Paragraph 8.E shall not be applicable to an interruption of services caused by a fire or other casualty which shall be governed by Section 14 hereof.

SEC. 9 MAINTENANCE, REPAIRS AND USE

A. Landlord shall provide for the cleaning and maintenance of the Common Areas of the Building and the Garage as may be required by normal maintenance operations to keep and maintain such Common Areas in good condition and repair, which shall include painting and landscaping around the Building and Garage (except to the extent such landscaping is maintained by Tenant as set forth below), repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building and Garage except as provided in the following sentence, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees, visitors or licensees. Tenant, at its expense, shall provide for the cleaning and maintenance of (i) the Leased Premises, (ii) the Common Areas located on the floors of the Leased Premises which are leased entirely by Tenant, and (iii) certain other Common Areas as provided in Section 1.D or other provisions hereof, all such maintenance to be provided and performed as may be required by normal maintenance operations to keep and maintain the Leased Premises and such Common Areas in good condition and repair, except for damages caused by Landlord, its employees or agents, and except as otherwise expressly provided herein.

B. Landlord, upon not less than twenty-four (24) hour prior written notice (except in the event of an emergency in which case only such notice as is practicable under the circumstances shall be required), shall have the right to enter the Leased Premises at reasonable

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hours for the purpose of (i) inspecting the Leased Premises, (ii) making repairs to the Leased Premises permitted or required hereunder, or performing restoration thereof, and (iv) performing the services to be performed by Landlord under this Lease and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

C. Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Complex or Garage or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord within ten (10) days after receipt of written request for same along with evidence substantiating such cost. Tenant agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant’s expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in broom-clean condition, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

D. Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is forbidden by law, ordinance or governmental or municipal regulation or order, or permit the maintenance of any public or private nuisance; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

E. Landlord and Tenant acknowledge and agree that the maintenance and replacement of the landscaping in and around the Building and the maintenance of the fountain outside the north entry to the Building is currently provided by a contractor engaged by Tenant in accordance with a landscaping plan which is acceptable to Landlord. From time to time by written notice to Landlord, Tenant may update and revise such landscape plan so that the landscaping and fountain are maintained to a standard which is generally consistent with the landscaping and fountains of comparable buildings in the Medical Center area of Houston, Texas. All costs and expenses in so maintaining and replacing such landscaping and maintaining such fountain are and shall continue to be a Tenant Special Expense. At any time, upon not less than thirty (30) days written notice to Landlord, Tenant may elect to cease its maintenance and replacement of the landscaping and fountain, or if, in Landlord’s reasonable judgment, Tenant is not maintaining and replacing the landscaping and fountain in accordance with the then applicable landscaping plan, upon not less than thirty (30) days written notice to Tenant, Landlord may elect to assume the maintenance and replacement of the landscaping and fountain and in either of said events, from and after such written notice, Landlord shall be responsible for the maintenance and replacement of the landscaping and fountain, and the costs and expenses incurred by Landlord in performing such obligation shall be a General Operating Expense.

SEC. 26 TAX PROTEST:

A. Provided no Event of Default by Tenant has occurred and is continuing, Tenant shall have the right, in accordance with the provisions of this Section 26.A, to (i) participate in any protest or contest of the ad valorem taxes assessed against the Complex and/or the Garage

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instituted by Landlord during the Term hereof, or (ii) institute with the applicable taxing authorities a protest or contest of the ad valorem taxes assessed against the Complex and/or the Garage for any year during the Term hereof that Landlord elects not to so institute such protest or contest of such taxes. Upon written request by Tenant at any time prior to the latest date on which a notice of protest or contest must be filed with respect to ad valorem taxes assessed against the Complex and/or the Garage for such year, Landlord shall advise Tenant in writing as to whether it will protest or contest the ad valorem taxes assessed against the Complex and/or the Garage for such year. If Landlord advises Tenant that it will so protest or contest the ad valorem taxes assessed against the Complex and/or the Garage for such year, upon written request from time to time by Tenant, Landlord shall keep Tenant (specifically, Chief Executive Officer, currently Kelly Riedel) apprised of the status and/or outcome of such protest or contest and Tenant shall have the right to appear at hearings and mediation or arbitration proceedings in regard to such taxes; provided, however, Landlord shall have the right to settle, compromise or otherwise determine the valuation of the Complex and/or the Garage for ad valorem tax purposes for any calendar year and Tenant’s consent thereto shall not be required. If, however, Landlord advises Tenant that it will not protest or contest the ad valorem taxes assessed against the Complex and/or the Garage for such year, Tenant may advise Landlord that it desires to so protest or contest such ad valorem taxes. In such event, Landlord may, within ten (10) days thereafter, advise Tenant in writing that it has elected to proceed with a protest or contest of the ad valorem taxes for such year. If Landlord elects not to so proceed with a contest or protest of the ad valorem taxes assessed against the Complex and/or Garage for such year, Tenant may proceed with a protest or contest of such ad valorem taxes for such year so long as Tenant conducts such protest or contest using a tax consulting firm and counsel reasonably approved by Landlord, which approval shall not be unreasonably withheld or delayed. In such event, Landlord shall provide to such tax consulting firm and counsel in a timely manner such information regarding the revenues and expenses of the Complex and/or the Garage as may be reasonably requested by them in order to properly conduct such protest or contest of such ad valorem taxes. Tenant shall keep Landlord apprised of the status of such protest or contest. In no event shall Tenant have the right to settle, compromise or otherwise determine the valuation of the Complex and/or the Garage for ad valorem tax purposes for any calendar year without the written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

B. Except as provided in Section 26.A, Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of real property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Complex and/or the Garage, irrespective of whether Landlord has elected to protest such appraised value. To the extent such waiver is prohibited, Tenant appoints Landlord as its attorney-in-fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may take under the Texas Property Tax Code. Landlord agrees that it shall protest taxes assessed against the Complex and Garage in the same manner as reasonably prudent landlords of comparable buildings.

SEC. 27 HOLDING OVER

A. In the event of holding over by Tenant after the expiration or termination of the Lease Agreement without Landlord’s prior written consent, such holding over shall constitute a month-to-month tenancy between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over

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an amount equal to 150% of the greater of (i) the Base Rent payable by Tenant for the month immediately preceding the holdover period, or (ii) the prevailing rental rate for similar space in the Building, plus 150% of the Additional Rental and parking rents and charges due under the other provisions of this Lease Agreement during such holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided.

SEC. 37 ARBITRATION

A. In the event either Landlord or Tenant elects and is entitled to resolve a dispute or disputes relating to a statement of the Estimated Additional Rent and/or a Year End Statement pursuant to Section 7.L. of this Lease by arbitration, such party shall notify the other party by written notice. In such event, any such arbitration proceeding shall be conducted in accordance with this Section 37.

B. Landlord and Tenant shall use all reasonable efforts to agree, within thirty (30) days following receipt of a notice of the submission of such dispute to arbitration, upon the appointment of one (1) arbitrator to resolve the dispute. If an agreement on a single arbitrator cannot be reached between Landlord and Tenant within such thirty (30) day period, upon request of either Landlord or Tenant, a single arbitrator shall be appointed by the American Arbitration Association (or any successor organization, or if no successor organization shall then exist, by a court of competent jurisdiction residing in Harris County, Texas), subject to the qualification requirements set forth below. The arbitrator shall be a person who is familiar with the methodology for the allocation of operating expenses to tenants under hospital and/or medical office building leases. After the appointment thereof, in the event of the failure, refusal or inability of an arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning arbitrator. The arbitration shall be administered in accordance with the provisions of this Section 37 and the guidelines of the American Arbitration Association (or any successor organization).

C. The non-prevailing party (as determined by the arbitrator) shall be assessed with all of the costs and expenses of the arbitration (including, without limitation, the attorney’s fees of the prevailing party). If the arbitrator determines that there is no non-prevailing party, each party shall bear its own costs and expenses of the arbitration and shall share equally in the fees and expenses of the arbitrator.

SEC. 56 BUILDING SECURITY

A. Tenant, at its sole cost and expense, has heretofore caused Monarch Security to install security devices limiting access to the Building elevators and stairwells located on floors other than the floors of the Leased Premises in order to maintain the security of the Building. The intent of the security obligation contained herein is to prevent (i) Hospital patients, employees or visitors to the Hospital Space or any other third party from being able to access space in the Building other than the Hospital Space from the elevator, the stairwell or otherwise and (ii) tenants of space in the Building other than the Hospital Space or any other third party from being able to access the Hospital Space from the elevator, stairwell or otherwise.

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B. Landlord and Tenant have agreed that security service to the Complex and the Garage shall be provided seven (7) days a week, twenty-four (24) hours a day and the responsibility for providing such security service shall be allocated between Landlord and Tenant in accordance with the following provisions:

(1)	Landlord, as a General Operating Expense, shall provide security service to the Complex and Garage (except to the extent that Tenant wishes to provide its own security to the Leased Premises and the Common Areas of the floors on which the Leased Premises are located and so instructs Landlord) from 7:00 a.m. to 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 12:00 p.m. on Saturday (excluding the Holidays as defined in Section 8.A above) (the “Stipulated Security Hours”).

(2)	Landlord, subject to reimbursement by Tenant as a Tenant Special Expense, shall provide security service to the Garage at all times other than the Stipulated Security Hours; provided, however, if there are other tenants or other persons who use parking spaces in the Garage at times other than the Stipulated Security Hours (excluding tenants or other persons that may use the Garage on an infrequent or occasional basis) (“After Hours Users”), Landlord shall allocate the expense of such security service to the Garage among Tenant and such After Hours Users in a fair and equitable manner based on the hours (other than the Stipulated Security Hours) in which such security service is available to such tenants or other persons. In particular, HMSD, Inc. d/b/a Sleep Diagnostic Center (“SDC”) shall not be considered an After Hours User so long as SDC operates its business as currently operated. SDC is an existing tenant of the 7505 Fannin Building that operates its business at times other than the Stipulated Security Hours. Its customers sleep overnight in the premises leased by SDC and therefore, although customers and employees of SDC may park in the Garage, they use the Garage during times other than the Stipulated Security Hours only on an infrequent or occasional basis.

(3)	Tenant, at its expense, shall provide security service to the Leased Premises and the Common Areas of the floors on which the Leased Premises are located seven (7) days a week, twenty-four (24) hours a day to the extent deemed necessary and appropriate by Tenant.

Landlord and Tenant agree to cooperate with each other in reviewing the security coverage for the Complex, Garage and Leased Premises in order to reduce the overall costs of security consistent with the obligations of each party hereunder and applicable law.

Landlord shall provide such security service to the Complex and Garage to the extent provided above by engaging a third-party security service firm to provide security to the Complex (excluding the Leased Premises) and Garage consistent with the level of security provided in comparable buildings in the Medical Center area of Houston, Texas. Tenant shall provide such security service to the Leased Premises and the Common Areas of the floors on which the Leased Premises are located by engaging a third-party security service firm to conduct roving patrols of the Leased Premises to the extent deemed necessary and appropriate by Tenant.

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The agreements of Landlord and Tenant to provide the security service provided above is not and does not constitute a guarantee of security to the tenants and/or employees of tenants in the Building and/or visitors, patients or invitees to the Building.

SEC. 58 LANDLORD WAIVERS

A. Tenant hereby acknowledges that Landlord has heretofore executed certain waivers (the “Waivers”) with respect to any lien that Landlord may have covering certain equipment, the acquisition of which is being financed by Tenant, which Waivers include Landlord or Mortgagee Waiver dated August 1, 2006 relating to a lease between Tenant and Regions Financial Corporation and Landlord or Mortgagee Waiver dated August 1, 2006 relating to a lease between Tenant and BOKF Equipment Finance, Inc. Landlord agrees, as and when reasonably requested by Tenant in writing, to execute, within ten (10) business days after such request (provided such request contains the form of the requested waiver), additional waivers in favor of equipment lenders or lessors with respect to equipment used or to be used by Tenant in connection with its operation of the Leased Premises so long as such requested waiver is in a form and content similar to the Waivers heretofore executed by Landlord.

B. The Waivers contain provisions, and any additional waivers may contain provisions, which require the Landlord to keep such equipment in the Leased Premises after a termination of the Lease and permit access to such equipment lenders or lessors for the removal of such equipment for a limited period of time following termination of the Lease (the “Post-Termination Period”). If and to the extent that such equipment lenders or lessors are not required to pay rent after the termination of the Lease, Tenant and the Guarantors hereby agree that they shall be responsible to Landlord for any rent during the Post-Termination Period or until the date on which the equipment is removed, whichever first occurs, to the extent the rent paid by such equipment lenders or lessors is less than the rent due for such period, it being agreed that Landlord is due the rent that would have been received if the Lease continued during the Post-Termination Period or such period of removal.

SEC. 59 FINANCIAL STATEMENTS

A. Tenant agrees to furnish or cause to be furnished to Landlord each of the following within the times indicated (and time is of the essence):

(1)	As soon as available and in any event within twenty (20) days after the end of each calendar month commencing twenty days after the end of September 2009, an operating statement of Tenant’s business at the Leased Premises for such month in a form reasonably acceptable to Landlord.

(2)	As soon as available and in any event within forty-five (45) days after the end of the first three quarters of each calendar year commencing with calendar year 2010, Tenant’s unaudited financial statements, including a balance sheet as of the close of such quarter, income statement and a statement of cash flows for such quarter and for the period from the beginning of such calendar year to the end of such quarter, and prepared in accordance with generally accepted accounting principles and certified by an appropriate officer of Tenant.

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(3)	As soon as available and in any event within ninety (90) days after the end of each calendar year commencing with calendar year 2009, Tenant’s audited financial statements and all notes thereto, including a balance sheet and statement of income, retained earnings and cash flows for such calendar year and immediately preceding calendar year, all in conformity and generally accepted accounting principles and certified by an appropriate officer of Tenant.

(4)	Annually as available and in any event within thirty (30) days after filing with the appropriate governmental entities, complete copies of all federal income tax returns of Tenant.

(5)	Such other information relating to the financial condition and affairs of Tenant as Landlord may reasonably request from time to time.

B. Landlord shall keep the financial statements furnished by Tenant pursuant to the foregoing provisions and the information contained therein confidential and shall not disclose such statements or information to any other person other than Landlord’s lender for the Property.

C. Landlord and Tenant agree that the obligation to Tenant to provide the financial statements in accordance with this Section 59 shall terminate from and after the date that the following conditions are satisfied: for a period of twelve (12) consecutive months, all Rent and other sums due and owing under the Lease are paid in full such that no installment of Rent or other sums is past due and no Event of Default by Tenant shall have occurred under the terms of the Lease (or any amendments or modifications of the Lease).

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EXHIBIT A-1

SITE PLAN SHOWING DEDICATED ELEVATOR,

SPECIAL USE COMMON AREAS AND COMPACTOR AREA

[SEE FOLLOWING PAGE]

Cambridge International Management, Inc.

Professional Office Building #1

N
Hospital Driveways
SCALE

SITE PLAN AND FIRST FLOOR

PageSoutherland Page

PEP Job No. 401570.02

EXHIBIT B

COPY OF CAMBRIDGE INTERNATIONAL OFFICE

SUBDIVISION PARTIAL REPLAT NO. 2

[SEE FOLLOWING PAGE]

SEVENTH AMENDMENT TO LEASE AGREEMENT

This SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Seventh. Amendment”) is made and entered into on November 6, 2009 but to be effective as of October 31”, 2009 (the “Effective Date”) by and between CAMBRIDGE PROPERTIES, a sole proprietorship of Dr. Timothy L. Sharma (“Landlord”), and UNIVERSITY GENERAL HOSPITAL LP, a Texas limited partnership (“Tenant”).

R E C I T A L S

Landlord and University Hospital Systems. LLP (“Original Tenant”) entered into a Lease. Agreement (the “Original Lease”) dated July 21, 2005, whereby landlord leased to Original. Tenant space in the building located at 7501 Fannin, Houston, Harris County, Texas (the “Building”), all as more particularly described in the Original Lease. Landlord and Original Tenant entered into that certain First Amendment to Lease Agreement dated as of November 1, 2005 (the “First Amendment”). Thereafter,. Original. Tenant assigned all of its right, title and interest as tenant in, to and under the Original Lease, as amended by the First Amendment, to Tenant. Landlord and Tenant have entered into the Second Amendment to Lease Agreement dated April 27, 2006, the Third Amendment to Lease Agreement dated June, 2006, the Fourth Amendment to Lease Agreement dated September 30, 2006, the Fifth Amendment to Lease Agreement dated December 1, 2006 and the Sixth. Amendment to Lease Agreement dated effective as of September 1, 2009 (the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment is hereinafter referred to as the “Lease”). The obligations of the Tenant under the Lease are secured by a Guaranty Agreement dated July 21, 2005 and a Guaranty Agreement dated June 2006 (collectively, the “Guaranty Agreements”) (the undersigned Guarantors, each of which is a party to one of the Guaranty Agreements, are hereinafter referred to as the Guarantors”).

Landlord and Tenant desire to amend and modify certain provisions of the Lease as provided below.

AGREEMENTS

NOW, THEREFORE, in consideration of the ‘mutual covenants .set forth. herein and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Lease.

2.	Amendments to Lease. The Lease is amended as follows:

(a)	Paragraph 3 of the Sixth Amendment shall be amended by deleting therefrom the last sentence of the first grammatical paragraph thereof (i.e., the sentence which provides for the Deferred Credit). It is the intention of the Landlord and Tenant to eliminate the Deterred Credit.

(b)	Section 6.A of the Lease (as amended by Paragraph 4(1) of the Sixth Amendment) is amended to delete the second numbered subparagraph (1) thereof (i.e., the subparagraph (1) which addresses the payment of the Current Rent Balance) and substitute in lieu thereof the following as subparagraph (1):

“The Current Rent Balance (as defined in Paragraph 3 of the Sixth Amendment) shall be payable in three (3) installments, the first such installment in the amount of 5236,000.00 being due and payable on or before September 30, 2009, the second such installment in the amount of $118,000.00 being due and payable on or before November 30, 2009 and the third such installment in the amount of 5118,000.00 being due and payable on or before December 31, 2009. In addition, with respect to the second and third installments of the Current gent Balance, concurrently with the payment of each such installment, Tenant shall pay to Landlord interest on the amount of such installment from and after October 31, 2009 to the date of such payment at the rate of 12% per annum.”

(c)

Section 6.A of the Lease (as amended by Paragraph 4(1) of the Sixth Amendment) is amended to delete the second numbered subparagraph (2) thereof (i.e., the subparagraph (2) which addresses the installments of Base Rent due on October 1. 2009, November 1, 2009 and. December 1, 2009). and substitute in lieu thereof the following as subparagraph (2):

“The installment of Base Rent in the amount of 5188.391.13 due on October 1, 2009, the installments of Base Rent in the amount of $187,096.13 due on the first day of November 2009 through arid including the first day of June 2010, and the installments of Additional Rent for Tenant’s pro-rata share of Operating Expenses. pursuant to Section 7 of the Lease in the amount of $68,729.70 (or such adjusted amount Of Additional Rent in calendar year 2010 pursuant to Paragraph 3(c) of the Sixth Amendment) due on the first day of November 2009 through and including the first day of June 2010 shall be due and payable in two (2) installments, the such installment in an amount equal to one-half (1/2) of the amount due in respect of Base Rent and Additional Rent for such month being due and payable on the first day of each such month and the second such installments in the amount equal to the balance due in respect of Base Rent and Additional Rent for such month being due and payable on the fifteenth (15th) day of each such Month. Thereafter, all installments of Base Rent. and Additional Rent shall be due and payable on the first day of each month commencing July 2010 as provided above.”

(d)	Section 6.A of the Lease (as amended by Paragraph 4(1) of the Sixth Amendment) is amended by deleting the second numbered subparagraph (3) thereof in its entirety (i.e., the subparagraph (3) which provides for the application of the Deferred Credit). It is the intention of the Landlord and Tenant to eliminate the. Deferred Credit.

2

3.	Miscellaneous.

(a)	Amendment. to Lease. Tenant and Landlord acknowledge and agree that, as of the Effective Date, the Lease has not been amended or modified in any respect, other Than by this Seventh Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Building.

(b)	Counterparts. This Seventh Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c)	Entire Agreement. The Lease, as modified by this Seventh Amendment, sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there’ are no other covenants, conditions or understandings, either written or oral, between the parties hereto.

(d)	Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect,

(e)	Conflicts. The terms of this Seventh Amendment shall control over any conflicts between the terms of the Lease or any other agreements between Landlord and Tenant dealing with the subject matter hereof and the terms of this Seventh Amendment.

(f)

Authority. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this Seventh Amendment; (iii) the person executing this Seventh Amendment was authorized to do so; and (iv) upon request of Landlorkistich person will deliver to Landlord satisfactory evidence of his or her authority to execute this Seventh Amendment on behalf of Tenant. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this Seventh Amendment; (ii) the person executing: this Seventh Amendment was authorized to do so; and (iii) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Seventh. Amendment on behalf of Landlord.

(g)	Payment of Attorney’s Fees of Landlord. Concurrently with the execution hereof, tenant agrees to pay the attorney’s fees of Landlord related to the negotiation and preparation of this Seventh Amendment.

(h)	Successors and Assigns. This Seventh Amendment shall he binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i)	Governing Law. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

(j)	Joinder by Guarantors. Under the terms of the Guaranty Agreements, the consent of Guarantors to amendments or modifications to the Lease is not required. However, at the request of Landlord and Tenant, Guarantors join in the execution hereof to evidence their agreement and consent to the terms and provisions this Seventh Amendment and to ratify and confirm the Guaranty Agreements.

Executed as of the date first written above.

LANDLORD:

CAMBRIDGE PROPERTIES,
a sole proprietorship of Dr. Timothy L. Sharma

By:	/s/ Timothy Sharma
Name:	Timothy L. Sharma

TENANT:

UNIVERSITY GENERAL HOSPITAL, LP,
a Texas limited partnership

By:	University General Hospital, LLP, a
Delaware limited liability partnership, its general partner

By:	/s/ Kelly Riedel
Name:	Kelly Riedel
Title:	Chief Executive Officer

GUARANTORS:

By:	/s/ Kamran Nezami
KAMRAN NEZAMI

By:	/s/ Hassan Chahadeh
HASSAN CHAHADEH

BY:	/s/ Octavio Calvillo
OCTAVIO CALVILLO

By:	/s/ Henry Small
HENRY SMALL

By:	/s/ Felix Spiegel
FELIX SPIEGEL